                                                                Exhibit 10.2

                         AMENDED AND RESTATED LOAN AGREEMENT

                             DATED AS OF OCTOBER 28, 1997

                                     BY AND AMONG

                           INTERNATIONAL LOGISTICS LIMITED,
              (the "Company," as additional obligor under the covenants)

                                  THE BEKINS COMPANY
                         MATRIX INTERNATIONAL LOGISTICS, INC.
                                     ILLCAN, INC.
                                    ILLSCOT, INC.
                            LEP PROFIT INTERNATIONAL, INC.

                                          AND

                             LEP  INTERNATIONAL LIMITED

                                     AS BORROWERS

                           ING  (U.S.) CAPITAL CORPORATION,
                               AS ADMINISTRATIVE AGENT

                                         AND

                               THE LENDERS PARTY HERETO

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                                  TABLE OF CONTENTS

                                                                       PAGE

ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS..............................2
    1.1   Defined Terms..................................................2
    1.2   Use of Defined Terms..........................................37
    1.3   Accounting Terms..............................................37
    1.4   Exhibits and Schedules........................................37
    1.5   Miscellaneous Terms...........................................37

ARTICLE II  LOANS AND LETTERS OF CREDIT.................................38
    2.1   Loans-General.................................................38
    2.2   Loans.........................................................40
    2.3   Reduction of Commitments......................................41
    2.4   Administrative Agent's Right to Assume Funds Available for
          Advances......................................................41
    2.5   Standby Letters of Credit.....................................41
    2.6   Collateral....................................................46
    2.7   Release of Collateral.........................................46

ARTICLE III  PAYMENTS AND FEES..........................................47
    3.1   Principal and Interest........................................47
    3.2   Closing and Agency Fees.......................................49
    3.3   Commitment Fees...............................................49
    3.4   Letter of Credit Fees.........................................50
    3.5   Increased Costs...............................................50
    3.6   Default Rate..................................................54
    3.7   Computation of Interest and Fees..............................54
    3.8   Manner and Treatment of Payments..............................54
    3.9   Failure to Charge Not Subsequent Waiver.......................56
    3.10  Administrative Agent's Right to Assume Payments Will Be Made by
          Borrowers.....................................................57
    3.11  Fee and Cost Determination Detail.............................57
    3.12  Survivability.................................................57

ARTICLE IV   COLLECTIONS OF COLLATERAL AND CASH MANAGEMENT..............58

    4.1   Collection of Receivables..........................................58
    4.2   Concentration Accounts.............................................59
    4.3   Application of Funds...............................................59
    4.4   Additional Lender Accounts.........................................60

ARTICLE V  REPRESENTATIONS AND WARRANTIES....................................62
    5.1    Solvency..........................................................62
    5.2    Existence and Qualification, Power, Compliance with Laws..........62
    5.3    Authority; Compliance with Other Agreements and Instruments and
           Government Regulations............................................63
    5.4    No Governmental Approvals Required................................64
    5.5    Subsidiaries......................................................64
    5.6    Financial Statements..............................................65
    5.7    No Other Liabilities; No Material Adverse Effect..................65
    5.8    Title to Property.................................................65
    5.9    Intangible Assets.................................................66
    5.10   Governmental Regulation...........................................66
    5.11   Litigation........................................................66
    5.12   Binding Obligations...............................................66
    5.13   No Default........................................................67
    5.14   ERISA.............................................................67
    5.15   CAN Plans.........................................................68
    5.16   Regulations G, T, U and X.........................................70
    5.17   Disclosure........................................................70
    5.18   Tax Liability.....................................................70
    5.19   Projections.......................................................71
    5.20   Employee Matters..................................................71
    5.21   Security Interests................................................71
    5.22   Hazardous Materials...............................................72
    5.23   Labor Disputes....................................................73
    5.24   Workers' Compensation.............................................73
    5.25   Intercompany Debt Arrangements....................................73
    5.26   Canadian Subsidiaries.............................................73

ARTICLE VI AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING
REQUIREMENTS)................................................................74
    6.1   Payment of Taxes and Other Potential Liens.........................74

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    6.2   Preservation of Existence..........................................74
    6.3   Maintenance of Properties..........................................75
    6.4   Maintenance of Insurance...........................................75
    6.5   Compliance With Laws...............................................75
    6.6   Inspection Rights..................................................75
    6.7   Keeping of Records and Books of Account............................76
    6.8   Compliance with Agreements.........................................76
    6.9   Use of Proceeds....................................................76
    6.10  Hazardous Materials Laws...........................................76
    6.11  Additional Collateral..............................................77
    6.12  Collateral.........................................................77

ARTICLE VII NEGATIVE COVENANTS...............................................79
    7.1   Creation or Dissolution of Subsidiaries............................79
    7.2   Prepayment of Indebtedness.........................................79
    7.3   Payment of Subordinated Obligations................................79
    7.4   Disposition of Property............................................80
    7.5   Mergers............................................................80
    7.6   Investments and Acquisitions.......................................80
    7.7   Hostile Tender Offers..............................................81
    7.8   Distributions......................................................81
    7.9   ERISA..............................................................81
    7.10  Change in Nature of Business.......................................82
    7.11  Liens, Negative Pledges, Sales and Leaseback.......................82
    7.12  Indebtedness and Contingent Obligations............................83
    7.13  CAN Plans..........................................................83
    7.14  Transactions with Affiliates.......................................84
    7.15  EBITDA.............................................................84
    7.16  Interest Charge Coverage Ratio.....................................85
    7.17  Holding Company Restrictions.......................................85
    7.18  New Subsidiaries...................................................86
    7.19  Amendments to Subordinated Obligations.............................86

ARTICLE VIII INFORMATION AND REPORTING REQUIREMENTS..........................87
    8.1   Financial and Business Information.................................87
    8.2   Compliance Certificates............................................90

ARTICLE IX CONDITIONS........................................................92
    9.1   Initial Advances...................................................92
    9.2   Conditions to Availability of the UK Commitment....................95
    9.3   Any Advance........................................................96

ARTICLE X EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT...............97
    10.1   Events of Default.................................................97
    10.2   Remedies upon Event of Default...................................100

ARTICLE XI THE ADMINISTRATIVE AGENT.........................................104
    11.1   Appointment and Authorization....................................104
    11.2   Agent and Affiliates.............................................104
    11.3   Proportionate Interest of the Lenders in Any Collateral..........104
    11.4   Lenders' Credit Decisions........................................105
    11.5   Action by Administrative Agent...................................105
    11.6   Liability of Administrative Agent................................106
    11.7   Indemnification..................................................107
    11.8   Successor Administrative Agent...................................108
    11.11  No Obligations of the Company or Borrowers.......................109

ARTICLE XII MISCELLANEOUS...................................................111
    12.1   Cumulative Remedies: No Waiver...................................111
    12.2   Amendment: Consents..............................................111
    12.3   Costs, Expenses and Taxes........................................112
    12.4   Nature of Lenders' Obligations...................................113
    12.5   Survival of Representations and Warranties.......................113
    12.6   Notices..........................................................114
    12.7   Execution of Loan Documents......................................114
    12.8   Binding Effect; Assignment.......................................114
    12.9   Lien on Deposits and Property in Possession of Any Lender........118
    12.10  Sharing of Setoffs...............................................119
    12.11  Indemnity........................................................120
    12.12  Nonliability of the Lenders......................................121
    12.13  No Third Parties Benefited.......................................122
    12.14  Confidentiality..................................................122
    12.15  Hazardous Materials Indemnity....................................124

    12.16  Further Assurances...............................................125
    12.17  Integration......................................................125
    12.18  Governing Law....................................................125
    12.19  Severability of Provisions.......................................125
    12.20  Independent Representations, Warranties, and Covenants...........126
    12.21  Headings.........................................................126
    12.22  Time of the Essence..............................................126
    12.23  Submission to Jurisdiction.......................................126
    12.24  Purported Oral Amendments........................................126
    12.25  Replacement of a Lender..........................................127
    12.26  Waiver of Right to Trial by Jury.................................127
    12.27  Judgement Currency...............................................127

EXHIBITS
--------

Exhibit A          Borrowing Base Certificate
Exhibit B          Commitment Assignment and Acceptance
Exhibit C          Compliance Certificate
Exhibit D          Form of Domestic Notes
Exhibit E          UK Note
Exhibit F          Request for Letter of Credit
Exhibit G          Request for Loan
Exhibit H          Joint Borrower Provisions
Exhibit I          UK Security Documents

SCHEDULES
---------

4.4    Demand and Time Deposit Accounts
5.2    Warrants
5.3    Authority and Compliance
5.4    Governmental Approvals
5.5    Subsidiaries and Other Investments
5.7    Other Liabilities
5.9    Intangible Assets
5.11   Litigation
5.14   Pension Plans
5.15   CAN Plans
5.18   Tax Liability
5.19   Projections
5.22   Hazardous Materials
5.23   Labor Matters
5.25   Intercompany Debt Arrangements
6.4    Real Property Insurance
7.6    Existing Investments
7.11   Existing Liens and Rights of Others
7.12A  Existing Indebtedness and Contingent Obligations
7.12B  Existing Indebtedness of LEP UK to NatWest Group
7.15   Pro Forma EBITDA (pre-9-30-97)

                         AMENDED AND RESTATED LOAN AGREEMENT
                         -----------------------------------
                             Dated as of October 28, 1997

         This AMENDED AND RESTATED LOAN AGREEMENT ("Agreement") is entered into by and among International Logistics Limited, a Delaware corporation (the "Company"), Matrix International Logistics, Inc., a Delaware corporation, LEP Profit International, Inc. a Delaware corporation, The Bekins Company, a Delaware corporation, ILLCAN, Inc., a Delaware corporation, and ILLSCOT, Inc., a Delaware corporation (collectively, the Domestic Borrowers"), LEP International Limited, a company organized under the Laws of England ("LEP UK" and collectively with the Domestic Borrowers, "Borrowers"), ING (U.S.) Capital Corporation ("ING Capital") and each other lender whose name is set forth on the signature pages hereof or which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 12.8 (collectively, the "Lenders" and, individually, a "Lender"), ING Capital, as Administrative Agent, and ING Bank, n.v. (London, England Branch), as facilitator of the UK Commitment (and not as a "Lender"). The parties agree with reference to the following facts:

     A. The Company, the lenders named therein, Banque Paribas, as Administrative Agent (the "Prior Agent") and a Co-Agent, and ING Capital, as Co-Agent have previously entered into a Loan Agreement (as heretofore amended, the "Existing Loan Agreement") dated as of October 31, 1996.

     B. Substantially concurrently herewith, the Company is issuing $110,000,000 of its Senior Notes (the "Senior Notes" described below).

     C. The Company intends to use the proceeds of the Senior Notes, together with the proceeds of Loans under this Agreement, to repay certain Indebtedness, to refinance the Indebtedness under the Existing Loan Agreement, and for the other permitted purposes described herein.

     D. In order to provide for access by its direct Subsidiaries to credit, the Company has requested that the parties amend and restate the Existing Loan Agreement and the other "Loan Documents" referred to therein to provide for the $100,000,000 credit facility for the Domestic Borrowers and the $30,000,000 credit facility for LEP UK described herein, PROVIDED that the aggregate amount of the Loans and Letters of Credit outstanding hereunder shall not exceed $100,000,000 at any time and are subject to the borrowing base limitations described herein.

     E. The parties have agreed to concurrently nominate and appoint ING Capital as successor Administrative Agent.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:



                                      ARTICLE I

                           DEFINITIONS AND ACCOUNTING TERMS

         1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "ACQUISITION" means any transaction, or any series of related transactions, by which the Company or any of its Restricted Subsidiaries directly or indirectly (a) acquires any going business or all or substantially all of the assets of any firm, partnership, joint venture, corporation or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors, or (c) acquires control of a 50% or more ownership interest in any partnership, limited liability company or joint venture.

         "ACTIVE SUBSIDIARY" means, as of any date of determination, any Restricted Subsidiary of the Company other THAN any Inactive Subsidiary.

         "ADMINISTRATIVE AGENT" means ING Capital, when acting in its capacity as the Administrative Agent under any of the Loan Documents and any successor Administrative Agent.

         "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent may designate by written notice to the Company and the Lenders.

         "ADVANCE" means any Advance made or to be made by any Lender to any of the Borrowers as provided in Article II.

         "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); PROVIDED that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record owners, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record owners, will be deemed to control such corporation or other Person.

         "AGENT AND CONTRACTOR RECEIVABLES" means all accounts receivable of BVL for goods sold or services rendered to a customer which are to be or have been collected from the customer on behalf of BVL by a Representative Agent or Contractor and have not yet been remitted to BVL, and all advances made to Representative Agents or Contractors for the purpose of financing expenses incurred by such Representative Agents or Contractors in connection with the provision of services to customers of BVL.

         "AGREEMENT" means this Amended and Restated Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

         "APPROVED FOREIGN CUSTOMER" means customers of the Borrowers and their Restricted Subsidiaries, the Receivables of which are approved by the Administrative Agent for inclusion in the Eligible Domestic Receivables and the Eligible UK Receivables, subject to such restrictions, including dollar limitations, as the Administrative Agent may impose in its sole discretion. The Administrative Agent may, on not less than 10 days notice to the Company eliminate any Person as an Approved Foreign Customer, or change the restrictions applicable to that Person.

         "AVERAGE AVAILABILITY" means, for each period, the average daily difference between (a) the aggregate outstanding principal amount of the Loans PLUS the aggregate effective face amount of all Letters of Credit, and (b) the LESSER of (i) the sum of the Domestic Borrowing Bases and the UK Borrowing Base, and (ii) $100,000,000 or such lesser amount to which the Domestic Commitment has been reduced in accordance with Section 2.3.

         "AVERAGE UNUSED COMMITMENT" means, for each period, the average daily difference between (a) the aggregate outstanding principal amount of the Loans PLUS the aggregate effective face amount of all Letters of Credit, and (b) $100,000,000 or such lesser amount to which the Domestic Commitment has been reduced in accordance with Section 2.3.

         "BASE RATE" means the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's "base" or other rate determined by the Administrative Agent to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, the Administrative Agent shall, during such period, determine the "Prime Rate" based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks.

         "BASE RATE LOAN" means a Loan made at a rate of interest based upon the Base Rate.

         "BASE RATE MARGIN" means: (a) during the period from the Closing Date through March 31, 1998, 0.50% per annum, (b) during each Pricing Period or portion thereof occurring during the prior from April 1, 1998 through the day prior to the first anniversary of the Closing Date, the LESSER OF (i) 0.50% per annum and (ii) the percentage set forth opposite the Funded Debt Ratio for the Fiscal Quarter ending 45 days prior to the commencement of such Pricing Period, and (c) during each Pricing Period or portion thereof occurring after the first anniversary of the Closing Date, the percentage set forth below opposite the Funded Debt Ratio for the Fiscal Quarter ending 45 days prior to the commencement of such Pricing Period:

     FUNDED DEBT RATIO                           APPLICABLE BASE RATE MARGIN
     -----------------                           ---------------------------

     Equal to or greater than 6.00 to 1.00                      1.00%

     Less than 6.00:1.00 but not less than 5.50:1.00            0.75%

     Less than 5.50:1.00 but not less than 4.50:1.00            0.50%

     Less than 4.50:1.00 but not less than 4.00:1.00            0.25%

     Less than 4.00:1.00                                        0.00%

         "BEKINS" means The Bekins Company, a Delaware corporation, its successors and permitted assigns.

         "BEST KNOWLEDGE" means, where it modifies a statement that, after reasonable inquiry, nothing has come to the attention of any Senior Officer of the Company, any Borrower or any relevant Restricted Subsidiary which would render the statement incorrect or misleading in any respect.

         "BLOCKED ACCOUNT AGREEMENT" means a letter agreement in substantially the form of Exhibits N-3, N-4 or N-5 to the Existing Loan Agreement.

         "BLOCKED ACCOUNTS" means any demand or time deposit account maintained at a financial institution that is subject to a Blocked Account Agreement.

         "BORROWING BASE CERTIFICATE" means a report in the form of Exhibit A, properly completed and executed by a Responsible Official of the Company, calculating in sufficient detail the Domestic Borrowing Bases and the UK Borrowing Base, based on a new accounts receivable aging as of the last Business Day of the relevant period.

         "BPS" or L means lawful currency of the United Kingdom.

         "BREAKAGE FEE" means the fee set forth in Section 3.5(g) hereof.

         "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday, OTHER THAN a day on which banks are authorized or required to be closed in

New York, Los Angeles or Chicago or a day on which any of the Lenders' relevant U.S. offices are closed or (in connection with any Loan or Advance made to, or Letter of Credit issued to, LEP UK) London.

         "BVL" means Bekins Van Lines Co., a Nebraska corporation, its Subsidiaries, and each of their respective successors and permitted assigns.

         "CAN PLAN" means any pension or other similar employee benefit plan which is subject to Canadian law and which is: (a) a plan maintained by the Company or any of its Subsidiaries; (b) a plan to which the Company or any of its Subsidiaries contributes or is required to contribute; (c) a plan to which the Company or any of its Subsidiaries was required to make contributions at any time during the five calendar years preceding the date of this Agreement; or
(d) any other plan with respect to which the Company or any of its Subsidiaries has incurred or may incur liability, including contingent liability, either to such plan or to any Person, including any administrator or Governmental Agency.

         "CAN PLAN TERMINATION EVENT" means, with respect to any CAN Plan, the occurrence of any of the following: (a) the cessation (in whole or in part) by the Company or any of its Subsidiaries of its participation in a CAN Plan during a plan year, (b) the filing of a notice of intent to terminate or wind up (in whole or in part) a CAN Plan or the treatment of a CAN Plan amendment, reorganization or other event or circumstance as such a termination or wind up;
(c) the doing of or failure to do any act or thing in furtherance of any termination or wind up (in whole or in part) of any CAN Plan or which may result in such termination or wind up; (d) the institution or threatened institution of any proceedings or action by the Pension Commission of Ontario, any other Governmental Agency or any other Person to terminate, wind up (in whole or in part) or have a trustee or provisional administrator appointed to administer a CAN Plan; (e) any determination that a termination or wind up (in whole or in part) of any CAN Plan has occurred or will occur; (f) the Company or any of its Subsidiaries is required to make any payment in respect of any unfunded liability or solvency deficiency in respect of any CAN Plan in addition to its minimum regular monthly contribution amounts required from time to time (Inclusive of current service, unfunded liability and solvency deficiency payments) in respect thereof; or (g) any other event or condition which may, as determined by the Administrative Agent in the exercise of its discretion, constitute grounds for the termination or wind up (in whole or in part) of, or the appointment of a trustee or provisional administrator to administer, any CAN Plan or which may (as determined by the Administrative Agent in its discretion) give rise to any Lien in favor of any Person.

         "CANADIAN DOLLARS" or "CAN$" means lawful currency of Canada.

         "CANADIAN SECURITY DOCUMENTS" means, collectively, an Acknowledgment Agreement (in regard to certain existing guarantees, debentures, debenture pledge agreements and hypothecs), a General Assignment of Book Debts, Book Accounts and a Hypothec to be executed by LEP Canada in favor of the Administrative Agent together with any instrument or document of security now or hereafter executed by LEP Canada in favor of the Agent or any of the Lenders.

         "CANADIAN SUBSIDIARY" means any Subsidiary of the Company which is incorporated or continued under the laws of Canada or any province of Canada.

         "CAPITAL LEASE" means, as to any Person, a lease of any Property by that Person as lessee that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such other statement of Generally Accepted Accounting Principles as may be applicable, recorded as a "capital lease" on the balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles.

         "CASH" means, when used in connection with any Person, all monetary and nonmonetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles.

         "CASH EQUIVALENTS" means, when used in connection with any Person, that Person's Investments in: (a) Government Securities due within one year after the date of the making of the Investment; (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State given on the date of such investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case due within one year after the date of the making of the Investment (or, in the case of LEP UK, and readily marketable direct obligations of the United Kingdom of similar maturities deemed by LEP UK to have a similar creditworthiness); (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers acceptances of, and reverse repurchase agreements covering Government Securities executed by any Lender or any bank, savings and loan or savings bank doing business in and incorporated under the Laws of the United States of America or any State thereof or of any of the "G-12" nations and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, in each case due within one year after the date of the making of the Investment; (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers acceptances of, and reverse repurchase agreements covering Government Securities executed by any branch or office located in the United States of America or any such G-12 nation of a bank incorporated under the Laws of any jurisdiction outside the United States of America or any such G-12 nation having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, in each case due within one year after the date of the making of the Investment; and (e) readily marketable commercial paper of corporations doing business in and incorporated under the Laws of the United States of America or any State thereof given on the date of such Investment the highest credit rating by Moody's Investors Service, Inc. and Standard & Poor's Corporation, in each case due within 270 days after the date of the making of the Investment (or, in the case of LEP UK, any readily marketable obligations of United Kingdom corporations deemed by LEP UK to have a similar creditworthiness).

         "CERTIFICATE OF A RESPONSIBLE OFFICIAL" means a certificate signed by a Responsible Official of the Person providing the certificate.

         "CHANGE OF CONTROL EVENT" means the occurrence of any of the following events with respect to the Company:

         (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding common stock of the Company; PROVIDED, HOWEVER, that for purposes of this clause (i), the Permitted Holders shall be deemed to beneficially own any common stock of a corporation
     (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the common stock of the parent corporation;

         (ii) during any period of two consecutive years commencing after the Company's initial Public Equity Offering, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election of such board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; or

         (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (in each case other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the common stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation or a parent corporation that owns all of the capital stock of such corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the common stock of the surviving corporation or such parent corporation, as the case may be;

         (iv) If no Public Equity Offering has then occurred, the sale transfer or other disposition by each Sponsor of common stock (other than to another Sponsor) which results in failure of each Sponsor to collectively own, beneficially and of record, and control the power to vote, at least 75% of the common stock of the Company owned by it as of the Closing Date if, as of the date of such sale, transfer or other disposition, the Interest Charge Coverage Ratio is less than 2.25:1.00; and

         (v) If a Public Equity Offering has then occurred, the sale transfer or other disposition by each Sponsor of common stock which results in the failure of the each Sponsor to own, beneficially and of record, and control the power to vote, at least 50% of the common stock of the Company owned by them as of the Closing Date if, as of the date of such sale, transfer or other disposition, the Interest Charge Coverage Ratio is less than 2.25:1.00.

         "CLOSING DATE" means the date upon which the conditions set forth in
Section 9.1 are satisfied, and the initial Loans hereunder are made.

         "CODE" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

         "COLLATERAL" means, collectively, all of the collateral subject to the Liens, or intended to be subject to the Liens, created by the Collateral Documents.

         "COLLATERAL DOCUMENTS" means collectively the Pledge and Security Agreements, the Drop-Down Note Pledge and Security Agreements, the UK Security Documents, the Canadian Security Documents, and any other pledge agreement, hypothecation agreement, security agreement, assignment, deed of trust, mortgage or similar instrument executed by the Company or any of its Restricted Subsidiaries in favor of the Administrative Agent or any Creditor to secure any of the Obligations.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMITMENT ASSIGNMENT AND ACCEPTANCE" means a Commitment Assignment and Acceptance substantially in the form of Exhibit B.

         "COMMITMENTS" means, collectively, the Domestic Commitment and the U.K. Commitment. As of the Closing Date, ING Capital is the holder of the entire Commitment.

         "COMPLIANCE CERTIFICATE" means a certificate in the form of Exhibit C, properly completed and signed by a Senior Officer of each Borrower.

         "CONCENTRATION ACCOUNT" means (a) in the case of the Domestic Borrowers, account 187-437-9 established at Harris Trust and Savings Bank, and
(b) in the case of LEP UK, a demand deposit account established at ING Bank, n.v. (London Branch), or in either case or any other account bank acceptable to the Administrative Agent. The

Concentration Accounts have been established for the purpose of accepting direct deposits as well as deposits or transfers of funds from Depositary Accounts and Lockbox Accounts. The Concentration Accounts are the sole property of the Administrative Agent, for the collective benefit of the Lenders, and are the subject of a Concentration Account Agreement.

         "CONCENTRATION ACCOUNT AGREEMENT" means a letter agreement substantially in the form of Exhibit W to the Existing Loan Agreement.

         "CONTINGENT OBLIGATION" means, as to any Person, any (a) direct or indirect guaranty of Indebtedness of, or other obligation performable by, any other Person, INCLUDING any endorsement (other than for collection or deposit in the ordinary course of business), co-making or sale with recourse of the obligations of any other Person or (b) contractual assurance (not arising solely by operation of Law) given to an obligee with respect to the performance of an obligation by, or the financial condition of, any other Person, whether direct, indirect or contingent, INCLUDING any purchase or repurchase agreement covering such obligation or any Collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item to such other Person, or any other arrangement of whatever nature having the effect of assuring or holding harmless any obligee against loss with respect to any obligation of such other Person including without limitation any "keep-well", "take-or-pay" or "through-put" agreement or arrangement. The amount of any Contingent Obligation issued in support of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Contingent Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Contingent Obligation shall be zero until and unless, pursuant to GAAP, an amount in respect of such Contingent Obligation is required to be included on the face of the balance sheet of such Person (and not merely as a note thereto), at which time the amount of such Contingent Obligation shall be the amount so required to be included.


         "CONTRACTOR" means any owner/operator engaged in the transportation of household goods or other general commodities as an independent contractor who has entered into a contract (OTHER THAN a Representative Agency Agreement) with BVL for the purpose of providing moving and related services to customers of BVL.

         "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any outstanding Securities issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

         "CREDITORS" means, collectively, the Administrative Agent, each Lender, the Issuing Lender, and ING UK.

         "CREDIT LIMIT" means, as of each date of determination (a) $100,000,000 or such lower amount to which the Commitments have been reduced in accordance with Section 2.3, MINUS (b) the Foreign Currency Reserve.

         "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, the Bankruptcy and Insolvency Act of Canada, the Companies' Creditors Arrangement Act of Canada and the Winding-Up Act of Canada, The Insolvency Act 1986 and the Companies Act of 1985 (as amended by the Companies Act of 1989) of England and Wales), as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws, including corporation Laws, from time to time in effect affecting the rights of creditors generally.

         "DEFAULT" means any event that, with the giving of any applicable notice or passage of time specified in Section 10.1, or both, would be an Event of Default.

         "DEFAULT RATE" means the interest rate set forth in Section 3.6.

         "DEPOSITARY ACCOUNT" means a demand or time deposit account maintained with a financial institution used for the collection of Receivables and Cash held by the Company or its Restricted Subsidiaries.

         "DISPOSITION" means the sale, transfer or other disposition in any single transaction or series of related transactions of (a) any of the capital stock, or all or substantially all of the assets of (i) of any Borrower, or (ii) any Active Subsidiary having assets with a value in excess of $1,000,000, (b) all or substantially all of the assets of a division or comparable business segment of the Company or any Active Subsidiary, or (c) any other individual asset, or group of related assets, of the Company or any of its Restricted Subsidiaries having a value in excess of $5,000,000, BUT EXCLUDING the sale or other disposition of equipment or other personal property that is replaced by equipment or personal property, as the case may be, performing substantially the same function not later than 90 days after such sale or disposition.

         "DISTRIBUTION" means, with respect to any shares of capital stock or any warrant or right to acquire shares of capital stock or any other equity security issued by a Person, (a) the retirement, redemption, purchase, or other acquisition for value by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property (other than in common stock of such Person) on or with respect to any such security, and (c) any Investment by such Person in any holder of 10% or more of the capital stock (or other equity securities) of such Person, if a purpose of such Investment is to avoid the characterization of the transaction between such Person and such holder as a Distribution under clause (a) or (b) above.

         "DOLLARS" or "'$" means United States dollars.

         "DOMESTIC BORROWERS" has the meaning set forth in the preamble hereto.

         "DOMESTIC BORROWING BASE" means, as to each Domestic Borrower and as of any date of determination, an amount determined by the Administrative Agent with reference to the most recent Borrowing Base Certificate equal to the sum of 85% of Domestic Eligible Receivables of that Domestic Borrower and its Restricted Subsidiaries, PROVIDED THAT upon ten (10) Business Days' prior written notice to the Company, the Administrative Agent may from time to time, in its good-faith discretion in accordance with prudent asset-based lending practices, and the Administrative Agent shall, upon the direction of the Majority Lenders (each acting in its good-faith discretion in accordance with prudent asset-based lending practices), establish such reasonable reserves against the Domestic Borrowing Base as it deems necessary and proper, INCLUDING, reasonable reserves for existing Liens and Rights of Others.

         "DOMESTIC COMMITMENT" means, subject to Section 2.3, $100,000,000.

         "DOMESTIC ELIGIBLE RECEIVABLES" means, as of any date of determination, the unpaid principal amount of accounts receivable of the Domestic Borrowers and their Restricted Subsidiaries for goods sold or services rendered to a customer OTHER THAN Agent and Contractor Receivables (the "Domestic Receivables"), PROVIDED that such accounts receivable:

         (a) arose in the ordinary course of business of the Domestic Borrowers or such Subsidiaries;

         (b) represent amounts owed for goods sold or services rendered to a customer;

         (c) in the case of accounts receivable which are the subject of an invoice to the customer, are due within 30 days of the invoice date and are not more than 90 days past due;

         (d) do not have as the account debtor a Person that is the subject of any proceeding under any Debtor Relief Law;

         (e)  do not include accounts receivable of any account debtor if 50%
or more of the aggregate amount of such account debtor's balance is more than 90 days past the due date or 120 days past the original invoice date;

         (f) do not have as the account debtor a Person which is located outside the United States of America other than an Approved Foreign Customer, unless (i) with respect to Canadian and Puerto Rican account debtors such account is payable in U.S. Dollars or, with respect to Canadian account debtors, such account is payable in Canadian Dollars and (ii) with respect to all foreign account debtors other than Canadian or Puerto Rican account debtors included in the immediately preceding clause (i), the obligations of such account debtor are backed by an irrevocable letter of credit issued or confirmed to the Administrative Agent by a Lender or by another bank reasonably acceptable to the Administrative Agent and is in form and substance acceptable to the Administrative Agent, payable in the full amount of the account in freely convertible U.S. Dollars at a place of payment within the United States;

         (g) do not have as the account debtor a director, officer or employee of the Company or a Subsidiary of the Company;

         (h) do not include accounts receivable (i) of Matrix which have the account debtor as the United States of America, or any department, agency or instrumentality thereof ("U.S. Government Accounts") to the extent such accounts receivable exceed 60% of the total accounts receivable of Matrix or (ii) which are

U.S. Government Accounts or which have as account debtors Canada or any Province (collectively with U.S. Government Accounts, "Government Accounts") to the extent such Government Accounts exceed 10% of Eligible Receivables unless the Company and its Subsidiaries, assign its right to payment of each such account receivable in excess thereof to the Administrative Agent, in a manner satisfactory to the Administrative Agent, so as to comply with, in the case of U.S. Government Accounts, the Assignment of Claims Act of 1940 (31 U.S.C.
Section 203 ET SEQ., as amended) and, in the case of Canadian Government Accounts, the Financial Administration Act of Canada or any other similar legislation of any Province, as applicable (collectively "Governmental Assignment Regulations"). In any event, the inclusion of any Government Accounts in the Borrowing Base shall be at the sole discretion of the Administrative Agent and Lenders;

         (i) do not have an agreement between the account debtor and the Company or any Subsidiary of the Company to extend the time of payment thereof;

         (j) do not have as the account debtor an Affiliate of the Company or any Subsidiary of the Company (including intercompany receivables) or of any Contractor or Representative Agent;

         (k) are valid and legally enforceable obligations of the account debtor with respect thereto, and do not have as the account debtor a Person which has asserted any substantial defense, counterclaim or offset with respect to such account receivable; and

         (l) are subject to a first priority perfected and registered security interest in favor of the Administrative Agent pursuant to the Collateral Documents, except for compliance with provisions of any applicable Governmental Assignment Regulations with respect to accounts receivables which are Government Accounts which are included in Domestic Eligible Receivables pursuant to clause
(h) (the foregoing being the "Gross Domestic Eligible Receivables");

              AND MINUS (y) reserves for goods and services taxes, customs duties and/or excise taxes as determined by the Administrative Agent from time to time and MINUS

              (z) the product of (1) the ratio of the total amount of Gross Domestic Eligible Receivables divided by the total amount of Domestic Receivables, TIMES (2) all unapplied cash which has not been applied to account debtor's balances as of such date.

         "DOMESTIC LETTER OF CREDIT" means each Letter of Credit issued by the Issuing Lender under the Domestic Commitment.

         "DOMESTIC LOAN" means each loan made by the Lenders under the Domestic Commitment.

         "DOMESTIC NOTES" means, collectively, the promissory notes made by the Domestic Borrowers to evidence the Domestic Loans.

         "DROP-DOWN NOTES" means the promissory notes executed by each Active Subsidiary of the Company (other than LEP UK and LIWDE) evidencing inter-company advances made to that Active Subsidiary, in each case, as the same may from time to time be supplemented, modified, amended, restated, renewed, extended or supplanted. The Drop-Down Notes executed by the Borrowers shall be made payable to the Company. The Drop-Down Notes executed by each Active Subsidiary (other than the Borrowers and LIWDE) shall be made payable to the Borrower which is the direct or indirect corporate parent of that Active Subsidiary.


         "DROP-DOWN NOTE PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreements executed by each of the Active Subsidiaries other than the Borrowers, LEP UK and LEP Canada in favor of the payee of the Drop-Down Note executed by that Active Subsidiary, as the same may from time to time be supplemented, modified, amended, restated, renewed, extended or supplanted.

         "DROP-DOWN NOTE SUBORDINATION AGREEMENT" means the Drop Down Note Subordination Agreement executed by the Company, the Domestic Borrowers and the Administrative Agent and acknowledged by the Active Subsidiaries of each Domestic Borrower, as the same may from time to time be supplemented, modified, amended, restated, renewed, extended or supplanted.

         "EBITDA" means, for any period, the sum, for the Company and its consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with Generally Accepted Accounting Principles), of the following: (a) net income (excluding extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period PLUS (b) Interest Charges PLUS (c) income taxes payable or accrued PLUS (d) depreciation and amortization for such period PLUS (e) all other non-Cash charges; MINUS (f) that portion of net income arising out of the sale of assets outside of the ordinary course of business (to the extent not previously excluded under clause (a) of this definition), in each case to the extent included in determining net income for such period.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

         "ERISA AFFILIATE" means, with respect to any Person, any Person or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414(b) or (c) of the Code.

         "EURODOLLAR LOAN" means a Loan made at a rate of interest based upon the Eurodollar Rate.

         "EURODOLLAR RATE" means, for any Interest Period for any Eurodollar Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the offered rate for deposits in Dollars (in the same approximate amount and having approximately the same maturity as the Eurodollar Rate Loan to be made) in the London interbank eurodollar market at approximately 11:00 a.m. (London time), which appears on the Telerate Screen 3750 or, if such rate does not appear on the Telerate Screen, such rate as determined in good faith by the Administrative Agent, two Business Days prior to the first day of the Interest Period for such Eurodollar Rate Loan.

         "EURODOLLAR RATE MARGIN" means: (a) during the period from the Closing Date through March 31, 1998, 2.00% per annum, (b) during each Pricing Period or portion thereof occurring during the prior from April 1, 1998 through the day prior to the first anniversary of the Closing Date, the LESSER OF (i) 2.00% per annum and (ii) the percentage set forth opposite the Funded Debt Ratio for the Fiscal Quarter ending 45 days prior to the commencement of such Pricing Period, and (c) during each Pricing Period or portion thereof occurring after the first anniversary of the Closing Date, the percentage set forth below opposite the Funded Debt Ratio for the Fiscal Quarter ending 45 days prior to the commencement of such Pricing Period:


     FUNDED DEBT RATIO                                EURODOLLAR RATE MARGIN
     -----------------                                ----------------------

     Equal to or greater than 6.00 to 1.00                 2.50%

     Less than 6.00:1.00 but not less than 5.50:1.00       2.25%

     Less than 5.50:1.00 but not less than 4.50:1.00       2.00%

     Less than 4.50:1.00 but not less than 4.00:1.00       1.75%

     Less than 4.00:1.00                                   1.50%

         "EVENT OF DEFAULT" shall have the meaning provided in Section 10.1

         "EXISTING LOAN AGREEMENT" means the Loan Agreement dated as of October 31, 1996 referred to in the recitals to this Agreement, as heretofore amended.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11 a.m. (New York time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "FEE LETTER" means the letter agreement dated as of the Closing Date between the Company and the Administrative Agent.

         "FISCAL QUARTER" means the fiscal quarter of the Company consisting of a three-month fiscal period ending on each March 31, June 30, September 30 and December 31.

         "FISCAL YEAR" means the fiscal year of the Company consisting of a 12-month fiscal period ending on each December 31.

         "FOREIGN CURRENCY OBLIGATION" means all Obligations with respect to or arising out of Loans and Letters of Credit which are denominated in a currency other than Dollars.

         "FOREIGN CURRENCY RESERVE" means an amount equal to 5% the U.S. Dollar Equivalent of all outstanding Foreign Currency Obligations.

         "FOREIGN EXCHANGE RATE" means, with respect to each Foreign Currency Obligation, the currency exchange rate at which the Administrative Agent values the relevant foreign currency or currencies for the purpose of establishing the Foreign Currency Reserve. The Administrative Agent shall establish the Foreign Exchange Rate for each relevant foreign currency on the first Business Day of each calendar month on the basis of the Administrative Agent's then effective spot rate of exchange for buying the relevant foreign currency with Dollars and shall inform the Company thereof, and the Foreign Exchange Rate so established shall remain effective for the balance of that calendar month.

         "FOREIGN SUBSIDIARY" means any Subsidiary incorporated in a jurisdiction other than one of the first fifty states in the United States.

         "FUNDED DEBT RATIO" means, with respect to any Fiscal Quarter, the ratio of (a) the Indebtedness of the Company and its Subsidiaries for borrowed money and Capital Leases (exclusive of any letters of credit and other similar instruments except (but without duplication) to the extent issued in support of such Indebtedness or Capital Leases) to (b) EBITDA of the Company and its Subsidiaries for the twelve month fiscal period ending on the last day of such Fiscal Quarter.


         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means, as of any date of determination, accounting principles set forth as generally accepted in then currently effective Statements of the Auditing Standards Board of the American Institute of Certified Public Accountants or, if such statements are not then in effect, accounting principles that are then approved by a significant segment of the accounting profession in the United States of America, or in the case of the financial statements of the Canadian Subsidiaries and LEP UK only, generally accepted accounting principles as recognized by the Canadian Institute of Chartered Accountants or as used in Great Britain, respectively. The term "CONSISTENTLY APPLIED," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

         "GOVERNMENT SECURITIES" means readily marketable, direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America.

         "GOVERNMENTAL AGENCY" means any international, foreign, federal, state, provincial, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, any court, administrative tribunal or public utility or any arbitration tribunal or other nongovernmental authority to whose jurisdiction a Person has consented.

         "GUARANTIES" means, collectively, (a) the Guaranty issued by the Company of the obligations of each of the Borrowers under the Commitments, (b) the Guaranty issued by the Domestic Borrowers of the Obligations of LEP UK under the UK Commitment, and (c) the Guaranty issued by each other Active Subsidiary (other than LEP UK) of the obligations of the Domestic Borrowers under the Domestic Commitment and of LEP UK under the UK Commitment, in each case executed on the Closing Date in favor of the Administrative Agent, for the benefit of the Creditors, as the same may from time to time be modified by the execution of an Instrument of Joinder in the form of Exhibit A thereto in accordance with
Section 7.18, and as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

         "HAZARDOUS MATERIALS" means any pollutants, contaminants, hazardous, toxic or special wastes, substances or materials, defined or regulated as such in (or for purposes of) any environmental Law, including, without limitation, any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated byphenyls; PROVIDED, in the event that any environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and PROVIDED further, to the extent that the applicable Laws of the United States or Canada or any province or state establish a meaning for "hazardous material," 'hazardous substance," "hazardous waste," "solid waste," "contaminant," "pollutant," or "toxic substance" which is broader than that specified in any environmental Law, such broader meaning shall apply.

         "HAZARDOUS MATERIALS CLAIMS" means the matters described in CLAUSES
(A) and (B) of Section 6.10.

         "HAZARDOUS MATERIALS LAWS" means applicable provisions of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), any "Superfund" law, the Hazardous Materials Transportation Act, as amended, the Occupational Safety and Health Act, as amended ("OSHA"), the Hazardous Waste Control Law, California Health Safety Code, as amended, Environment Quality Act (Quebec) and regulations adopted thereunder, Transportation of Dangerous Goods Act (Canada), the Environmental Protection Act (Ontario), Transportation of Dangerous Goods Regulation (Canada), Transportation of Dangerous Substances Regulation (Quebec), Canadian Environmental Protection Act (Canada), the Environmental Act 1995, the Environmental Protection Act of 1990 and the Planning (Hazardous Substances) Act of 1990 or England and Wales, and any other applicable United States, English, Welsh or Canadian federal, state, provincial, municipal or local law, statute, rule, regulation, ordinance, order, judgement, decree, permit, license or other binding determination of any Governmental Agency, as now or at any time hereafter amended or in effect and applicable to any Party, regulating, relating to or imposing liability or standards of conduct concerning the manufacture, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Hazardous Materials, or air emissions, water discharges or otherwise concerning the protection of the outdoor or indoor environment.

         "INACTIVE SUBSIDIARY" means, as of any date of determination, any Subsidiary of the Company that is on that date not actively engaged in a trade or business and on that date does not have total assets in excess of $100,000, determined in accordance with Generally Accepted Accounting Principles.

         "INDEBTEDNESS" means, as to any Person, (a) all indebtedness of such Person for borrowed money, (b) that portion of the obligations of such Person under Capital Leases that is properly recorded as a liability on a balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles, (c) any obligation of such Person that is evidenced by a promissory note or other instrument representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of Property or services (OTHER THAN trade or other accounts payable in the ordinary course of business in accordance with customary terms), (e) any obligation of such Person that is secured by a Lien on the assets of such Person, whether or not that Person has assumed such obligation and whether or not such obligation is nonrecourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien, (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (g) obligations of such Person for unreimbursed draws under letters of credit issued for the account of such Person and (h) the net obligations of such Person under any swap agreement. The term "Indebtedness" excludes all obligations under operating leases, determined in accordance with Generally Accepted Accounting Principles.

         "ING UK" means ING Bank, n.v. (London England Branch Office), the lender under the UK Commitment.

         "INTANGIBLE ASSETS" means general intangibles as such term is defined in the Uniform Commercial Code.

         "INTEREST CHARGE COVERAGE RATIO" means, as of each date of determination, the ratio of (a) EBITDA for the twelve month fiscal period ending on that date, MINUS that portion of such EBITDA associated with Property which has been the subject of any Disposition or other sale permitted hereunder, to (b) Interest Charges for the same period, MINUS that portion of such Interest Charges which is with respect to Indebtedness which either (i) has been permanently reduced and retired in connection with any such permitted Disposition or sale or otherwise during such twelve month fiscal period, or (ii) has been assumed in connection with such Disposition or other sale by an unrelated third party (with no remaining recourse on such Indebtedness to the Company and its Subsidiaries) during such twelve month fiscal period, PROVIDED THAT to the extent that such twelve month period contains any period prior to September 30, 1997, EBITDA and Interest Charges shall be calculated as described on Schedule 7.15 to the extent set forth thereon on a pro forma basis for that period.

         "INTEREST CHARGES" means, for any period the sum of (a) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with Generally Accepted Accounting Principles, PLUS (b) the portion of rent payable with respect to that fiscal period under Capital Leases that should be treated as interest in accordance with General Accepted Accounting Principles, PLUS (c) the net amount of the charges paid or payable (without duplication) during that period with respect to swap agreements.

         "INTEREST PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date specified by the Company and the Borrowers pursuant to
Section 2.1(c) and ending on the date specified by the Company and the Borrowers, pursuant to Section 2.1(c) hereof, which shall be seven days, fourteen days, one, two, three or six months after the date such period commenced; PROVIDED that: (a) the first day of any Interest Period shall be a Business Day; (b) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next-succeeding Business Day; and
(c) no Interest Period shall extend beyond the Maturity Date.

         "INVESTMENT" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of capital stock or other Securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, INCLUDING any partnership and joint venture interests of such Person in any other Person. The amount of any Investment shall be the amount actually invested, without adjustment for increases or decreases in the value of such Investment.

         "ISSUING LENDER" means (a) in the case of Domestic Letters of Credit, ING Capital or a Lender or other financial institution designated by ING Capital, and (b) in the case of UK Letters of Credit, ING UK..

         "LAWS" means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

         "LENDERS" means each Lender which is an original signatory hereto or which hereafter becomes a party hereto in accordance with Section 12.8, but excludes ING Bank, n.v. (London Branch) in its capacity as facilitator of the UK Commitment).

         "LEP CANADA" means LEP International, Co., a Nova Scotia unlimited liability company, and its successors and permitted assigns. For purposes of this

Agreement, LEP Canada shall be deemed to be a Subsidiary of both ILLCAN, Inc. and ILLSCOT, Inc.

         "LETTERS OF CREDIT" means any standby letter of credit issued by the Issuing Lender pursuant to Section 2.5, either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted. Any reference to the "face amount" of a Letter of Credit that is denominated in a currency other than Dollars refers to the face amount of such Letter of Credit after conversion into Dollars based upon the exchange rate in effect, as determined by the Administrative Agent, on the first Business Day of the calendar month in which such conversion occurs.

         "LIEN" means (whether choate or inchoate, crystallized or fixed, for amounts due or accruing) any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien, deemed trust, reservation, exception, easement, encroachment, title exception, garnishment or distraint right, deposit arrangement, or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, INCLUDING any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest and/or the filing of or agreement to give any financing statement, notice or registration (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code, the Personal Property Security Act of Ontario or any other province of Canada, the Civil Code of Quebec, the Companies Act 1985 of England and Wales, or comparable Law of any jurisdiction with respect to any Property.

         "LIW" means LEP International Worldwide Limited, a company limited by shares and incorporated in England, its successors and permitted assigns.

         "LIW ACQUISITION" means the Acquisition by the Company of the remaining equity interests in LIW pursuant to the terms of the LIW Acquisition Documents.

         "LIW ACQUISITION DOCUMENTS" means the Agreement dated 30 September, 1997 between Wayrol plc, the Company and the receivers of Wayrol plc, and the Agreement dated 29 September 1997 between Mr. Digby Davies, Mr. Ronald Series, Abacus (C.I.) Limited and the Company, and each of the instruments, documents and agreements executed in connection therewith, as in effect on the Closing Date.

         "LIWDE" means LIW Holdings Corp., a Delaware corporation which is a direct Subsidiary of the Company, and which is the direct owner of 100% of the equity interests in LIW acquired by the Company to date (other than the LIW Acquisition Documents themselves), representing more than a majority of the equity ownership interests in LIW, its successors and permitted assigns.

         "LOAN" means any group of Advances made by the Lenders pursuant to
Article II.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Letters of Credit, the Collateral Documents, the Guaranties, the Drop-Down Notes, the Drop Down Note Subordination Agreement, any Request for Loan, any Request for Letter of Credit, the Lockbox Agreements, the Blocked Account Agreements, the Depositary Account Agreements, the Concentration Account Agreements and any other certificates, documents or agreements of any type or nature executed and delivered by the Company or any of its Subsidiaries to any of the Creditors concurrently herewith or at any time in the future in furtherance of this Agreement, either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

         "LOCKBOX ACCOUNTS" means any of the lockbox accounts established with collecting banks pursuant to the Lockbox Agreements.

         "LOCKBOX AGREEMENT" means any of the lockbox agreements with banks acting as depositories for remittances with respect to accounts receivable of the Company and its Subsidiaries, either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

         "MAJORITY LENDERS" means, as of any date of determination, Lenders whose aggregate Pro Rata Shares, in the aggregate, are at least 51%.

         "MANAGEMENT AGREEMENTS" means (i) that certain Management Agreement of even date herewith between William E. Simon & Sons, LLC and the Company and (ii) a Management Agreement on substantially similar terms with the OCM Entities.


         "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of the Company and its Restricted Subsidiaries, taken as a whole, or the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, (c) materially impairs or could reasonably be expected to materially impair the ability of the Company and its Restricted Subsidiaries, taken as a whole, to perform the Obligations, or (d) impairs or could reasonably be expected to impair the ability of the Lenders to enforce their legal remedies pursuant to the Loan Documents.

         "MATRIX" means Matrix International Logistics, Inc., a Delaware corporation, and each of its Subsidiaries.

         "MATURITY DATE" means October 28, 2002.

         "MINIMUM AVAILABILITY" when modifying a stated amount means, as of each date of determination, that both (a) Average Availability for the one calendar month period immediately preceding that date was in excess of a stated amount, and (b) on that date, Average Availability (treating that date as a period and giving effect to the then current Borrowing Base Certificate) was also in excess of the stated amount.

         "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

         "NEGATIVE PLEDGE" means any covenant binding on the Company or its Restricted Subsidiaries that prohibits the creation of Liens on any Property thereof, EXCEPT a covenant contained in an instrument creating a Permitted Encumbrance or Permitted Right of Others on Property that prohibits the creation of other Liens on that Property and proceeds thereof and no other Property or proceeds thereof of the Company or its Restricted Subsidiaries.

         "NOTES" means, collectively, (a) any of the promissory notes made by the Company to a Lender evidencing Advances under that Lender's Pro Rata Share of the Domestic Commitment, substantially in the form of Exhibit D, and (b) the promissory note made by LEP UK to ING UK evidencing Advances under the UK Commitment, substantially in the form of Exhibit E, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

         "OBLIGATIONS" means all present and future obligations of every kind or nature of the Company, Borrowers or any other Party at any time and from time to time owed to the Creditors or any one or more of them under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated or contingent or noncontingent, INCLUDING obligations of performance as well as obligations of payments and INCLUDING interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against the Company or any Party.

         "OCM ENTITIES" means TCW Special Credits Fund V - The Principal Fund, OCM Principal Opportunities Fund, L.P. and any other entity managed by Oaktree Capital Management, LLC, as general partner, agent or investment manager.

         "OPINIONS OF COUNSEL" means the favorable written legal opinion dated as of the Closing Date of (a) Milbank, Tweed, Hadley & McCloy, special counsel to the Company, (b) Freshfields, special English counsel to ING Capital,
(c) internal counsel to Bekins, (d) Stikeman Elliott, special Ontario counsel to LEP Canada and its Subsidiaries, (e) Stikeman Elliott, special Quebec counsel to LEP Canada and its Subsidiaries, (f) Stewart, McKelvey, Stirling, Scales, special Nova Scotia counsel to LEP Canada, and (g) local counsel to LEP Canada in each of British Columbia, Alberta and Manitoba, Canada, together with copies of all factual certificates and legal opinions upon which such counsel have relied.

         "PARTICIPATION AGREEMENT" means a Participation Agreement dated as of the Closing Date among each of the Lenders, the Administrative Agent, and ING UK pursuant to which each of the Lenders has purchased a risk participation in the Loans and Letters of Credit made by ING UK under the UK Commitment, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

         "PARTY" means any Person other than the Creditors that now or hereafter is a party to any of the Loan Documents, but excluding any bank party to a Blocked Account Agreement, Lockbox Agreement, Depositary Agreement, or Concentration Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

         "PENSION PLAN" means any "employee pension benefit plan" that is subject to Title IV of ERISA and that is maintained for employees of the Company or any of its ERISA Affiliates, other than a Multiemployer Plan and includes any CAN Plan.

         "PERMITTED ACQUISITION" means an Acquisition that meets each of the following criteria: (a) such Acquisition has been approved by the Board of Directors of the entity to be acquired; (b) both prior to and after giving effect to the Acquisition, no Default or Event of Default will exist; (c) the consummation of the Acquisition will not violate any covenant contained in
Article VII hereof; (d) the principal business of which is in a business related to the then-current business activities of the Company and its Subsidiaries, and
(e) giving effect to the making of the Acquisition, Minimum Availability shall not be less than $10,000,000.

         "PERMITTED ENCUMBRANCES" means: (a) statutory Liens incident to construction or maintenance of real property, or Liens incident to constriction or maintenance of real property, now or hereafter filed of record for which adequate accounting reserves have been set aside and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, PROVIDED that, by reason of nonpayment of the obligations secured by such Liens, no material such real property is subject to an imminent risk of loss or forfeiture prior to judgment; (b) Liens for taxes and assessments on real property that are not yet past due, or Liens for taxes and assessments on real property for which adequate accounting reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, PROVIDED that, by reason of nonpayment of the obligations secured by such Liens, no such material real property is subject to an imminent risk of loss or forfeiture prior to judgment; (c) minor defects and irregularities in title to any real property that in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held; (d) easements, exceptions, reservations or other agreements granted or entered into for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal or other minerals and other like purposes affecting real property that in the aggregate do not materially burden or impair the fair market value or use of such real property for the purposes for which it is or may reasonably be expected to be held; (e) rights reserved to or vested in any

Governmental Agency by Law to control or regulate, or obligations or duties under Law to any Governmental Agency with respect to, the use of any property;
(f) rights reserved to or vested in any Governmental Agency by Law to control or regulate, or obligations or duties under Law to any Governmental Agency with respect to, any right, power, franchise, grant, license or permit; (g) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use or enjoyment of real property; (h) statutory Liens, other than those described in clauses (a) and (b) above, arising in the ordinary course of business with respect to obligations that are not delinquent or are being contested in good faith by appropriate proceedings, PROVIDED that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no material Property is subject to an imminent risk of loss or forfeiture prior to judgment; (i) Liens consisting of pledges or deposits made in connection with obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable; (j) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which the Company or a Subsidiary of the Company is a party as lessee, PROVIDED the aggregate value of all such pledges and deposits in connection with any such lease entered into on or after the Closing Date does not at any time exceed 10% of the annual fixed rentals payable under such lease;
(k) Liens consisting of deposits of Property to secure statutory obligations of the Company or a Subsidiary of the Company in the ordinary course of its business; (l) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which the Company or a Subsidiary of the Company is a party in the ordinary course of its business; (m) Liens created by or resulting from any litigation or legal proceeding involving the Company or a Subsidiary of the Company in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves have been set aside with respect thereto, and such Liens are discharged or stayed within 30 days of creation and no material Property is subject to an imminent risk of loss or forfeiture prior to judgment; (n) leases or subleases of any real property that in the aggregate do not materially impair the fair market value or use of such real property for the purposes for which it is or may reasonably be expected to be held; and (o) Liens consisting of deposits of Property to secure performance bonds in connection with contracts entered into in the ordinary course of business.

         "PERMITTED HOLDERS" means, collectively, the Sponsors and Roger E. Payton.

         "PERMITTED RIGHT OF OTHERS" means a Right of Others consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease) that does not materially impair the value or use of property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance and (c) the reversionary interest of a landlord under a lease of Property.

         "PERSON" means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, Governmental Agency or otherwise.

         "PLEDGE AND SECURITY AGREEMENTS" means the Pledge and Security Agreements executed on the Closing Date by the Company and its Active Subsidiaries (other than LEP UK, LEP Canada and LIWDE) to secure the Obligations, including without limitation those under this Agreement, the Notes and the Guaranties, either as originally executed or as they may from time to time be supplemented, modified, amended, restated or extended.

         "PLEDGED COLLATERAL" means:

         (a) with respect to the Pledge and Security Agreement executed by the Company, all of the issued and outstanding capital stock of the Domestic Borrowers and LIWDE, together with such rights ancillary thereto as are described in that Pledge and Security Agreement, and the Drop-Down Notes held by the Company from time to time;

         (b) with respect to the Pledge and Security Agreement executed by the Domestic Borrowers, (i) all of the issued and outstanding capital stock of each direct Active Subsidiary thereof, (ii) all Drop-Down Notes held from time to time by the Domestic Borrowers, in each case together with such rights ancillary thereto as are described in that Pledge and Security Agreement;

         (c) with respect to each other Pledge and Security Agreement, (i) all of the issued and outstanding capital stock of each Active Subsidiary of the Grantors thereunder;

         (d) with respect to the UK Security Documents, any collateral described therein which is to be pledged to the Administrative Agent;

         (e) with respect to the Canadian Security Documents, any collateral described therein which is to be pledged to the Administrative Agent; and

         (f) with respect to the Pledge and Security Agreement to be executed by LIWDE, 66% of the capital stock of LIW;

     PROVIDED that the Company and its Restricted Subsidiaries shall not be obligated to pledge (x) any of the capital stock or other similar equity securities of any Unrestricted Subsidiary or any Inactive Subsidiary or
     (y) more than 66% of the capital stock or other similar equity interests held by them in any of their Active Subsidiaries not organized under the Laws of the United States or Canada.

         "PRICING PERIOD" means successive periods of approximately three month each, each beginning on the 45th day following the last day of each Fiscal Quarter, and each ending approximately three months later on the day prior to the first day of the succeeding such period.

         "PRIOR AGENT" means Banque Paribas, when acting as the Administrative Agent under the Existing Loan Agreement.

         "PRO RATA SHARE" means, as to each Lender, the percentage interest of that Lender in the Commitments, which, in the case of the Obligations under the UK Commitment, shall be a risk participation in the UK Loans made by and UK Letters of Credit issued by ING UK. As of the Closing Date, ING Capital is the holder of a Pro Rata Share of 100%. From time to time following the Closing Date, the Pro Rata Shares of each Lender shall be subject to adjustment in connection with any assignment to which that Lender is a party in accordance with Section 12.8.

         "PROJECTIONS" means the financial projections attached hereto as
Schedule 5.19.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, movable or immovable, or tangible or intangible.

          "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration under the Securities

Act of 1933 that for purposes of clauses (iv) and (v) of the definition of "Change of Control Event" yields cash proceeds to the Company of not less than $20,000,000.

         "QUARTERLY PAYMENT DATE" means each March 31, June 30, September 30 and December 31, commencing with the first such date to occur subsequent to the Closing Date.

         "RECEIVABLES" means all accounts receivable of the Company and its Restricted Subsidiaries for goods sold or services rendered to a customer.

         "RECEIVABLES AGING REPORT" means a monthly report consisting of a Certificate of a Responsible Official of each Borrower setting forth, as of the last day of the most recently ended fiscal month, the Receivables, the account debtors thereon, the related invoice numbers or other identifying information and the aging status thereof, in such format and in such detail as is reasonably acceptable to the Administrative Agent, together with such supporting documentation as the Administrative Agent may require.

         "REGULATIONS D, G, T, U AND X" means, respectively, Regulations D, G, T, U and X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

         "REPRESENTATIVE AGENCY AGREEMENT" means any of the agreements, substantially in the form provided to the Administrative Agent by the Company, pursuant to which a Person agrees to act as an agent of BVL for the purpose of providing interstate or intrastate moving and related services to customers of BVL.

         "REPRESENTATIVE AGENT" means any freight forwarder, moving and storage company, warehouseman or other Person who has entered into a Representative Agency Agreement with BVL.

         "REQUEST FOR LETTER OF CREDIT" means a written request for letter of credit substantially in the form of Exhibit F, together with the standard form of application for letter of credit used by the Issuing Lender, signed by a Responsible Official of the relevant Borrower and properly completed to provide all information required to be included therein.

         "REQUEST FOR LOAN" means a written request for a Loan substantially in the form of Exhibit G, signed by a Responsible Official of the relevant Borrower and properly completed to provide all information required to be included therein.

         "REQUIREMENT OF LAW" means, as to any Person, the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "RESPONSIBLE OFFICIAL" means, (a) when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or (for purposes of Articles II and III only) any other responsible official thereof duly acting on behalf thereof, and, (b) when used with reference to a Person who is an individual, such Person. Any document or certificate hereunder that is signed or executed by a Responsible Official of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of that Person.

         "RESTRICTED SUBSIDIARY" means (a) each Borrower and (b) each
Subsidiary of the Domestic Borrowers which is incorporated under the Laws of the United States or Canada.

         "RIGHT OF OTHERS" means, as to any Property in which a Person has an interest, (a) any legal or equitable right, title or other interest (OTHER THAN a Lien) held by any other Person in or with respect to that Property and (b) any option or right held by any other Person to acquire any right, title or other interest in or with respect to that Property, INCLUDING any option or right to acquire a Lien.

         "SECURITIES" means any capital stock, share, voting trust certificate, bonds, debentures, notes or other evidences of indebtedness, limited partnership interests or any warrant, option or other right to purchase or acquire any of the foregoing.

         "SENIOR NOTES" means the 9 3/4% Senior Notes of the Company due 2007 issued pursuant to the Indenture dated October 29, 1997 among the Company, First Trust National Association, as trustee, as in effect on the date of this Agreement.

         "SENIOR OFFICER" means the (a) chief executive officer, (b) chief operating officer, (c) chief financial officer or (d) president, vice-president or treasurer of the Person designated.

         "SOLVENT" as to any Person shall mean that (a) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (b) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a fight to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

         "SPONSORS" means William E. Simon & Sons, LLC, TCW Special Credits Fund V - The Principal Fund, OCM Principal Opportunities Fund, L.P. and any of their respective affiliates.

         "SUBORDINATED OBLIGATIONS" means (a) any Obligations and Indebtedness of the Company and its Subsidiaries under the Management Agreements, and (b) any other Indebtedness of the Company that is subordinated to the Obligations, all of the provisions of which (including amount, maturity, amortization, interest rate, covenants, defaults and subordination) have been approved in writing as to form and substance by the Administrative Agent with the consent of the Majority Lenders.

         "SUBSIDIARY" means, as of any date of determination and with respect to any Person, any other entity, (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person or, (b) in the case of a partnership or joint venture, of which such Person or a Subsidiary of such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries, or (c) in the case of any other type of entity, of which such Person or a Subsidiary of such Person is the beneficial owner of the majority in interest of the equity securities.

         "TERMINATION EVENT" means (a) a "reportable event" as defined in
Section 4043 of ERISA (other than a reportable event that is not subject to the provision for 30-day notice to the PBGC), (b) the withdrawal of the Company or any of its ERISA Affiliates from a Multiemployer Plan during the plan year, or from a Pension Plan during any plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination thereof pursuant to Section 4041 of ERISA, (d) the institution of proceedings to terminate a Pension Plan by the PBGC or (e) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, and includes any CAN Plan Termination Event.

         "TEST QUARTER" means (a) any Fiscal Quarter for which Minimum Availability is less than $20,000,000, and (b) any Fiscal Quarter as of the last day of which no Public Equity Offering has been consummated and each Sponsor does not own, beneficially and of record, and control the power to vote, at least 75% of the common stock of the Company owned by such Sponsor as of the Closing Date.

         "UK AVAILABILITY REPORT" has the meaning set forth in the second paragraph of Section 2.2.

         "UK BORROWING BASE" means, as of any date of determination, an amount determined by the Administrative Agent with reference to the most recent Borrowing Base Certificate equal to the sum of 80% of UK Eligible Receivables, PROVIDED THAT upon ten (10) Business Days' prior written notice to the Company, the Administrative Agent may from time to time, in its good-faith discretion in accordance with prudent asset-based lending practices, and the Administrative Agent shall, upon the direction of the Majority

Lenders (each acting in its good-faith discretion in accordance with prudent asset-based lending practices), establish such reasonable reserves against the UK Borrowing Base as it deems necessary and proper, INCLUDING, reasonable reserves for existing Liens and Rights of Others.

         "UK COMMITMENT" means, subject to Section 2.3, $30,000,000.

         "UK ELIGIBLE RECEIVABLES" means, as of any date of determination, the unpaid principal amount of accounts receivable of LEP UK for goods sold or services rendered to a customer (the "UK Receivables"), PROVIDED that such accounts receivable:

              (a)  arose in the ordinary course of business of LEP UK;

              (b) represent amounts owed for goods sold or services rendered to a customer;

              (c) in the case of accounts receivable which are the subject of an invoice to the customer, are due within 30 days of the invoice date and are not more than 90 days past due;

              (d) do not have as the account debtor a Person that is the subject of any proceeding under any Debtor Relief Law;

              (e) do not include accounts receivable of any account debtor if 50% or more of the aggregate amount of such account debtor's balance is more than 90 days past the due date or 120 days past the original invoice date;

              (f) do not have as the account debtor a Person which is located outside of the United States or Great Britain other than an Approved Foreign Customer, unless the obligations of such account debtor are backed by an irrevocable letter of credit issued or confirmed to the Administrative Agent by a Lender or by another bank reasonably acceptable to the Administrative Agent and is in form and substance acceptable to the Administrative Agent, payable in the full amount of the account in freely convertible BPS or U.S. Dollars at a place of payment within England, Wales or the United States;

              (g) do not have as the account debtor a director, officer or employee of the Company or a Subsidiary of the Company;

              (h) do not include accounts receivable which are U.S. Government Accounts or which have as account debtors Canada or any Province (collectively with U.S. Government Accounts, "Government Accounts") to the extent such Government Accounts exceed 10% of Eligible Receivables unless the Company and its Subsidiaries, assign its right to payment of each such account receivable in excess thereof to the Administrative Agent, in a manner satisfactory to the Administrative Agent, so as to comply with, in the case of U.S. Government Accounts, the Assignment of Claims Act of 1940 (31 U.S.C. Section 203 ET SEQ., as amended) and, in the case of Canadian Government Accounts, the Financial Administration
     Act of Canada or any other similar legislation of any Province, as applicable (collectively "Governmental Assignment Regulations"). In any event, the inclusion of any Government Accounts in the Borrowing Base shall be at the sole discretion of the Administrative Agent and Lenders;

              (i) do not have an agreement between the account debtor and the Company or any Subsidiary of the Company to extend the time of payment thereof;

              (j) do not have as the account debtor an Affiliate of the Company or any Subsidiary of the Company (including intercompany receivables) or of any Contractor or Representative Agent;

              (k) are valid and legally enforceable obligations of the account debtor with respect thereto, and do not have as the account debtor a Person which has asserted any substantial defense, counterclaim or offset with respect to such account receivable; and

              (l) are subject to a first priority perfected and registered security interest in favor of the Administrative Agent pursuant to the Collateral Documents, except for compliance with provisions of any applicable Governmental Assignment Regulations with respect to accounts receivables which are Government Accounts which are included in UK Eligible Receivables pursuant to clause (h) (the foregoing being the "Gross UK Eligible Receivables");

              AND MINUS (y) reserves for goods and services taxes, customs duties and/or excise taxes as determined by the Administrative Agent from time to time and MINUS

              (z) the product of (1) the ratio of the total amount of Gross UK Eligible Receivables divided by the total amount of UK Receivables, TIMES
     (2) all unapplied cash which has not been applied to account debtor's balances as of such date.

         "UK LETTER OF CREDIT" means each letter of credit issued by the Issuing Lender under the UK Commitment.

         "UK LOAN" means each Loan made by ING UK under the UK Commitments.

         "UK NOTE" means the promissory note made by LEP UK in favor of ING UK to evidence the UK Loans, in which each Lender has acquired a risk participation pursuant to the Participation Agreement.

         "UK SECURITY DOCUMENTS" means the Security Assignment and the Security Deposit Agreement to be executed and delivered by LEP UK prior to the date of the making of the initial UK Loans and the issuance of the initial UK Letters of Credit to secure the Obligations of LEP UK with respect to the UK Commitment, substantially in the form of Exhibits I-1 and I-2 hereto, in each case as the same may from time to time be supplemented, modified, amended, restated or extended.

         "UNAVAILABLE COMMITMENT" means, for each period, the average daily amount by which the Domestic Commitment exceeds the aggregate of the Domestic Borrowing Bases and the UK Borrowing Base.

         "UN GUARANTY" means the guaranty, if any, provided by the Company in connection with the contract between Matrix and the United Nations for international household goods relocation services.

         "U.S. DOLLAR EQUIVALENT" means, as of each date of determination, and with respect to any Foreign Currency Obligation, the Dollar Equivalent amount of such Foreign Currency Obligations, calculated at the then effective Foreign Exchange Rate.

         1.2 USE OF DEFINED TERMS. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

         1.3 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, EXCEPT as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that any of the financial covenants contained in Article VII would then be calculated in a different manner or with different components, (a) the Company and the Lenders agree to amend this Agreement in such respects as are necessary to conform that covenant as a criterion for evaluating the Company's financial condition to substantially the same criterion as was effective prior to such change in Generally Accepted Accounting Principles and (b) the Company and Borrowers shall be deemed to be in compliance with the covenant contained in such Section during the 60-day period following any such change in Generally Accepted Accounting Principles if and to the extent that the Company would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change.

         1.4 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

         1.5  MISCELLANEOUS TERMS.  The term "or" is disjunctive; the term
"and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                      ARTICLE II

                             LOANS AND LETTERS OF CREDIT

         2.1 LOANS-GENERAL. (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from Business Day next following the Closing Date through the Maturity Date, each Lender shall, pro rata according to its Pro Rata Share of the then-applicable Domestic Commitment, make Advances to each Domestic Borrower under the Domestic Commitment in Dollars in such amounts as the Domestic Borrowers may request that do not exceed in the aggregate at any one time outstanding the amount of that Lender's Pro Rata Share of the then-applicable Domestic Commitment; PROVIDED that, giving effect to the Domestic Loan of which such Advance is a part:

     (i) the sum of the Domestic Loans to that Domestic Borrower PLUS the aggregate effective face amount of all Domestic Letters of Credit issued for the account of that Domestic Borrower shall not exceed the Domestic Borrowing Base for that Domestic Borrower; and

     (ii) the sum of the then-outstanding principal Indebtedness evidenced by all of the Notes PLUS the aggregate effective face amounts of all of the Letters of Credit then outstanding shall not exceed the Credit Limit.

Subject to the limitations set forth herein, the Domestic Borrowers may borrow, repay and reborrow under the Domestic Commitment without premium or penalty.

         (b) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the business day next following the closing date through the Maturity Date, ING UK shall make UK Loans to LEP UK under the UK Commitment in BPS in such amounts as LEP UK may request that do not exceed in the aggregate at any one time outstanding the then-applicable UK Commitment; PROVIDED that giving effect to that UK Loan:

     (i) the sum of the then-outstanding principal Indebtedness evidenced by the UK Note PLUS the aggregate effective base amounts of all UK Letters of Credit then outstanding shall not exceed the LESSER of (A) the then-applicable UK Commitment and (B) the UK Borrowing Base; and

     (ii) the sum of the then-outstanding principal Indebtedness evidenced by all of the Notes PLUS the aggregate effective face amounts of all of the Letters of Credit then outstanding shall not exceed the Credit Limit.

Each Lender shall participate in each UK Loan in accordance with its Pro Rata Share in accordance with the Participation Agreement. Subject to the limitations set forth herein, LEP UK may borrow, repay and reborrow under the UK Commitment without premium or penalty.

         (c) Each Loan shall be made pursuant to a Request for Loan which shall (i) specify the requested (A) date of such Loan, (B) amount of such Loan and (C) whether such Loan shall be a Base Rate Loan or a Eurodollar Loan, and if a Eurodollar Loan, the last day of the Interest Period with respect thereto (which shall be a date one, two, three or six months after the date of such Loan) and (ii) certify in case of Domestic Loan, (A) which Domestic Borrower will receive the proceeds of the requested Domestic Loan, and (B) that on the date of such Request and after giving effect to the borrowing of such Loan, that the Company and each Borrower shall be Solvent. Each Request for a Loan must be sent by telecopier or telex to the Administrative Agent, signed by a Responsible Official of the relevant Borrower.

         (d) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Lender by telephone, telecopier or telex of the date of the Loan and that Lender's Pro Rata Share of the Loan. Not later than 2:30 p.m., New York time, on the date specified for any Domestic Loan, each Lender shall make its Pro Rata Share of the Domestic Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's account number 9301035763 at The Chase Manhattan Bank, N.A. (ABA No.
021-000-021) ref: International Logistics Limited.   Upon fulfillment of the
applicable conditions set forth in Article IX, all Advances shall be transferred in immediately available funds to the designated Blocked Account.

         (e) Unless the Majority Lenders otherwise consent, each Loan shall be in an integral multiple of $100,000, which, in the case of a Eurodollar Loan is in an amount not less than $500,000, and no more than twelve Eurodollar Loans having different Interest Periods may be outstanding at any time.

         (f) The Advances made by each Lender under the Domestic Commitment shall be evidenced by that Lender's Domestic Note. The UK Loans made by ING UK under the UK Commitment shall be evidenced by the UK Note, and each Lender shall have a participation interest therein in accordance with the terms of the Participation Agreement.

         (g) Subject to the Sections 3.5(c) and (g) hereof, a Request for Loan shall be irrevocable upon receipt of such Request for Loan by the Administrative Agent.

         (h) If an outstanding Loan is then due and payable and is not repaid when due in accordance with this Agreement, and no Request for Loan has been made under the same Commitment within the requisite notice period set forth in
Section 2.2 in connection therewith, and the making of a new Loan would not increase the outstanding principal Indebtedness evidenced by the relevant Notes, then the Borrowers shall be deemed to have requested a Base Rate Loan in an amount equal to the amount necessary to cause the outstanding principal Indebtedness evidenced by the Notes to remain the same and the Lenders (or in the case of a UK Loan, ING UK) shall make the Advances necessary to make such Loan notwithstanding Sections 2.1(D) and 2.2.

LOANS. Each Request for Loan for a Domestic Loan shall be submitted to the Administrative Agent, at the Administrative Agent's Office, not later than 1:00 p.m, New York time, (a) with respect to a request for a Base Rate Loan, on the Business Day of the requested Loan, and (b) with respect to a request for a Eurodollar Loan, on the Business Day that is three Business Days prior to the first day of the applicable Interest Period.

         If the conditions precedent specified herein to UK Loans have been satisfied (other than the submission of a Request for Loan with respect thereto) then, on each Business Day, the Administrative Agent shall provide ING UK with a report (the "UK Availability Report") indicating the aggregate amount of Loans and Letters of Credit which are available under the UK Commitment during the next Business Day (after giving effect to Loan and Letter of Credit activity under the Domestic Commitment during that Business Day). Each Request for Loan for any UK Loan shall be submitted directly to ING UK not later than 1:00 p.m, London local time (with a copy to the Administrative Agent at the Administrative Agent's Office). Each such Request for Loan shall be submitted (a) with respect to a request for a Base Rate Loan, on the Business Day of the requested Loan, and (b) with respect to a request for a Eurodollar Loan, on the Business Day that is three Business Days prior to the first day of the applicable Interest Period. ING UK shall make Loans and Letters of Credit available to the UK Borrower in accordance with such Request for Loan and to the extent consistent with the UK Availability Report, and shall, on the same Business Day, provide notice to the Administrative Agent of the amount and terms thereof, including the related Base Rate, Erodollar Rate, tenor, and interest rate spreads.

         2.3 REDUCTION OF COMMITMENTS. Borrowers shall have the right, at any time and from time to time, without penalty or charge, upon at least four Business Days' prior written notice to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000, or to terminate, the then undisbursed portion of the aggregate Commitments; PROVIDED that in each case any such reduction or termination shall be accompanied by all accrued and unpaid commitment fees with respect to the portion of the Commitments being reduced or terminated.

         2.4 ADMINISTRATIVE AGENT'S RIGHT TO ASSUME FUNDS AVAILABLE FOR ADVANCES. For each Domestic Loan, unless the Administrative Agent shall have been notified by any Lender no later than the Business Day prior to the funding in the case of a Eurodollar Loan, and no later than two hours prior to the funding of a Base Rate Loan, that such Lender does not intend to make available to the Administrative Agent such Lender's Pro Rata Share of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to a corresponding amount to the Borrowers. If the Administrative Agent has made funds available to any of the Borrowers based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify the Company and that Borrower and that Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount with respect to each day from the date such corresponding amount was made available by the Administrative Agent to any of the Borrowers to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the Federal Funds Rate for such period. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Pro Rata Share of any Commitment or to prejudice any rights which the Administrative Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         2.5 STANDBY LETTERS OF CREDIT. (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the day prior to the Maturity Date, the Issuing Lender shall issue such Domestic Letters of Credit as the Domestic Borrowers may request by a Request for Letter of Credit; PROVIDED that, giving effect to such Domestic Letter of
Credit:

     (i) the sum of the Domestic Loans to that Domestic Borrower PLUS the aggregate effective face amount of all Domestic Letters of Credit issued for the account of that Domestic Borrower shall not exceed the Domestic Borrowing Base for that Domestic Borrower;

     (ii) the sum of the then-outstanding principal Indebtedness evidenced by all of the Notes PLUS the aggregate effective face amounts of all of the Letters of Credit then outstanding shall not exceed the Credit Limit; and

     (iii) the aggregate effective face amount of all Letters of Credit then outstanding (including Letters of Credit issued in Canadian Dollars, BPS or other currencies as provided below) shall not exceed $60,000,000.

Subject to the terms and conditions herein, at the request of the Domestic Borrowers the Issuing Lender shall issue Domestic Letters of Credit denominated in BPS, PROVIDED that the currency risk associated with such Letters of Credit shall be subject to currency hedging agreements acceptable to the Administrative Agent providing protection against fluctuations in the exchange rates for BPS and Dollars for the term of each such Letter of Credit.

      (b) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the day prior to the Maturity Date, the Issuing Lender shall issue such UK Letters of Credit denominated in BPS as LEP UK may request by a Request for Letter of Credit; PROVIDED that, giving effect to such UK Letter of Credit:

     (i) the sum of the then-outstanding principal Indebtedness evidenced by the UK Note PLUS the aggregate effective base amounts of all UK Letters of Credit then outstanding shall not exceed the LESSER of (i) the then-applicable UK Commitment and (ii) the UK Borrowing Base;

     (ii) the sum of the then-outstanding principal Indebtedness evidenced by all of the Notes PLUS the aggregate effective face amounts of all of the Letters of Credit then outstanding shall not exceed the Credit Limit; and

     (ii) the aggregate effective face amount of all Letters of Credit then outstanding (including Letters of Credit issued in Canadian Dollars, BPS and other currencies as provided below) shall not exceed $60,000,000.

Each Request for a UK Letter of Credit shall be submitted directly to ING UK not later than 1:00 p.m, London local time (with a copy to the Administrative Agent at the Administrative Agent's Office). In the event that the UK Availability Report demonstrates that Letters of Credit are available, ING UK shall make UK Letters of Credit available to the UK Borrower in accordance therewith any such Request for Letter of Credit, and shall, on the same Business Day, provide notice to the Administrative Agent of the amount and terms thereof.

         (c) Subject to the terms and conditions specified herein, the Issuing Lender shall issue Domestic Letters of Credit denominated in Canadian Dollars, provided that the aggregate effective face amount of all outstanding Letters of Credit denominated in Canadian Dollars shall not exceed CAN$5,000,000. Upon request by any Borrower, the Administrative Agent may in its sole discretion also issue Letters of Credit in foreign currencies other than Dollars, Canadian Dollars and BPS, subject to the limitations set forth herein, provided that it shall concurrently establish a Foreign Exchange Rate for such currencies.

         (c) Unless all the Lenders otherwise consent in writing, no Letter of Credit shall have a term which exceeds 12 months. No Letter of Credit shall have a maturity or expiration date later than the Maturity Date unless such Letters of Credit are 100% Cash-collateralized in a form and manner satisfactory to the Issuing Lender. No Letter of Credit shall be issued except in the ordinary course of business of the Company or any of its Subsidiaries. Each Request for Letter of Credit shall specify the Borrower under whose Borrowing Base the related Letter of Credit is requested, however the Company may, at the discretion of such Borrower, be identified as the nominal account party with respect to the Letter of Credit on the face thereof.

         (d) Each Request for Letter of Credit shall be submitted to the Issuing Lender at least two Business Days prior to the date when required. Upon receipt of such request, the Issuing Lender shall promptly notify the Lenders of the amount and terms thereof.

         (e) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation from the Issuing Lender of the Letter of Credit in an amount equal to that Lender's Pro Rata Share. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by the relevant Borrowers for any payment required to be made by the Issuing Lender under any Letter of Credit, each Lender shall, according to its Pro Rata Share of the Commitment, reimburse the Issuing Lender promptly upon demand for the amount of such payment. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

         (f) Upon the making of any payment with respect to any Letter of Credit by the Issuing Lender, the relevant Borrower(s) shall be deemed to have submitted a Request for Loan in the amount of such payment, and the Administrative Agent shall without notice to or the consent of that Borrower or Borrowers cause Advances to be made by the Lenders under the Domestic Commitment, or by ING UK under the UK Commitment (as the case may be), in an aggregate amount equal to the amount paid by the Issuing Lender on that Letter of Credit and, for this purpose, the conditions precedent set forth in
Article IX shall not apply. The proceeds of such Advances shall be paid to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit. Promptly following the making of any Advances made under this Section the Administrative Agent shall notify the Company and the Borrowers thereof.

         (g) To the extent that the Advances made pursuant to Section 2.5(f) are insufficient to reimburse the Issuing Lender in full then, subject to
Section 12.28(b), each Borrower agrees to pay to the Issuing Lender with respect to each Letter of Credit, within one Business Day after demand therefor, a principal amount equal to any payment made by the Issuing Lender under that Letter of Credit, together with interest on such amount from the date of any payment made by the Issuing Lender through the date of payment by the Borrowers at the Default Rate. The principal amount of any such payment made by the Borrowers to the Issuing Lender shall be used to reimburse the Issuing Lender for the payment made by it under the Letter of Credit. Each Lender that has reimbursed the Issuing Lender pursuant to Section 2.5(e) for its Pro Rata Share of any payment made by the Issuing Lender under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Lender against the respective Borrowers under this Section.

         (h) The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

         (i) The obligation of Borrowers to pay to the Issuing Lender the amount of any payment made by the Issuing Lender under any Letter of Credit issued under the Commitment for which they are obligated shall be absolute, unconditional and irrevocable. Without limiting the foregoing, these obligations shall not be affected by any of the following circumstances:

              (i) any lack of validity or enforceability of the Letter of Credit, this Agreement or any other agreement or instrument relating thereto;

              (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement or any other agreement or instrument relating thereto;

              (iii) the existence of any claim, setoff, defense or other rights which the Company may have at any time against any Creditor, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement or any other agreement or instrument relating thereto, or any unrelated transactions;

              (iv) any demand, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

              (v) payment by the Issuing Lender in good faith under the Letter of Credit against presentation of a draft or any accompanying document that does not strictly comply with the terms of the Letter of Credit;

              (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such property and the character, quality, quantity, condition or value of such property as described in such documents;

              (vii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit,

              (viii) any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Lender, or any delay or interruption in any such message:

              (ix) any error, neglect or default of any correspondent of the Issuing Lender in connection with a Letter of Credit;

              (x) any consequence arising from acts of God, war, insurrection, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender;

              (xi) so long as the Issuing Lender in good faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit; and

              (xii) where the Issuing Lender has acted in good faith and observed general banking usage, any other circumstances whatsoever, PROVIDED that nothing in this Section 2.5(g) shall prevent the bringing of a separate claim (including by way of compulsory counterclaim) against the Issuing Lender for its gross negligence or willful misconduct in connection with any Letter of Credit).

              (h) The Issuing Lender shall be entitled to the protection accorded to the Administrative Agent pursuant to Section 11.6, MUTATIS MUTANDIS.

         2.6 COLLATERAL. The Loans, together with all other Obligations, shall be secured by the Liens created by the Collateral Documents.

         2.7 RELEASE OF COLLATERAL. Provided that no Default exists, the Administrative Agent and the Lenders shall release Liens upon any Receivables or Pledged Collateral which are the subject of a Disposition permitted hereunder, promptly upon request by the Company.

                                     ARTICLE III

                                  PAYMENTS AND FEES

         3.1  PRINCIPAL AND INTEREST.

              (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Loan from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth herein before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest to bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

              (b) Interest accrued on each Eurodollar Loan as of the last day of the Interest Period with respect thereto shall be due and payable on that day and, if such Interest Period is longer than three months, on the last day of each three month period, the first of which commences on the first day of such Interest Period, during such Interest Period. Interest accrued on each Base Rate Loan as of each Quarterly Payment Date shall be due and payable on that day. Except as otherwise provided in Sections 3.5 and 3.6, (i) the unpaid principal amount of each Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate PLUS the Base Rate Margin and (ii) the unpaid principal amount of each Eurodollar Loan shall bear interest at a rate per annum equal to the relevant Eurodollar Rate PLUS the Eurodollar Rate Margin. Each change in the interest rate applicable to a Base Rate Loan hereunder shall take effect simultaneously with the corresponding change in the Base Rate. Each change in the Base Rate shall be effective as of 12:01 a.m. on the Business Day on which the change in the Base Rate is announced, unless otherwise specified in such announcement, in which case the change shall be effective as so specified.

         (c) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable by the respective Borrowers as follows (with application first to Base Rate Loans and then to Eurodollar Rate Loans):

              (i) subject to Section 2.1(h), the principal amount of each Eurodollar Rate Loan shall be payable on the last day of the Interest Period for such Loan;

              (ii) the amount, if any, by which the sum of the principal Indebtedness evidenced by the Domestic Notes PLUS the aggregate effective face amount of all Domestic Letters of Credit then outstanding at any time exceeds the Domestic Commitment shall be payable immediately;

              (iii) the amount, if any, by which the sum of the principal Indebtedness evidenced by the UK Note PLUS the aggregate effective face amount of all UK Letters of Credit then outstanding at any time exceeds the UK Commitment shall be payable immediately;

               (iv) the amount, if any, by which the sum of (A) the principal Indebtedness evidenced by the Domestic Notes then outstanding PLUS (B) the sum of the aggregate face amounts of all Domestic Letters of Credit then outstanding, exceeds the aggregate Domestic Borrowing Bases at such time shall be payable within one Business Day thereafter;

                (v) the amount, if any, by which the sum of
     (A) principal Indebtedness evidenced by the UK Note then outstanding PLUS
     (B) the sum of the aggregate face amount of all UK Letters of Credit then outstanding exceeds the UK Borrowing Base at such time shall be payable within one business day thereafter, and the Loans evidenced by the UK Notes shall in any event be repaid on each Business Day by the amount actually received in the UK Collection Account on that Business Day;

               (vi) the amount, if any, by which the aggregate principal Indebtedness evidenced by the Notes plus the aggregate effective face amount of all Letters of Credit at any time exceeds the Credit Limit, shall be payable immediately;

              (vii) If within 30 days following their receipt of notice of a Change of Control Event, the Majority Lenders so elect by notice to the Company, the Indebtedness evidenced by the Notes shall be payable in full on the later of (a) thirty days following the receipt by the Company of such notice and (b) the date upon which such Change of Control Event occurs (and, in the event of any such election by the Majority Lenders, the Commitments shall be terminated and, subject to Section 12.28, the Borrowers shall provide cash collateral for each Letter of Credit which then remains outstanding); and

              (viii) the principal Indebtedness evidenced by the Notes shall in any event be payable on the Maturity Date.

         (d) MANDATORY PREPAYMENTS. Concurrently with the making of any Disposition permitted hereby which involves the sale, transfer or other disposition of any Receivables, or of the equity securities of any Restricted Subsidiary which owns Receivables (to the extent that direct or indirect ownership of Receivables are transferred in connection therewith), the Company and the Borrowers shall prepare and deliver to the Administrative Agent a revised Borrowing Base Certificate giving PRO FORMA effect to such sale, transfer or other disposition, and shall repay the Obligations to the extent required in Section 3.1(c)(iv) or 3.1(c)(v).

         (e) VOLUNTARY PREPAYMENT. The Borrowers each may, at any time and from time to time, voluntarily pay or prepay the Notes in whole or in part, EXCEPT that with respect to any voluntary prepayment of the Notes under this
Section:

              (i) Except for any repayments out of the collected funds in the Collection Accounts, the Administrative Agent (and in the case of a UK Loan, ING UK) shall have received written notice of any prepayment before 10:00 a.m., New York time, on the Business Day on which such payment is to be made, which notice shall identify the date and amount of the prepayment;

              (ii) The relevant Borrower shall pay any Breakage Fees due pursuant to Section 3.5(g) with respect to any Eurodollar Loan in connection with such prepayment; and

             (iii) any partial prepayment shall be in a minimum amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

         3.2 CLOSING AND AGENCY FEES. The Borrowers shall pay to the Administrative Agent the closing and agency fees described in the Fee Letter on the dates set forth therein, which fees are for the sole account of the Administrative Agent, provided that from the closing fees described in this Section, the Administrative Agent shall pay to each Lender a closing fee in an amount set forth in a letter agreement between the Administrative Agent and that Lender.

         3.3 COMMITMENT FEES. From the Closing Date, the Borrowers shall pay commitment fees to the Administrative Agent for the account of the Lenders according to their Pro Rata Shares, PROVIDED that the liability of LEP UK shall be limited as set forth in Section 12.28. The commitment fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the earlier of the Maturity Date or the date upon which the Commitments are terminated or reduced
in accordance with Section 2.3.   Commitment fees shall accrue at the rate of
(a) 0.125% per annum with respect to that portion of the Average Unused Commitment which is the Unavailable Commitment, (b) 0.250% per annum TIMES that portion of the Average Availability which is not greater than $50,000,000, and
(c) 0.375% of that portion of Average Availability which is in excess of $50,000,000.

         3.4 LETTER OF CREDIT FEES. Each Borrower each shall pay a letter of credit fee to the Administrative Agent with respect to each Letter of Credit issued for its account equal to the product of (a) the then applicable Eurodollar Rate Margin for the term of such Letter of Credit, and (b) the face value of such Letter of Credit (a "Letter of Credit Fee"). This fee shall be payable of each Letter of Credit quarterly in arrears on each Quarterly Payment Date. A portion of the Letter of Credit Fee equal to the greater of .125% or $500 shall be a fronting fee for the sole account of the Issuing Lender, and the remainder shall be payable to the Lenders in accordance with their Pro Rata Shares. The Administrative Agent shall promptly make available to the Lenders, in immediately available funds, their portion of all Letter of Credit Fees. In addition to the Letter of Credit Fees, upon the amendment or negotiation of each Letter of Credit issued for their account, each Borrower shall pay to the Administrative Agent the amendment fees and other fees as the Issuing Lender normally charges in connection with a Letter of Credit and activity pursuant thereto, which amendment and other fees shall be solely for the account of the Issuing Lender.

         3.5  INCREASED COSTS.

              (a) If any Lender determines that either (i) the introduction of or any change in any law or regulation or in the interpretation or administration of any Law or regulation by any Governmental Agency charged with the interpretation or administration thereof from the Closing Date or
(ii) compliance with any guideline or request from any such Governmental
Agency (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender as a consequence of or with reference to the Lender's making or maintaining its Pro Rata Share of the Commitments, any Advance, or its participation in any Letter of Credit or other transaction hereunder below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance (taking into account the policies of the Lender or corporation with regard to capital), then each Borrower shall from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender or other corporation for such reduction. A certificate as to such amounts in reasonable detail, submitted to the Borrowers by the Lender (with a copy to the Administrative Agent), shall be conclusive and binding for all purposes, absent manifest error. Each Lender agrees promptly to notify the Borrowers of any circumstances that would cause Borrowers to pay additional amounts pursuant to this Section, PROVIDED that the failure to give notice shall not affect the Borrowers' obligations to pay such additional amounts hereunder.

              (b) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto): (i) on any date for determining the Eurodollar Rate for any Interest Period, (A) that by reason of any changes arising after the date of this Agreement affecting the London interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or (B) that the relevant Eurodollar Rate shall not represent the effective pricing to such Lender for funding or maintaining its portion of a Eurodollar Loan, or (ii) such Lender shall at any time incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan in any such case because of (A) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order (such as, for example, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D of the Federal Reserve Board to the extent included in the computation of the Eurodollar Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, or (B) other circumstances materially and adversely affecting the London interbank eurodollar market or the position of such Lender in such market, or (iii) at any time, that the making or continuance by it of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law or governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or has become impracticable as a result of a contingency occurring after the date of this Agreement that materially and adversely affects the London interbank eurodollar market, then, and in any such event, such Lender shall, promptly after making such determination, give notice (by telephone promptly confirmed in writing) to the Borrowers and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter, (x) in the case of clause
(i) above, the Borrowers' right to request Eurodollar Loans shall be suspended, and any Request for Loan given by the Borrowers with respect to any borrowing of Eurodollar Loans that has not yet been made shall be deemed canceled and rescinded, (y) in the case of clause (ii) above, the relevant Borrowers shall pay to such Lender, upon such Lender's delivery of written demand therefor to the Borrowers with a copy to the Administrative Agent, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reduction in amounts received or receivable hereunder and (z) in the case of clause (iii) above, the relevant Borrowers shall take one of the actions specified in clause (c) below as promptly as possible and, in any event, within the time period required by law. Each request for compensation by a Lender under this clause (b) shall be submitted within 90 days following the date upon which such Lender first becomes aware of the events giving rise to the request for compensation.

              (c) In the case of any Eurodollar Loan or requested Eurodollar Loan affected by the circumstances described in clause (b)(iii) above the relevant Borrowers shall, either if any such Eurodollar Loan has not yet been made but is then the subject of a Request for Loan, or if any such Eurodollar Loan is then outstanding, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving the Administrative Agent notice (by telephone promptly confirmed in writing) thereof on the Business Day that such Borrower was notified by the Lender pursuant to clause (b) above; PROVIDED, however, that all Lenders whose Eurodollar Loans are affected by the circumstances described above shall be treated in the same manner under this clause (c).

              (d) Promptly after giving any notice to the Borrowers as a result of a circumstance described in Section 3.5(b)(ii) or 3.5(b)(iii), any Lender giving such notice will use good faith efforts to designate one of its offices located at an address other than that set forth on the signature pages hereto as the office from which any Advances to be made by such Lender will be made after such designation if such designation will

(i) avoid the need for, or reduce the amount of, any payment to which such Lender would otherwise be entitled pursuant to Section 3.5 or causing the Borrowers to take any of the actions described in Section 3.5(c) and (ii) not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender. If a Lender ("Affected Lender") shall have requested compensation from Borrowers under Sections 3.5(a) or 3.5(b)(ii) hereof to recover additional costs incurred by such Lender which are not being incurred generally by the other Lenders, then Borrowers may make written demand on such Affected Lender (with a copy to the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Commitment Assignment and Acceptance Agreements sixty (60) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 12.8(b) (and that are reasonably acceptable to the Administrative Agent) which Borrowers shall have engaged for such purpose, all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents in accordance with Section 12.8.

              (e) In the event that the Administrative Agent determines at any time following its giving of notice based on the conditions described in clause
(b)(i) above that none of such conditions exist, the Administrative Agent shall promptly give notice thereof to the Borrowers and the Lenders, whereupon the Borrowers' right to request Eurodollar Loans from the Lenders and the Lenders' obligation to make Eurodollar Loans shall be restored.

              (f) In the event that a Lender determines at any time following its giving of a notice based on the conditions described in clause (b)(iii) above that none of such conditions exist, such Lender shall promptly give notice thereof to the Borrowers and the Administrative Agent, whereupon the Borrowers' right to request Eurodollar Loans from such Lender and such Lender's obligation to make Eurodollar Loans shall be restored.

              (g) The Borrowers each shall compensate each Lender, upon such Lender's delivery of a written demand therefor to the Borrowers, with a copy to the Administrative Agent (which demand shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto), for all reasonable losses, expenses and liabilities incurred by such Lender in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its Eurodollar Loans, that such Lender sustains (any and all of the foregoing, a "Breakage Fee"): (i) if for any reason (other than a default by such Lender or a circumstance described in Section 3.5(b)(iii) with respect to such Lender) a borrowing of Eurodollar Loans does not occur on a date specified therefor in a Request for Loan (whether or not rescinded, canceled or withdrawn or deemed rescinded, canceled or withdrawn), (ii) if any repayment (including, without limitation, payment after acceleration) of any of its Eurodollar Loans occurs on a date which is not the last day of the Interest Period applicable thereto, (iii) any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Company or is made on a date other than on the last day of the Interest Period applicable thereto, or (iv) as a consequence of any default by Borrowers in repaying their Eurodollar Loans or any other amounts owing hereunder with respect to its Eurodollar Loans when required by the terms of this Agreement.

              (h) The Lenders shall be entitled to fund all or any portion of the Loans in any manner each Lender may determine in its sole discretion, including, without limitation, in the Grand Cayman interbank market, the London interbank market and within the United States, but all calculations and transactions hereunder shall be made on the assumption that such Lender has funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan with a maturity equivalent to the Interest Period applicable to such Eurodollar Loan, and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America, PROVIDED that each Lender may fund its Eurodollar Loans in any manner that it in its sole discretion chooses and the foregoing assumption shall only be made in order to calculate amounts payable under this Section.

         3.6 DEFAULT RATE. Upon the occurrence and during the continuance of an Event of Default, (a) all Loans during such continuance shall bear interest at the rate otherwise applicable thereto plus 2% per annum, (b) all fees (other than Letter of Credit Fees) and costs and other amounts that are then due and unpaid under any Loan Document shall during such continuance bear interest at a fluctuating rate per annum at all times equal to the sum of the Base Rate PLUS the Base Rate Margin, plus 2% per annum, and (c) all Letter of Credit Fees shall continue at the then current rate, plus 2% per annum, in each case to the fullest extent permitted by applicable Laws. All such interest and fees shall be payable upon demand by the Administrative Agent (at the direction of the Majority Lenders) Accrued and unpaid interest on the past due amounts (INCLUDING, without limitation, interest on past due interest) shall be compounded quarterly, on the last day of each calendar quarter, to the fullest extent permitted by applicable Laws.

         3.7 COMPUTATION OF INTEREST AND FEES. Computation of interest under this Agreement and the other Loan Documents shall be made on the basis of a year of 360 days and the actual number of days elapsed. Commitment fees will be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. If any payment to be made by the Company or any other Party under any Loan Document shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest.

         3.8  MANNER AND TREATMENT OF PAYMENTS.

              (a) Each payment hereunder with respect to the Domestic Notes or under any other Loan Document (to the extent that the same relate to the Domestic Commitment) shall be made to the Administrative Agent, at the Administrative Agent's account number 9301035763 at The Chase Manhattan Bank, N.A., (ABA #021-000-021 ref: International Logistics Limited), for the account of each of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 1:00 p.m., New York time, on the day of payment (which must be a Business Day);
     PROVIDED, however, that the relevant Borrowers shall provide a minimum of one hour's prior notice of any payments to be made after 11:30 a.m., New York time. Each payment hereunder with respect to the UK Note or under any other Loan Document (to the extent that the same relate to the UK Commitment) shall be made to ING Bank, n.v. (London Branch) at an account number designated by ING Bank, n.v., in immediately available funds not later than 12:00 noon, London local time, on the day of payment (which must be a Business Day); PROVIDED, however, that LEP UK shall provide a minimum of one hour's prior notice to ING UK (with a copy to the Administrative Agent) of any payments to be made after 11:00 a.m., London local time. In addition thereto, all collected funds in the UK
     Collection Account shall, at 12:00 noon, London local time on each Business Day, be credited to the Loans under the UK Note (effective on the same Business Day). ING UK shall provide to the Administrative
     Agent, on the same Business Day, a report of all payments with respect to the UK Note as aforesaid. All payments received after the deadlines described above on any particular Business Day and of which the Administrative Agent did not receive at least one hour's prior notice, shall be deemed received on the next succeeding Business Day, unless the relevant Borrowers provide to the Administrative Agent reasonably satisfactory evidence that it had initiated on a prior Business Day a wire transfer of funds to be immediately available on the particular Business Day, in which case such payment (whenever received) shall be deemed received on the particular Business Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be paid by the Administrative Agent to the applicable Lender in immediately available funds on the same day received by the Administrative Agent (provided that payments received by the Administrative Agent after 1:00 p.m, New York time on any Business Day, and all payments received after 11:30 a.m., New York time, on any particular Business Day and of which the Administrative Agent did not receive at least one hour's prior notice, shall be deemed to be received on the next Business Day). All payments shall be made in lawful money of the United States of America.

              (b) Each Lender shall use its best efforts to keep a record of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 11.6(g), such record shall be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, no Lender shall be liable to any party for any failure to keep such a record.

              (c) Each payment of any amount payable by the Borrowers or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority (other than taxes on income, gross receipts or net worth generally applicable to banks or financial institutions).
     To the extent that any Borrower is obligated by applicable Law to make any deduction or withholding on account of taxes, assessments or other charges imposed by any Governmental Agency from any amount payable to any Lender under this Agreement, that Borrower shall make such deduction or withholding and pay the same to the relevant Governmental Agency and pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-tax (or after assessment or after-charge) amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding.

     If and when receipt of such payment results in an excess payment or credit to that Lender on account of such taxes, assessments or other charges, that Lender shall refund such excess to the relevant Borrowers.

              (d) Each Lender that is organized outside the United States of America shall promptly, and in any event prior to the due date of any payment by the Company or the Borrowers hereunder, deliver to the Company Internal Revenue Service Form 4224 and any other certificate or statement or exemption required by applicable Laws, properly completed and duly executed by such Lender, to establish that such payment is not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States of America. Unless the Company and the Administrative Agent have received such Form or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax, the Company or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the Laws of a jurisdiction outside the United States of America and Section 3.8(c) shall not apply thereto.

         3.9 FAILURE TO CHARGE NOT SUBSEQUENT WAIVER. Any decision by the Administrative Agent or any Lender not to require payment of any interest (INCLUDING interest at the Default Rate), fee, costs or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion, shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's respective right to require full payment of any interest (INCLUDING interest at the Default Rate), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method, on any other or subsequent occasion.


         3.10 ADMINISTRATIVE AGENT'S RIGHT TO ASSUME PAYMENTS WILL BE MADE BY BORROWERS. Unless the Administrative Agent shall have been notified by the relevant Borrowers prior to the date on which any payment to be made by that Borrower hereunder is due that such Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that such Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If such Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon with respect to each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at a rate per annum equal to the Federal Funds Rate for such period.

         3.11 FEE AND COST DETERMINATION DETAIL. The Administrative Agent and each Lender shall provide reasonable detail to the Company regarding the manner in which the amount of any payment to the Administrative Agent or that Lender under this Agreement has been determined.

         3.12 SURVIVABILITY. All of the Borrowers' respective obligations under Section 3.5 shall survive for three months following the date on which all Loans hereunder are fully paid; PROVIDED, however, that such obligations shall not, from and after the date on which all Loans hereunder are fully paid, be deemed Obligations for any purpose under the Loan Documents.

                                   ARTICLE IV

                    COLLECTIONS OF COLLATERAL AND CASH MANAGEMENT

         4.1  COLLECTION OF RECEIVABLES.   The Company and each of the
Borrowers agree to cause all collections of Receivables which are received by the Company and its Restricted Subsidiaries at any time and from time to time to be deposited into the appropriate Lockbox Account or Depositary Account or directly into relevant Concentration Account. The Company and each of the Borrowers agree to notify all account debtors with respect to Receivables now or hereafter held by the Company and its Restricted Subsidiaries to remit their payments directly to the appropriate Lockbox Account. All funds deposited into the Lockbox Accounts shall be immediately transferred to a Depositary Account.

         If the Company or any of its Restricted Subsidiaries receives any payment from any account debtor with respect to any Receivable, the Company or such Restricted Subsidiary shall hold such payments as trustee for the Administrative Agent, for the benefit of the Creditors, and shall immediately deposit all such payments (and other Cash proceeds thereof now or hereafter in the possession of the Company or its Restricted Subsidiaries) in a Lockbox Account or a Depositary Account or deliver the same to Administrative Agent or to the financial institution at which the appropriate Concentration Account is maintained for deposit into that Concentration Account in their original form, except for the Company's or such Subsidiaries' endorsement where necessary. Until the relevant Commitment has been terminated, all Letters of Credit then outstanding under that Commitment shall have been fully Cash-collateralized to the Administrative Agent's satisfaction or terminated and all of the other Obligations then due and payable under that Commitment shall have been fully paid and satisfied, the Company and its Restricted Subsidiaries shall continue to remit to the Lockbox Accounts, the Depositary Accounts, that Concentration Account or to the Administrative Agent, as applicable, all collections of Receivables. The Administrative Agent shall have the exclusive power of withdrawal from the Lockbox Accounts, the Depositary Accounts and (except to the extent that withdrawals therefrom are permitted by Section 4.2(b)) that Concentration Account, and the Company and each Borrower acknowledges that the Company and its Restricted Subsidiaries do not and will not have any right, title or interest in such accounts or the amounts at any time appearing to the credit of such Lockbox Accounts, the Depositary Accounts or the Concentration Account.

         Notwithstanding the foregoing, the Administrative Agent agrees that, until notice given by the Administrative Agent in its sole unfettered discretion, LEP Canada shall be entitled to collect its Receivables and deposit same into an account with a chartered bank in Canada acceptable to the Administrative Agent and to use such funds in the conduct of its business PROVIDED THAT such chartered bank, the Administrative Agent and LEP Canada have entered into a collection account agreement on terms satisfactory to the Administrative Agent which will provide, INTER ALIA, that upon notice from the Administrative Agent (which notice may be given if an Event of Default occurs or if Minimum Availability at any time is less than $20,000,000), LEP Canada shall have no further authority or control over funds in such account and such account shall daily be swept and all funds therein transferred to such account or accounts as may be designated by the Administrative Agent. The Administrative Agent shall endeavor to provide LEP Canada and the Company with prompt notice of its delivery of any notice under this paragraph (without liability for any failure to do so).

         4.2 CONCENTRATION ACCOUNTS. (a) On a daily basis, the Company and each Borrower will or will cause all immediately available funds in each Depositary Account to be immediately transferred into relevant Concentration Account.


     (b) All collected funds contained in the Domestic Concentration
Account shall be applied, on a daily basis, to the Obligations under the Domestic Commitment, PROVIDED THAT if, as of any date of determination, (i) no Default or Event of Default has then occurred and remains continuing, and (ii) Minimum Availability is not less than $20,000,000 then the collected funds shall not be so applied, and the Administrative Agent shall remit any or all such funds to an account designated by the Company and the Domestic Borrowers.

     (c) From and after the date upon which the initial UK Loans are made, all collected funds contained in the Concentration Account relating to the UK Commitment shall be applied, on a daily basis, to the Obligations under the UK Commitment (without regard to the then current level of Minimum Availability), PROVIDED that, if no Event of Default exists, any such funds contained in such Concentration Account which are in excess of the then outstanding UK Loans shall be remitted to an account designated by the UK Borrower.

         4.3 APPLICATION OF FUNDS. Except as hereinafter provided in this Section, all payments received in each Concentration Accounts shall be the sole property of the

Administrative Agent, for the benefit of the Creditors. Any amounts received in the Concentration Account at ING Bank, n.v. (or any other bank holding the Concentration Account for the UK Commitment) will be credited to the Obligations under the UK Commitment and any amounts received in the other Concentration Account shall be credited to the Obligations under the Domestic Commitment as follows: (a) after allowing two (2) Business Days for collection of checks and other instruments in the case of checks and other instruments received directly in the Concentration Account, all such payments will be credited (conditional upon final collection), and (b) all Cash payments, including payments made by wire transfer of immediately available funds received in time for the then posted clearing time on the date received, will be credited immediately after receipt thereof or, if not received in time for posting, on the next succeeding Business Day. All payments received from LEP Canada, whether following a demand pursuant to the Guarantee signed by it or otherwise will be applied in accordance with Section 10.2(e). If any Person makes any payment to the Lenders or the Lenders receive any payment or proceeds of Collateral for the benefit of the Company or any of its Restricted Subsidiaries, which payment is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law or for any other reason, then, to the extent of such payment or proceeds, the Obligations shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Lenders.
The financial institutions at which the Concentration Account are maintained shall disburse amounts credited to the Concentration Accounts in such manner as the Administrative Agent may from time to time direct, in its sole discretion. At such time as the relevant Commitment has terminated, all outstanding Letters of Credit under that Commitment have terminated or been fully Cash collateralized to the Administrative Agent's satisfaction and all Obligations under that Commitment have been fully paid and satisfied, all amounts in the Concentration Account, the Disbursement Accounts and the Lockbox Accounts shall be paid over to the relevant Borrower.

         4.4 ADDITIONAL LENDER ACCOUNTS. Schedule 4.4 lists each demand and time deposit account maintained by the Company and each Restricted Subsidiary as of the Closing Date with any financial institution, and sets forth the correct account name and number with respect to each such account. The Company and its Restricted Subsidiaries shall not deposit any collections or Receivables in any demand or time deposit account that is not a Blocked Account, a Depositary Account, a Lockbox Account, or the Concentration Account or, in the case of LEP Canada, the account with a Canadian chartered bank subject to a collection account agreement all as provided in Section 4.1 until such time as the Administrative Agent in its discretion gives notice of the termination of such rights as provided in Section 4.1. At such times as Minimum Availability is less than $20,000,000, unless the Administrative Agent otherwise consents in writing, the Company and its Restricted Subsidiaries shall not permit more than $500,000 in the aggregate at any time to be kept on deposit in Blocked Accounts. The Company and its Active Subsidiaries shall not open any new account, nor close any existing account, without prior notice to the Administrative Agent and in no event shall open any new account unless such account is subject to blocked account arrangements (or, in the case of LEP Canada, collection account agreements) in form and substance reasonably satisfactory to Administrative Agent.

                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES

     The Company and each Borrower (in the case of LEP UK, as to itself only) represents and warrants to the Lenders that, in each case after giving effect to the transactions contemplated hereby:

         5.1 SOLVENCY. (i) On the Closing Date and after giving effect to the transactions contemplated hereby, the Company, each Domestic Borrower, and each Restricted Subsidiary of the Domestic Borrowers shall be Solvent, and (ii) on the date of any Request for Loan and after giving effect to the borrowing of such Loan, the Company and each Domestic Borrower and, on and after the date of the first extension of credit under the UK Commitment, LEP UK shall be Solvent.

         5.2 EXISTENCE AND QUALIFICATION, POWER, COMPLIANCE WITH LAWS. The Company is a corporation duly formed, validly existing and in good standing under the Laws of Delaware. The Company is duly qualified to transact business, and is in good standing in Delaware and each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, EXCEPT where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. The Company has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform the Obligations to be performed by it thereunder. The Company and its Restricted Subsidiaries have each duly executed and delivered each Loan Document to which each is a party.
As of the Closing Date, the chief executive offices of the Company are located in Hillside, Illinois at the address for notices set forth in the signature pages to this Agreement. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, non-assessable and issued in compliance with all applicable state, provincial and federal securities and other Laws. As of the Closing Date, there are 5,000,000 shares of common stock of the Company authorized and (as of June 30, 1997) 2,051,996 shares of common stock of the Company issued and outstanding and not less than eighty-five percent (85%) of the issued and outstanding shares of the capital stock of the Company are then owned collectively by the Sponsors and the management of the Company and its Subsidiaries. No Person holds any option, warrant or other right to acquire any shares of capital stock of the Company except as disclosed in Schedule 5.2. The Company is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all Filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, EXCEPT where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

         5.3 AUTHORITY; COMPLIANCE WITH OTHER AGREEMENTS AND INSTRUMENTS AND GOVERNMENT REGULATIONS. Except as set forth in Schedule 5.3, the execution, delivery and performance by each of the Company and its Restricted Subsidiaries of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate action, and do not:

              (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such Party;

              (b) Violate or conflict with any provision of such Party's charter, consenting documents, articles of incorporation or bylaws, as applicable;


              (c) Result in or require the creation or imposition of any Lien or Right of Others (other than pursuant to the Collateral Documents) upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

              (d)  Violate any Requirement of Law applicable to such Party;

              (e) Constitute a "transfer of an interest" or an "obligation incurred" that is avoidable by a trustee under Section 548 of the Bankruptcy Code of 1978, as amended, or constitute a ''fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meanings of the Uniform Fraudulent Conveyance Act or Uniform Fraudulent Transfer Act or any similar law, as enacted in any jurisdiction or constitute any fraudulent preference, fraudulent transfer or other transaction reviewable under the Bankruptcy and Insolvency Act of Canada or any other Law of Canada or any province of Canada; or

              (f) Result in a breach of or default under or would, with the giving of notice or the lapse of time or both, constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected; and neither the Company nor any of its Subsidiaries is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 5.3(f), in any respect that constitutes a Material Adverse Effect.

         5.4  NO GOVERNMENTAL APPROVALS REQUIRED.  Except as set forth in
Schedule 5.4, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is required to authorize or permit under applicable Laws the execution, delivery and performance by the Company and each of its Restricted Subsidiaries of the Loan Documents to which it is a Party. All or filings with, any Governmental Agency described in Schedule 5.4, except as otherwise specified therein, will be accomplished as of the Closing Date.

         5.5  SUBSIDIARIES.

              (a) Schedule 5.5 hereto correctly sets forth as of the Closing Date the names, the form of legal entity, jurisdictions of organization and (in the case of the Domestic Subsidiaries) locations of the chief executive offices of all Subsidiaries of the Company, and the number of shares of capital stock issued and outstanding of each Restricted Subsidiary of the Company. As of the Closing Date, the Company does not own any capital stock or equity interest in any Person other than its Subsidiaries. Unless otherwise indicated on Schedule 5.5, as of the Closing Date, all of the outstanding shares of capital stock or all of the units of equity interest, as the case may be, of each Restricted Subsidiary are owned of record and beneficially by the Person designated on Schedule 5.5, there are no outstanding options, warrants or other rights to purchase capital stock of any Restricted Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid, nonassessable, and were issued in compliance with all applicable Laws, and are free and clear of all Liens and Rights of Others, EXCEPT for Permitted Encumbrances and Permitted Rights of Others.

              (b) As of the Closing Date, Schedule 5.5 correctly identifies those Subsidiaries of the Company which are Restricted Subsidiaries or Inactive Subsidiaries.

              (c) Each Restricted Subsidiary which is an Active Subsidiary is a legal entity of the form described for that Subsidiary in Schedule 5.5, duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary (EXCEPT where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

              (d) Except as set forth on Schedule 5.5, each Restricted Subsidiary which is an Active Subsidiary is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business EXCEPT where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

         5.6  FINANCIAL STATEMENTS.  The Company has furnished to the Lenders
(a) the audited financial statements of the Company and its Subsidiaries as at December 31, 1996, (b) and the unaudited consolidated and consolidating financial statements of the Company and its Subsidiaries as of June 30, 1997. The financial statements described above fairly present the financial condition and the results of operations of the Persons described as at such dates and for such periods in accordance with Generally Accepted Accounting Principles consistently applied, subject to year-end adjustments and the absence of footnotes.

         5.7 NO OTHER LIABILITIES; NO MATERIAL ADVERSE EFFECT. EXCEPT as described in Schedule 5.7, as of the Closing Date, the Company and its Restricted Subsidiaries do not and will not have any material liability or material contingent liability not reflected or disclosed in the financial
statements described in Section 5.6.   Except as otherwise disclosed in writing
to the Lenders prior to the Closing Date, there has been no event or circumstance that has occurred that constitutes a Material Adverse Effect since December 31, 1996 or at the Closing Date.

         5.8 TITLE TO PROPERTY. As of June 30, 1997, the Company and its Subsidiaries have, good and valid title to all the Property reflected in the financial statements described in Section 5.6 other than Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than Permitted Encumbrances and Permitted Rights of Others and as otherwise permitted by Section 7.11.

         5.9 INTANGIBLE ASSETS. Except as set forth in Schedule 5.9, the Company and its Restricted Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their respective businesses as now operated and which are material to the condition (financial or otherwise), business or operations of the Company and its Restricted Subsidiaries, taken as a whole, and no such Intangible Asset, to the Best Knowledge of the Company, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect.

         5.10 GOVERNMENTAL REGULATION. Neither the Company nor any of its Restricted Subsidiaries is subject to regulation under any Law limiting or regulating its ability to incur Indebtedness for money borrowed.

         5.11 LITIGATION. As of the Closing Date, there are no actions, suits, proceedings or investigations pending as to which the Company or its Restricted Subsidiaries have been served or have received notice or, to the Best Knowledge of the Company, have been threatened against or affecting the Company or its Restricted Subsidiaries or any Property of any of them before any Governmental Agency that individually could be reasonably expected to (i) result in an adverse decision which could, in a manner not involving the payment of money, materially and adversely affect the condition (financial or otherwise) or business operations of the Company and its Restricted Subsidiaries, taken as a whole, or the properties and assets of the Company and its Subsidiaries, taken as a whole, or (ii) in any manner draw into question the validity or enforceability of any Loan Document. As of the Closing Date, except as set forth in Schedule 5.11, there are no actions, suits, proceedings or investigations pending as the Company and its Restricted Subsidiaries, or, to the Best Knowledge of the Company and its Restricted Subsidiaries, threatened against or affecting the Company or its Restricted

Subsidiaries which could reasonably be expected to result in a judgment in excess of $500,000 (other than a money judgment covered by insurance as to which the insurance the Company has not disclaimed or reserved the right to disclaim coverage) being entered or filed against the Company or any of its Restricted Subsidiaries.

         5.12 BINDING OBLIGATIONS. Each of the Loan Documents to which the Company or any of its Restricted Subsidiaries is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, EXCEPT as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

         5.13 NO DEFAULT. As of the Closing Date, and giving effect to each of the transactions contemplated to occur thereon, no event has occurred and is continuing that is a Default or an Event of Default.

         5.14 ERISA.

              (a) EXCEPT as disclosed in Schedule 5.14, neither the Company nor any ERISA Affiliate maintains, contributes to or is required to or will maintain, contribute to or will be required to contribute to, any "employee pension benefit plan" that is subject to Title IV of ERISA.

              (b) With respect to each Pension Plan disclosed in Schedule 5.14 and except as may be otherwise therein described:

                   (i) such Pension Plan complies in all material respects with ERISA and any other applicable Laws;

                  (ii) such Pension Plan has not incurred any material "accumulated funding deficiency," as that term is defined in Section 302 of ERISA;

                 (iii) no "reportable event" (as defined in Section 4043 of ERISA) has occurred that would subject the Company or any of its ERISA Affiliates to any liability with respect to such Pension Plan that would constitute a Material Adverse Effect;

                   (iv) neither the Company nor any ERISA Affiliate thereof has engaged in any nonexempt "prohibited transaction" (as defined in Section 4975 of the Code) that would subject the Company or any of its ERISA Affiliates to any penalty that would constitute a Material Adverse Effect;

                   (v) no Termination Event has occurred or may reasonably be expected to occur that would constitute a Material Adverse Effect;

                   (vi) no material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Pension Plan, Multiemployer Plan or any trust related thereto has been, or is expected by the Company or any of its ERISA Affiliates to be, incurred by the Company or any of its ERISA Affiliates that would constitute a Material Adverse Effect;

                  (vii) neither the Company nor any of its ERISA Affiliates has any contingent liability with respect to any post-retirement benefit under any "Welfare plan" (as defined in Section 3(1) of ERISA) that would constitute a Material Adverse Effect, other than liability for continuation coverage under Part 6 of Title I of ERISA; and

                 (viii) no lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by the Company or any of its ERISA Affiliates to be imposed on the assets of the Company or any member of its ERISA Affiliates that would constitute a Material Adverse Effect.

              (c) As of the Closing Date, all contributions required to be made by the Company or any of its ERISA Affiliates to a Multiemployer Plan described in Schedule 5.14 have been made or will have been made except as may be described in Schedule 5.14.

         5.1  CAN PLANS.

              (a) All CAN Plans, which will be maintained by the Company or its Subsidiaries, are described on Schedule 5.15 hereto:

              (b) no CAN Plan which is a registered pension plan has been terminated (in whole or in part) nor have any proceedings been instituted or threatened to terminate (in whole or in part) any such CAN Plan which termination has or could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to give rise to a Lien,

              (c) neither the Company nor any of its Subsidiaries has ceased to participate (in whole or in part) as a participating employer in any CAN Plan which is a registered pension plan;

              (d) except as disclosed on Schedule 5.15 hereto, neither the Company nor any of its Subsidiaries has any unfunded liability (including contingent unfunded liability) on wind up (in whole or in part) to any CAN Plan which is a registered pension plan or any solvency deficiency in any such CAN Plan in excess of $1,000,000;

              (e) except as disclosed on Schedule 5.15 hereto, neither the Company nor any of its Subsidiaries has any material liability in respect of any CAN Plan other than for required insurance premiums or contributions or remittances which have been paid, contributed and remitted when due;

              (f) all contributions have been made to the CAN Plans as required by law or the terms thereof to be made when due and neither the Company nor any of its Subsidiaries is in arrears in the payment of any contribution, payment, remittance or assessment or in default in filing any reports, returns, statements and similar documents in respect of the CAN Plans required to be made or paid pursuant to any CAN Plan any law, act, regulation, directive or order or any employment, union, pension, deferred profit sharing, benefit, bonus or other similar agreement or arrangement;

              (g) neither the Company nor any of its Subsidiaries is liable or, to the Best Knowledge of the Company, alleged to be liable, to any employee or former employee, director or former director, officer or former officer resulting from any violation or alleged violation of any CAN Plan which is a registered pension plan, any fiduciary duty, any law or agreement in relation to any such CAN Plan, except as disclosed in
     Schedule 5.15 hereof, does not have any unfunded pension or like obligations or solvency deficiency in excess of $1,000,000 (including any past service or experience deficiency funding liabilities), other than accrued obligations not yet due, for which it has made full provision in its books and records;

              (h) without limiting the foregoing, all of the CAN Plans are and have been since their inception, administered in accordance with their terms and all applicable laws in all material respects and are duly registered where required by, and are in compliance and good standing in all material respects under, all applicable laws, acts, statutes, regulations, orders, directives and agreements, including, without limitation, the Income Tax Act of Canada, and the Pension Benefits Act of Ontario, any successor legislation thereto, and other applicable laws of any jurisdiction; and

              (i) except for claims for benefit payments in the normal course, there are no material outstanding or pending or threatened investigations, claims, suits or proceedings in respect of any CAN Plans (including to assert rights or claims to benefit payment other than in the normal course or that could give rise to any material liability).

         5.16 REGULATIONS G, T, U AND X. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any "margin stock" (as such term is defined in Regulations G, T, U and X) in violation of Regulations G, T, U or X. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock."

         5.17 DISCLOSURE. No written statement made by a Senior Officer of the Company or any of its Subsidiaries to any Creditor in connection with this Agreement, or in connection with any Loan, as such statement may be amended, modified or supplemented prior to the Closing Date, contains any untrue statement of a material fact or omits a material fact necessary in order to make the statement made not misleading in light of all the circumstances existing at the date the statement was made. To the Best Knowledge of the Company there is no fact (other than matters of a general economic nature or matter generally applicable to businesses of the types engaged in by the Company and its Subsidiaries) that would constitute a Material Adverse effect that has not been disclosed in writing to the Administrative Agent and the Lenders.

         5.18 TAX LIABILITY. Except as disclosed on Schedule 5.18, the Company and its Restricted Subsidiaries have filed all material tax returns that are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by the Company or any of its Restricted Subsidiaries, EXCEPT:

              (a) taxes for which the Company or its relevant Restricted Subsidiaries have been fully indemnified;

              (b) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to `which adequate accounting reserves have been established and maintained; and

              (c) such minor taxes involving not more than $25,000 in potential liability in any particular instance (or more than $100,000 in the aggregate) imposed by a political subdivision of a State of the United States of America or the United Kingdom.

         To the Best Knowledge of the Company, there is no tax assessment contemplated or proposed by any Governmental Agency against the Company or any of its Restricted Subsidiaries that would constitute a Material Adverse Effect OTHER than, (x) as of each date subsequent to the Closing Date, such contemplated or proposed tax assessments with respect to which the Company (i) has promptly notified Administrative Agent in writing of its knowledge and (ii) the Company or the appropriate Restricted Subsidiary of the Company has in good faith commenced, and thereafter diligently pursued, appropriate proceedings in opposition to such assessments and (y) as of the Closing Date and each date subsequent thereto, such matters as are disclosed on Schedule 5.15.

         5.19 PROJECTIONS. As of the Closing Date, to the Best Knowledge of the Company, the assumptions set forth in the Projections attached hereto as
Schedule 5.19 are reasonable and consistent with each other and with all facts known to any Senior Officer of the Company, and in the reasonable judgment of the Company, no material assumption is omitted as a basis for the Projections, and the Projections are reasonably based on such assumptions. Nothing in this Section shall be construed as a representation or covenant that the Projections in fact will be achieved.

         5.20 EMPLOYEE MATTERS. There is no strike or work stoppage in existence or threatened involving the Company or its Restricted Subsidiaries that would constitute a Material Adverse Effect.

         5.21 SECURITY INTERESTS. Upon the execution and delivery of this Agreement, the Pledge and Security Agreements and the Canadian Security Documents, and the delivery of the Pledged Collateral to the Administrative Agent, the Pledge and Security Agreements and the Canadian Security Documents will create a valid first priority security interest in favor of the Administrative Agent for the ratable benefit of the Lenders in the Pledged Collateral therein described securing the Obligations, and all action necessary to perfect the security interest so created will have been taken and completed. Except in respect of LEP UK, upon the execution and delivery of this Agreement and the Pledge and Security Agreements, and upon the upon the filing of Uniform Commercial Code financing statements (or, in the case of the Canadian Subsidiaries, Personal Property Security Act financing statements or recording and filing of such instruments or notice thereof, as applicable, under the governing law of each province in which Collateral may be located) with the appropriate Governmental Agencies a valid first priority security interest (or Lien in the case of Collateral of LEP Canada located in a province not governed by a Personal Property Security Act) in the Collateral described therein securing the Obligations (subject only to then existing Permitted Encumbrances, Permitted Rights of Others and matters permitted by Section 7.11 and to such qualifications and exceptions as are contained in the Uniform Commercial Code (as in effect in the relevant jurisdiction) with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in Property to which Article 9 of said Code does not apply) shall be perfected. Upon the execution and delivery of the UK Security Documents by LEP UK, the UK Security Documents will create valid first priority security interests in the Collateral therein described in favor of the Administrative Agent for the ratable benefit of the Lenders securing the Obligations. Upon delivery for registration of the UK Security Documents to the Registrar of Companies together with prescribed particulars thereof within 21 days of the date of creation of the security interests therein, the security interests contained therein will not be void against any liquidator of LEP UK nor any person who for value acquires an interest in or right over the Collateral.

         5.22 HAZARDOUS MATERIALS.  Except as specifically described in
Schedule 5.22, neither the Company nor any of its Restricted Subsidiaries, nor any predecessor in title or any third person at any time occupying or present on the real property owned or leased at any time by the Company or any of its Restricted Subsidiaries, has disposed of, discharged, released or threatened the release of any material amount of Hazardous Materials on, from or under such real property in any manner that violates any Hazardous Materials Laws which violation could reasonably be expected to have a Material Adverse Effect.
Except as specifically described in Schedule 5.11 or Schedule 5.22, there have been no actions, events, conditions or circumstances that might cause the Company or any Restricted Subsidiary to incur response costs under environmental Law, or costs relating to personal or property injury relating to owned or leased real property, except as would not individually or in the aggregate have a Material Adverse Effect. Except as specifically described in Schedule 5.22, no real property owned or leased by the Company or any of its Restricted Subsidiaries or portion thereof is or has been utilized by the Company or any of its Restricted Subsidiaries as a site for the manufacture, handling, treatment, storage or disposal of any Hazardous Materials and all such real property is in compliance in all material respects with all Hazardous Materials Laws. To the extent that any Hazardous Materials have been, or are used, generated or stored by the Company or any of its Restricted Subsidiaries on any real property, or transported to or from such real property by the Company or its Restricted Subsidiaries, such use, generation, storage and transportation have been, and are, in compliance in all material respects with all Hazardous Materials Laws. For the purposes of this Section, the phrase "real property owned or leased" includes, without limitation, any real property which is in the charge, management or control of the Company or any of its Restricted Subsidiaries or otherwise for which the Company or any of its Restricted Subsidiaries may be liable or responsible under any Hazardous Materials Laws.

         5.23 LABOR DISPUTES. Except as set forth in Schedule 5.23, (a) There is no collective bargaining agreement or other labor contract covering any employees of the Company or its Restricted Subsidiaries except for that covering employees of any Canadian Subsidiaries of the Company; (b) to the Best Knowledge of the Company, except for the contract referred to in clause (a) above, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Canadian Subsidiaries of the Company or for any similar purpose; and (c) there is no pending or, to the Best Knowledge of the Company, threatened strike, work stoppage, material unfair labor practice claims or other material labor dispute against or affecting any Canadian Subsidiaries of the Company or their respective employees that could reasonably be expected to result in a Material Adverse Effect.

         5.24 WORKERS' COMPENSATION. None of the Canadian Subsidiaries of the Company has any unpaid workers' compensation or like obligations except as are being incurred, and paid on a current basis in the ordinary course of business, and there are no proceedings, claims, actions, orders or investigation of any Governmental Agency relating to workers' compensation outstanding, pending or, to the Best Knowledge of the Company, threatened relating to them or any of their employees or former employees that could reasonably be expected to result in a Lien or to result in a Material Adverse Effect.

         5.25 INTERCOMPANY DEBT ARRANGEMENTS. Each of the Drop-Down Notes is properly described on Schedule 5.25, and there are no instruments, documents or agreements evidencing or representing Indebtedness by any Restricted Subsidiary of the Company to the Company or to any other Restricted Subsidiary of the Company other than the Drop-Down Notes or as set forth on Schedule 5.25.

         5.26 CANADIAN SUBSIDIARIES. As of the Closing Date, except for LEP Canada, none of the Canadian Subsidiaries owns any Property or carries on any business activity.

                                      ARTICLE VI
                                AFFIRMATIVE COVENANTS
                 (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)

         So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains in force, the Company and each Borrower shall (in the case of LEP UK, as to itself only), and shall cause each of the Restricted Subsidiaries to, unless the Administrative Agent (with the approval of the Majority Lenders) otherwise consents:

         6.1 PAYMENT OF TAXES AND OTHER POTENTIAL LIENS. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof, upon their respective income or profits or any part thereof or upon any right or interest of the Administrative Agent or any Lender under any Loan Document, EXCEPT that the Company and its Restricted Subsidiaries shall not be required to pay or cause to be paid:

              (a) any income or gross receipts tax or any other tax on or measured by income generally applicable to banks which is payable by the Administrative Agent or any Lender;

              (b) any tax, assessment, charge or levy that is not yet delinquent, or is being contested in good faith by appropriate proceedings, so long as the Company or its Restricted Subsidiaries, on a consolidated basis, have established and maintain adequate accounting reserves for the payment of the same and by reason of such nonpayment and contest no material item or portion of Property of the Company and its Restricted Subsidiaries, taken as a whole, is in jeopardy of being seized, levied upon or forfeited; and

              (c) such minor taxes involving not more than $250,000 in potential tax liability in any particular instance (or more than $1,000,000 in the aggregate) imposed by a political subdivision of a State of the United States of America or the United Kingdom; and by reason of such nonpayment no material item or portion of Property of the Company and its Restricted Subsidiaries, taken as a whole, is in jeopardy of being seized, levied upon or forfeited.

         6.2 PRESERVATION OF EXISTENCE. Except as to Inactive Subsidiaries, preserve and maintain their respective existences in the jurisdiction of their formation and all authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective businesses, and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective businesses or the ownership or leasing of their respective Properties EXCEPT (a) where the failure to preserve and maintain any such authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits or registrations or to so qualify or remain qualified would not constitute a Material Adverse Effect, and (b) that a Disposition permitted under Section 7.4 or a merger permitted under Section 7.5 shall not constitute a violation of this covenant.

         6.3 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of their respective depreciable properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, EXCEPT that the failure to maintain, preserve and protect a particular item of depreciable Property that is not of significant value, either intrinsically or to the operations of the Company and its Restricted Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.


         6.4 MAINTENANCE OF INSURANCE. Maintain liability, casualty and other insurance (subject to customary deductibles and retention) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Company and its Restricted Subsidiaries operate. Upon request by the Administrative Agent, the Company and each of its Restricted Subsidiaries shall furnish to the Administrative Agent copies of the policies under which such insurance is maintained, certificates of insurance and such other information relating to insurance as the Administrative Agent may request.

         6.5 COMPLIANCE WITH LAWS. Comply with all Requirements of Laws, noncompliance with which would constitute a Material Adverse Effect, except that the Company and its Restricted Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

         6.6 INSPECTION RIGHTS. Upon reasonable notice, at any time during regular business hours and as often as requested (but not so as to materially interfere with the business of the Company and its Restricted Subsidiaries), permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit, inspect and to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with any of their officers, key employees and accountants, and, with the prior approval of the Company, the customers or vendors of the Company and its Restricted Subsidiaries, and, upon request, furnish promptly to the Administrative Agent or any Lender true copies of all financial information made available to the senior management of the Company and its Restricted Subsidiaries.

         6.7 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over the Company or any of its Restricted Subsidiaries.

         6.8 COMPLIANCE WITH AGREEMENTS. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, EXCEPT that the Company and its Restricted Subsidiaries need not comply with Contractual Obligations under any such agreements, indentures, leases or instruments then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

         6.9 USE OF PROCEEDS. Use the proceeds of the Loans to refinance the obligations and Indebtedness under the Existing Loan Agreement, and for proper working capital purposes, and for other proper corporate purposes not prohibited hereunder.

         6.10 HAZARDOUS MATERIALS LAWS. Keep and maintain all real property owned or leased by the Company or any of its Restricted Subsidiaries and each portion thereof in compliance in all material respects with all Hazardous Materials Laws and promptly advise the Administrative Agent in writing of: (a) any and all enforcement, cleanup, removal, compliance or other governmental or regulatory actions instituted, completed or threatened in writing pursuant to any applicable Hazardous Materials Laws, (b) any and all claims made or threatened in writing by any third party against the Company or its Restricted Subsidiaries or any real property owned or leased by the Company or any of its Restricted Subsidiaries relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials ("Hazardous Material Claims") and (c) discovery by any Senior Officer of the Company or any Borrower of any occurrence or condition on any real property adjoining or in the vicinity of real property owned or leased by the Company or any of its Restricted Subsidiaries that could reasonably be expected to cause the such real property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such real property under any Hazardous Materials Laws. For the purposes of this Section, the phrase "real property owned or leased" includes, without limitation, any real property which is in the charge, management or control of the Company or any of its Restricted Subsidiaries or otherwise for which the Company or any of its Restricted Subsidiaries may be liable or responsible under any Hazardous Materials Law.

         6.11 ADDITIONAL COLLATERAL. With respect to each Inactive Subsidiary which hereafter becomes an Active Subsidiary, and each Restricted Subsidiary which is an Active Subsidiary of the Company formed or acquired after the Closing Date in accordance with the other terms of this Agreement, in each case concurrently with its becoming an Active Subsidiary, deliver to the Administrative Agent 100% of the capital stock of such Subsidiary and a Drop-Down Note and Drop Down Note Security Agreement executed by such Subsidiary, and cause such Subsidiary to enter into a Pledge and Security Agreement and to execute and deliver any financing statements or Canadian Personal Property Security Act filings which the Administrative Agent may reasonably request.

         6.12 COLLATERAL. Create and maintain a valid first priority perfected security interest and Lien in favor of the Administrative Agent in all of the Collateral (subject only to Permitted Encumbrances, Permitted Rights of Others and matters permitted by Section 7.11). In addition, the Company shall provide the Administrative Agent, within a reasonable time period following the Administrative Agent's request therefor, with such Uniform Commercial Code, Personal Property Security Act, Register of Personal and Movable Real Rights (of Quebec), Companies Act of Nova Scotia, and, in England and Wales, searches of the public register maintained by the Registrar of Companies pursuant to, inter alia, the Companies Act of 1985 (as amended by the Companies Act of 1989) and other search reports as the Administrative Agent shall reasonably request. Notwithstanding any other provision in any Loan Document, LEP UK shall be under no obligation to execute, deliver, file, record or perfect any UK Security Documents or other documents providing for the granting of collateral security, to create, attach or establish any lien or charge upon any Pledged Collateral or other asset of LEP UK or to comply with the provisions of
Article IV until such time as it requests any extension of credit under the UK Commitment.

                                     ARTICLE VII
                                  NEGATIVE COVENANTS

         So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains in force, the Company and the Borrowers shall not (in the case of LEP UK, as to itself only), and shall not permit the Restricted Subsidiaries to, unless the Administrative Agent (with the approval of the Majority Lenders) otherwise consents:

         7.1 CREATION OR DISSOLUTION OF SUBSIDIARIES. Establish any new Restricted Subsidiary, or allow any Inactive Subsidiary of a Restricted Subsidiary to become an Active Subsidiary, unless the Administrative Agent shall have been given at least five (5) days prior written notice thereof (other than as permitted by Section 7.6 hereof) or terminate, dispose of, dissolve, or otherwise liquidate any Restricted Subsidiary (other than the termination or dissolution of an Inactive Subsidiary or as permitted by Sections 6.2, 7.4 or
7.5 hereof).

         7.2 PREPAYMENT OF INDEBTEDNESS. Prepay any principal or interest on any Indebtedness of the Company or any of its Restricted Subsidiaries prior to the date when due, or make any payment or deposit with any Person that has the effect of providing for the satisfaction of any Indebtedness of the Company or its Restricted Subsidiaries prior to the date when due, except Indebtedness to the Lenders under the Loan Documents, PROVIDED that this covenant shall not prohibit the prepayment of (a) the obligations described on Schedule 7.12B, (b) the Senior Notes out of (x) the net cash proceeds of Dispositions permitted hereunder, PROVIDED that no Default or Event of Default then exists and the Company and the relevant Borrowers have, within the 30 day period prior to the making of such prepayment offered to repay the Notes in such amount and to permanently reduce the amount of the Credit Limit by the amount of such repayment, and the Majority Lenders shall have rejected that offer, (y) the net cash proceeds of equity issuances made by the Company following the Closing Date, and (z) Subordinated Obligations incurred by the Company following the Closing Date in an aggregate principal amount not to exceed $25,000,000, and (c) other obligations and indebtedness of the Company and its Restricted Subsidiaries (not including the Senior Notes) in an aggregate principal amount which does not exceed $2,000,000 during the term of this Agreement.

         7.3  PAYMENT OF SUBORDINATED OBLIGATIONS.  Pay any principal
(including sinking fund payments), interest or any other amount with respect to any Subordinated Obligation, or purchase or redeem (or make, or become obligated to make, any offer to purchase or redeem) any Subordinated Obligation, EXCEPT payment of interest in accordance with the terms of any Subordinated Obligation; PROVIDED, however, that during any period in which an Event of Default is then continuing, no such payment of interest shall be made prior to the expiration of the maximum period of interest blockage provided for under the terms of that Subordinated Obligation.

         7.4 DISPOSITION OF PROPERTY. Make any Disposition of its Property, whether now owned or hereafter acquired, EXCEPT (a) a Disposition to the Company or to a wholly owned Restricted Subsidiary in compliance with all Laws (including applicable tax Laws); and (b) other Dispositions made when no Default or Event of Default exists or would result therefrom, PROVIDED that (i) as of the date of any Disposition which, when aggregated with all other Dispositions theretofore made since the Closing Date, results in the aggregate non-cash proceeds of all such Dispositions being in excess of $20,000,000, the Interest Charge Coverage Ratio for the twelve month period then ending shall be not less than 2.25:1.00, and (ii) if any Disposition involves the direct or indirect transfer of ownership to any accounts receivable, concurrently with the making of any such Disposition, the Company shall deliver a Borrowing Base making PRO FORMA adjustments to the Borrowing Base reflecting such Disposition.

         7.5 MERGERS. Merge, consolidate or amalgamate with or into any Person, EXCEPT mergers, consolidations or amalgamations of a Subsidiary of the Company into the Company (with the Company as the surviving entity) or into a wholly owned Subsidiary of the Company; PROVIDED that (a) the Company and each of its Restricted Subsidiaries has executed such amendments to the Loan Documents and/or assumptions of liability under the Loan Documents at the Administrative Agent may determine are appropriate as a result of any such merger, consolidation or amalgamation, (b) LIWDE shall not merge, consolidate or amalgamate with any Person, and (c) LEP UK shall not merge, combine, consolidate or amalgamate with any Person (other than a Subsidiary of LIWDE, with LEP UK the surviving Person).

         7.6 INVESTMENTS AND ACQUISITIONS. Make any Acquisition or enter into any agreement to make any Acquisition, or make or suffer to exist any Investment which is not in existence on the date of this Agreement and disclosed in
Schedule 7.6 EXCEPT: (a) Investments consisting of Cash Equivalents, (b) Investments by the Company in any

Restricted Subsidiary and by any Restricted Subsidiary in the Company or in any other Restricted Subsidiary so long as any such investment is documented under a Drop-Down Note or otherwise evidenced in a manner satisfactory to the Administrative Agent; (c) Investments by any Borrower in its Active Subsidiaries or by the Subsidiaries of any Active Subsidiary of the Company in such Active Subsidiary, so long as any such Investment shall be documented under a Drop-Down Note; (d) the LIW Acquisition and the Investments resulting therefrom; (e) any other Permitted Acquisition and the Investments resulting therefrom, and (f) Investments by the Borrowers in Unrestricted Subsidiaries which are made when no Default or Event of Default has occurred and remains continuing and which do not result in Minimum Availability being less than $10,000,000. Investments by, and Acquisitions made through, Unrestricted Subsidiaries shall not in and of themselves, be deemed to be Investments or Acquisitions by the Company.

         7.7 HOSTILE TENDER OFFERS. Make any offer to purchase or acquire, or consummate a purchase or acquisition of, 5% or more of the capital stock of any corporation or other business entity if the board of directors or management of such corporation or business entity has notified the Company that it opposes such offer or purchase; provided that such acquisition or purchase is otherwise permitted pursuant to the terms of this Agreement.

         7.8 DISTRIBUTIONS. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, EXCEPT (a) Distributions to the Company or to a wholly owned Subsidiary of the Company,
(b) unless an Event of Default has occurred and is continuing, distributions to pay management fees, pursuant to the Management Agreements, not to exceed $700,000, in the aggregate, per annum, (c) unless an Event of Default has occurred and is continuing, distributions to repurchase the stock held by an employee of the Company or any Subsidiary upon termination of employment of such employee, not to exceed $3,000,000 in any Fiscal Year and $10,000,000 in the aggregate, and (d) so long as no Default or Event of Default is existing or will be created thereby, other Distributions which, after giving effect thereto, do not result in Minimum Availability being less than $20,000,000, and which do not exceed $20,000,000 in the aggregate during the term of this Agreement, PROVIDED that in no event shall any Distributions be made pursuant to this clause (d) prior to October 31, 1998.

         7.9 ERISA. (a) At any time, maintain, or be or become obligated to contribute on behalf of its employees to, any "employee pension benefit plan" that is subject to Title IV of ERISA other than those Pension Plans disclosed in
Schedule 5.14 and Multiemployer Plans to which the Company or any of its Subsidiaries is or becomes obligated to contribute pursuant to the terms of a collective bargaining agreement, (b) at any time, permit any Pension Plan disclosed in Schedule 5.14 in such case if to do so would constitute a Material Adverse Effect, to: (i) engage in any non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code; (ii) incur any material "accumulated funding deficiency," as that term is defined in Section 302 of ERISA, or (iii) suffer a Termination Event to occur which may reasonably be expected to result in liability of the Company or any ERISA Affiliate thereof to the Pension Plan or Multiemployer Plan or to the PBGC that could have a Material Adverse Effect or the imposition of a Lien on the Property of the Company or any ERISA Affiliate thereof pursuant to Section 4068 of ERISA, (c) fail, upon a Senior Officer of the Company becoming aware thereof, promptly to notify the Administrative Agent of the occurrence of any "reportable event" (as defined in Section 4043 of ERISA) (other than a reportable event that is not subject to the provision for 30-day notice to the PBGQ or of any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any Pension Plan described in Schedule 5.14 or any trust created thereunder, or (d) at any time, permit any Pension Plan described in Schedule 5.14 to fail to comply with ERISA, the Code or other applicable Laws in any respect that would result in a Material Adverse Effect.

         7.10 CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of the business of the Company and its Subsidiaries, taken as a whole, as at present conducted.

         7.11 LIENS, NEGATIVE PLEDGES, SALES AND LEASEBACK. Create, incur, assume or suffer to exist any Lien or Right of Others of any nature upon or with respect to any of their respective Property, whether now owned or hereafter acquired or suffer to exist any Negative Pledge with respect to any of their respective Property, or engage in any sale and leaseback transaction with respect to any of their respective Property; EXCEPT: (a) Permitted Encumbrances and Permitted Rights of Others; (b) Liens and Negative Pledges in favor of the Administrative Agent or the Lenders under the Loan Documents; (c) existing Liens disclosed in Schedule 7.11, and refinances thereof, PROVIDED that the obligations secured thereby are not increased, (d) existing Rights of Others and Negative Pledges disclosed in Schedule 7.11; (e) Negative Pledges contained in a lease of Property that do not extend to any Property other than the leasehold estate created by such lease, (f) involuntary Liens arising solely by operation of Law which do not secure any single obligation in excess of $250,000 or aggregate obligations in excess of $1,000,000; (g) Liens arising in connection with Capitalized Leases to the extent permitted hereunder; provided that no such Lien shall extend to or cover any assets other than the assets subject to such capitalized Lease; (h) Liens arising in connection with purchase money security interests to the extent permitted hereunder; provided that no such Lien shall extend to or cover any assets other than the assets subject to such purchase money security interest and the proceeds thereof; (i) Liens and negative pledges on any real property, equipment or fixtures now or hereafter owned by the Company or any of is Subsidiaries securing indebtedness permitted by Section 7.12(d); (j) deposits or other obligations in the form of a performance bond, if any, to secure the U.N. Guaranty; (k) until the making of the initial UK Loans and the issuance of the initial UK Letters of Credit, Liens in the assets of LEP UK (and related Negative Pledges with respect thereto) in favor of National Westminster Bank, plc, as security representative for the account of various other financial institutions, to secure the Indebtedness described in Section 7.12(k); and
(l) the Negative Pledge contained in the Indenture governing the Senior Notes, as in effect on the date of this Agreement.

         7.12 INDEBTEDNESS AND CONTINGENT OBLIGATIONS. Create, incur, assume or suffer to exist any Indebtedness or Contingent Obligation, EXCEPT: (a) existing Indebtedness and Contingent Obligations disclosed on Schedule 7.12A and any Indebtedness or Contingent Obligation existing on the Closing Date in an amount less than $500,000, in the aggregate; (b) Indebtedness and Contingent Obligations in favor of the Lenders or the Administrative Agent under the Loan Documents; (c) Indebtedness of Borrowers and their Restricted Subsidiaries to and Contingent Obligations of Borrowers and their Restricted Subsidiaries in favor of , the Company or any Borrower, so long as any such Indebtedness is documented under by a Drop-Down Note Pledge and Security Agreement or otherwise evidenced in a manner satisfactory to the Administrative Agent, and (except in the case of the Borrowers, LEP Canada and its Canadian Subsidiaries), is secured pursuant to a Drop-Down Note Pledge and Security Agreement; (d) Indebtedness secured solely by real property, equipment and fixtures; (e) Indebtedness to Representative Agents and Contractors for services rendered; (f) Indebtedness to Contractors incurred in connection with the advance payment by such Contractors of vehicle insurance premiums to the Company or any of its Subsidiaries; (g) purchase money Indebtedness and Capital Lease obligations in an amount which does not exceed $30,000,000; (h) other Indebtedness or Contingent Obligation with an aggregate face amount not to exceed $10,000,000, so long as such Indebtedness or Contingent Obligation is unsecured, and the aggregate of all principal, interest, and fee payments due thereunder in any Fiscal Year does not exceed $2,000,000; (i) interest rate and currency hedging agreements and arrangements on commercially reasonable terms;
(j) Contingent Obligations of the Company or any of its Subsidiaries under the U.N. Guaranty; (k) Indebtedness and Contingent Obligations of LEP UK to the lenders described on Schedule 7.12B (but not any refinancings thereof); and (l) Subordinated Obligations incurred when no Default or Event of Default exists..

         7.13 CAN PLANS. (a) Cause, allow or permit any CAN Plan to be other than duly qualified and administered in all respects in compliance with all applicable Laws (including regulations, orders and directives) and the terms of the CAN Plan and any agreement relating thereto; (b) cause, allow or permit any CAN Plan to have any unfunded liability or contribution due and not paid which does or is capable of giving rise to any trust or Lien; (c) fail to ensure that all amounts required to be paid by it under or in connection with any CAN Plan are paid when due and, notwithstanding the foregoing, that written notice is provided to the Administrative Agent of any amount due and unpaid under or in connection with any CAN Plan; (d) cause, allow or permit any liability upon it or Lien on any of its Property to arise in respect of any CAN Plan; (e) cause, allow or permit any Termination Event to occur in respect of any CAN Plan which could reasonably be expected to have a Material Adverse Effect; (f) make any payments in respect of any CAN Plan in excess of any minimum amounts required to be made by law and the terms of the CAN Plan; (g) after the Closing Date, amend or create any CAN Plan, if the result thereof is to increase the payment obligations in respect of any CAN Plan or the amounts of any solvency deficiencies or liabilities on wind up (in whole or in part) of any CAN Plan which could reasonably be expected to have a Material Adverse Effect; (h) maintain any new trust accounts for payments or contributions in respect of any CAN Plan other than those opened in substitution for existing trust accounts; and (i) fail to ensure that all contributions in respect of any CAN Plan are actually paid to the trustee under such CAN Plan prior to the date when due.
The Company hereby irrevocably directs the trustee under the CAN Plans to apply an appropriate amount of any current credit to reduce and eliminate (to the extent of available surpluses under the CAN Plans) any Plan contributions or payments not made when due.

         7.14 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Company other than (a) transactions between or among the Company and the Borrowers or between or among the Borrowers and their respective wholly-owned Subsidiaries, (b) transactions in the ordinary course and on terms at least as favorable to the Company and its Restricted Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power,
(c) transactions involving the payment of a management or other similar fee to each of the Sponsors on the Closing Date in the amount of $1,250,000 and thereafter periodically in accordance with the terms of the Management Agreements, not to exceed $700,000, in the aggregate per annum, and
(d) transactions with Unrestricted Subsidiaries in the ordinary course and in accordance with past practices conducted prior to the Closing Date.

         7.15 EBITDA. Permit EBITDA for the twelve month period ending on the last day of any Fiscal Quarter to be less than the amounts set forth below opposite that Fiscal Quarter or the period in which that Fiscal Quarter occurs:

         FISCAL QUARTER ENDING                        AMOUNT
         ---------------------                        ------

         December 31, 1997 and
         March 31, 1998                               $18,000,000

         June 30, 1998 through and including
         September 30, 1999                           $21,000,000

         December 31, 1999 through and including      $24,000,000
         September 30, 2000

         December 31, 2000 through and including      $29,000,000
         September 30, 2001

         December 31, 2001 and thereafter             $32,000,000;

PROVIDED THAT (a) the amount set forth above with respect to each Fiscal Quarter shall be reduced by that portion of EBITDA for the twelve month period immediately preceding the last day of that Fiscal Quarter which is attributable to any Subsidiaries of the Company which are the subject of a Disposition or other sale permitted hereunder, and (b) for the purpose of calculating compliance with this covenant, to the extent that such twelve month period contains any period prior to September 30, 1997, EBITDA shall be calculated as described on Schedule 7.15 to the extent set forth thereon on a pro forma basis for that period.

         7.16 INTEREST CHARGE COVERAGE RATIO. As of the last day of any Fiscal Quarter which is a Test Quarter, permit the Interest Charge Coverage Ratio to be less than the ratio set forth opposite the period in which that Fiscal Quarter occurs:

         FISCAL QUARTER ENDING DURING THE PERIOD      RATIO
         ---------------------------------------      -----

         Closing Date through and
         including September 30, 2000                 2.00:1.00

         Thereafter                                   2.25:1.00

         7.17 HOLDING COMPANY RESTRICTIONS. Allow or permit any Person owning any interest, directly or indirectly, in any Canadian Subsidiary, to create, incur, assume or suffer to exist any Indebtedness or Contingent Obligation, or to own or hold any asset other than equity interests in a Canadian Subsidiary; PROVIDED that LEP Canada may incur Indebtedness in favor of ILLCAN, Inc. and ILLSCOT, Inc. pursuant to Section 7.12.

         7.18 NEW SUBSIDIARIES.

              (a) Fail to cause each new Active Subsidiary hereafter formed or acquired by the Company (and any Restricted Subsidiary which hereafter becomes an Active Subsidiary) to execute and deliver when so formed or acquired:

                   (i) a Drop-Down Note (in the case of a Subsidiary of the Domestic Borrowers);

                   (ii) a joinder to the appropriate Guaranty (as determined by the Administrative Agent);

                  (iii) joinders to the related Pledge and Security Agreement, Drop Down Note Pledge and Security Agreement and to the Drop Down Note Subordination Agreement; and

                   (iv) such financing statements and other instruments, documents and agreements as the Administrative Agent or the Majority Lenders may request in relation thereto.

              (b) Fail to deliver or cause to be delivered to the Administrative Agent, in pledge to secure the Obligations:

                   (i) each Drop-Down Note referred to above, together with the original Drop-Down Note Pledge and Security Agreement executed in relation thereto; and

                   (ii) 100% of the capital stock and other equity securities of such Active Subsidiaries, except for Foreign Subsidiaries, as to which 66% of such capital stock and other equity securities shall be delivered.

         7.19 AMENDMENTS TO SUBORDINATED OBLIGATIONS. Amend or modify any Subordinated Obligations in a manner which is materially adverse to the interests of the Creditors, or in any event enter into any amendment or modification thereto without 30 days prior written notice to the Administrative Agent.

                                     ARTICLE VIII
                        INFORMATION AND REPORTING REQUIREMENTS

         8.1 FINANCIAL AND BUSINESS INFORMATION. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains in force, the Company and, to the extent applicable, each Borrower shall, unless the Administrative Agent (with the approval of the Majority Lenders) otherwise consents, deliver, at the Company's and the Borrowers' sole expense:

              (a) to each Lender, as soon as practicable, and in any event within 30 days after the end of each calendar month and within 45 days after the end of each calendar quarter, the consolidated and consolidating balance sheets of the Company and its Subsidiaries, as at the end of such calendar month or quarter, consolidated and consolidating statements of income of the Company and the Borrowers, and consolidated and consolidating cash flow statements for the Company and its Subsidiaries for such calendar month or quarter and for the portion of the Fiscal Year ended with such calendar month or quarter. Such consolidated financial statements shall be in comparative form with such figures for the current budget for both month- and year-to-date and a financial narrative explaining all material variances from the budget. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles (other than any requirement for footnote disclosures, supporting schedules and certain other informational disclosures) both in reasonable detail, subject only to normal quarterly and year-end accruals and audit adjustments;

              (b) to the Lenders, concurrent with the delivery of the monthly financial statements required to be delivered pursuant to Section 8.l(a) hereof, a certificate of a Senior Officer of the Company and each Borrower stating that the Best Knowledge of such Person (in the case of LEP UK, as to itself only), no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Company and the Borrowers propose to take with respect thereto;

              (c) to the Administrative Agent, promptly, such additional financial and other information including, without limitation, financial statements of the Company and its Restricted Subsidiaries and information regarding the Collateral as the Administrative Agent or any of the Lenders may from time to time reasonably request including, without limitation, such information as is necessary for the Lenders to participate out any of its interests in the Loans hereunder or to enable other financial institutions to become signatories hereto and statements of income for any or all segments of the Company's and its Restricted Subsidiaries' operations;

              (d) to the Administrative Agent, concurrent with the delivery of the monthly financial statements required to be delivered pursuant to
     Section 8.l(a) hereof, a Receivables aging report as of the last day of such calendar month;

              (e) to the Administrative Agent, concurrent with the delivery of the monthly financial statements required to be delivered pursuant to
     Section 8.1(a) hereof, a written report (i) listing the addresses of all new locations, offices, or places of business opened or closed by the Company or any Restricted Subsidiary, or to which the Company or any Restricted Subsidiary has relocated its headquarters, during that calendar month, and (ii) listing all bank accounts opened or closed by the Company or any Restricted Subsidiary during that calendar month;

              (f) to the Administrative Agent, copies of any management reports submitted to the Company or any of its Restricted Subsidiaries by independent accountants in connection with the accounts or books of the Company or any of its Restricted Subsidiaries, or any audit of any of them;

              (g) to the Lenders, as soon as practicable, and in any event within 105 days after the end of each Fiscal Year, (i) the audited consolidated balance sheets of the Company and its Subsidiaries as at the end of such Fiscal Year, (ii) audited consolidated statements of income for such Fiscal Year, and (iii) audited consolidated statements of cash flow for such Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report and opinion of Deloitte & Touche or other independent public accountants of recognized standing selected by the Company and if other than a "Big Six" public accounting firm, reasonably satisfactory to the Majority Lenders, which report shall be based on an audit conducted in accordance with generally accepted auditing standards as at such date, and which opinion shall be an unqualified opinion;

              (h) to the Lenders, as soon as practicable, and in any event prior to the commencement of each Fiscal Year, a budget by month for that Fiscal Year, INCLUDING, in each case, projected consolidated balance sheets, statements of income and statements of cash flow of the Company and its Subsidiaries, all in reasonable detail;

              (i) to the Administrative Agent, promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of the Company generally and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934;

              (j) to the Administrative Agent, promptly after request therefor, copies of any other specific report or other document that was filed by the Company or any of its Restricted Subsidiaries with any Governmental Agency,

              (k) to the Administrative Agent, promptly after request therefor, a copy of the Form 5500 series report of each Pension Plan maintained by the Company or any of its Subsidiaries as filed with the Internal Revenue Service for each Fiscal Year;

              (l) to the Administrative Agent, promptly upon a Senior Officer of the Company or any Borrower becoming aware, and in any event within ten Business Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) (other than a reportable event that is not subject to the provision for 30-day notice to the PBGC) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or (iii) Termination Event in connection with any Pension Plan or any trust created thereunder, written notice specifying the nature thereof and specifying what action the Company or any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service or any other Governmental Agency with respect thereto;

              (m) to the Administrative Agent, as soon as practicable, and in any event within two Business Days after a Senior Officer of the Company or any Borrower becomes aware of the existence of any condition or event which constitutes a Default, written notice specifying the nature and period of existence thereof and specifying what action the Company or any of its Subsidiaries are taking or propose to take with respect thereto;

              (n) to the Administrative Agent, within two Business Days of a Senior Officer of the Company or any Borrower becoming aware that (i) any Person commenced a legal proceeding with respect to a claim against the Company or any of its Restricted Subsidiaries that is $3,000,000 or more in excess of the amount thereof that is fully covered by insurance (subject to applicable deductibles and retentions), (ii) any creditor or lessor under a written credit agreement with respect to Indebtedness in excess of $3,000,000 or lease involving unpaid rent in excess of $1,500,000 has asserted a default thereunder on the part of the Company or any of its Restricted Subsidiaries, (iii) any Person commenced a legal proceeding with respect to a claim against the Company or any of its Restricted Subsidiaries in excess of $3,000,000 under a contract that is not a credit agreement or a lease, (iv) any labor union has notified the Company or its Restricted of its intent to strike the Company or any of its Restricted Subsidiaries on a date certain, which strike could reasonably be expected to have a Material Adverse Effect, or (v) any other event or circumstance occurs or exists (other than matters of a general economic nature) that would constitute a Material Adverse Effect, in each case a written notice describing the pertinent facts relating thereto and what action the Company or any of its Subsidiaries are taking or propose to take with respect thereto;

              (o) as promptly as practicable, and in any event not later than 10 days following the date upon which the Company becomes aware that any Change of Control Event is reasonably likely to occur, notice thereof and a written description of the manner in which such Change of Control Event is likely to occur; and

              (p) such other data and information as from time to time may be reasonably requested by the Administrative Agent.

         8.2 COMPLIANCE CERTIFICATES. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, the Company and the Borrowers shall deliver to the Administrative Agent, at the Company's sole expense, concurrently with the financial statements required pursuant to Section 8.1(a) at the end of a Fiscal Quarter in each Fiscal Year, a Compliance Certificate signed by a Senior Officer of the Company and each Borrower.

         8.3 BORROWING BASE CERTIFICATES. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, the Borrowers shall deliver periodic Borrowing Base Certificates to the Administrative Agent on a monthly basis, together with a summary accounts receivable aging and other information reasonably requested by the Administrative Agent, not later than the 15th day following the end of each calendar month, at their sole expense. Each Borrowing Base Certificate shall set forth the Domestic Borrowing Bases and the UK Borrowing Base as of the last business day of the preceding calendar month. In the event that the sum of Average Availability for any calendar month is less than $20,000,000 then, upon the request of the Administrative Agent, Borrower shall thereafter submit weekly Borrowing Base Certificates not later than 10:30 a.m. New York time on the second Business Day of each week, setting forth calculations of the Domestic Borrowing Bases and the UK Borrowing Base as of the close of business on the last Business Day of the immediately preceding week, PROVIDED that Borrowers' obligations to deliver weekly Borrowing Base Certificates as aforesaid shall terminate when the sum of Average Domestic Availability PLUS Average UK Availability again exceeds $20,000,000 for a full calendar month period.

                                      ARTICLE IX
                                      CONDITIONS

         9.1 INITIAL ADVANCES. The effectiveness of the Agreement and the obligations of each Lender hereunder are subject to the following conditions precedent:

              (a) The Administrative Agent shall have received all of the following, each of which shall be an original unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                   (i) executed counterparts of the Agreement, sufficient in number for distribution to the Lenders and the Company;

                   (ii) Domestic Notes executed by the Domestic Borrowers in favor of each Lender in an amount each to that Lender's Pro Rata Share of the Domestic Commitment;

                  (iii) the Guaranties executed by the Company and each Active Subsidiary, other than LEP UK;

                   (iv) with respect to the Company and each Active Subsidiary of the Company, such documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing thereof , its qualification to engage in business in each jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, INCLUDING, without limitation, certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, partnership agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                   (v) the Pledge and Security Agreements executed by the Company and each Active Subsidiary, other than LEP UK, LEP Canada, and LIWDE, together with the original stock certificates evidencing the stock pledged pursuant thereto and undated stock powers duly executed in blank in connection therewith and executed originals of each note pledged pursuant thereto, the delivery of which is required hereunder (each of which has been duly indorsed to the Administrative Agent);

                   (vi) the Canadian Security Documents executed by LEP Canada;

                  (vii) Drop-Down Notes executed by each Restricted Subsidiary of the Company;

                 (viii) the Drop-Down Note Pledge and Security Agreements, executed by each of the Active Subsidiaries, other than the Borrowers and LEP Canada, and the Drop-Down Note Subordination Agreement executed by all parties thereto;

                   (ix) Uniform Commercial Code or Personal Property Security Act financing statements, registrations or filing copies of any of the Loan Documents, or notices thereof, as applicable, in form and substance acceptable to the Administrative Agent and acceptable for recording with the appropriate Governmental Agency;

                   (x) the Opinions of Counsel (other than that of Freshfields);

                   (xi) such documentation with respect to the Concentration Accounts, the Depositary Accounts, the Blocked Accounts and the Lockbox Accounts (other than with respect to the deposit accounts and accounts receivable of LEP UK) existing as of the Closing Date as may reasonably be requested by Administrative Agent;

                  (xii) a Certificate of a Responsible Official signed by a Senior Officer of the Company and each Domestic Borrower certifying that the conditions specified in Sections 9.1(c), 9.1(d), 9.1(e) and 9.1(f) of the Agreement have been satisfied;

                 (xiii) a Certificate of a Responsible Official of the Company and each Domestic Borrower signed by a Senior Officer thereof, certifying as to the Solvency of the Company, the Domestic Borrowers and their Restricted Subsidiaries as of the Closing Date;

                  (xiv) a completed Borrowing Base Certificate:

                   (xv) the payment of all fees and expenses of the Administrative Agent required hereby or pursuant to the terms of the Fee Letter; and

                  (xvi) a Certificate of a Responsible Official, signed by a Senior Officer of the Company, attaching correct copies of each of the LIW Acquisition Documents and the Indenture governing the Senior Notes.

              (b) the Prior Agent shall have delivered all of the Pledged Collateral in its possession to the Administrative Agent, and shall have executed all assignments of financing statements, Personal Property Security Act filings and other instruments of assignment with respect to the Liens granted pursuant to the Existing Loan Agreement in favor of the Administrative Agent as the Administrative Agent shall have requested, PROVIDED that promptly following the Closing Date the Administrative Agent shall execute and deliver termination statements and partial releases of any and all such filings except those which relate to the Pledged Collateral.

              (c) As of the Closing Date, the representations and warranties contained in Article V of this Agreement shall be true and correct.

              (d) As of the Closing Date, the Company and its Subsidiaries and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing.

              (e) No material adverse change in the property, operations, business prospects, profits or financial condition of (i) the Company and its Subsidiaries since December 31, 1996 or (ii) LIW and its Subsidiaries since December 31, 1996.

              (f) The Company shall have received the proceeds of the Senior Notes, and the terms of the instruments, documents and agreements governing the Senior Notes shall be acceptable to the Administrative Agent in its sole discretion.

         9.2  CONDITIONS TO AVAILABILITY OF THE UK COMMITMENT.   In addition to
the conditions set forth in Section 9.1, the obligations of the Creditors to make UK Loans and issue UK Letters of Credit are also subject to the following conditions precedent:

              (a) The Administrative Agent shall have received all of the following, each of which shall be an original unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the date of the first extension of credit under the UK Commitment or another date satisfactory to the Administrative Agent and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                   (i) the UK Note executed by LEP UK in favor of ING UK in the principal amount of $30,000,000;

                   (ii) the Participation Agreement executed by each Lender in favor of the Administrative Agent and ING UK;

                  (iii) the UK Security Documents, together with any instruments, documents and agreements reasonably requested by the Administrative Agent to establish and perfect the Lien of the Administrative Agent in the Collateral described therein;

                   (iv) a Certificate of a Responsible Official of LEP UK signed by a Senior Officer thereof, certifying as to the Solvency of LEP UK as of the date of such UK Loans and UK Letters of Credit; and

                   (v)  the Opinion of Freshfields.

              (b) LIWDE shall have executed its Pledge and Security Agreement and shall have pledged 66 % of the capital stock of LIW owned by it to the Administrative Agent pursuant to the Pledge and Security Agreement to which LIWDE is a party.

              (c) The Lien referred to in Section 7.11(k) and the Indebtedness referred to in Section 7.12(k) shall have been discharged.

         9.3 ANY ADVANCE. In addition to any applicable conditions precedent set forth elsewhere in this Article IX, the obligation of each Lender to make any Advance, and the obligation of the Issuing Lender to issue any Letter of Credit, is subject to the following conditions precedent (unless the Majority Lenders, in their sole and absolute discretion, agree otherwise):

              (a) except as disclosed by the Company and approved in writing by the Majority Lenders, the representations and warranties contained in
    Article V (OTHER THAN Sections 5.5(a), 5,5(b) , 5.7 (first sentence), 5.8, 5.9, 5.12, 5.14, 5.15 and 5.19) shall be true and correct on and as of the date of the Advance or the issuance of the Letter of Credit as though made on that date;

              (b) other than matters described in Schedule 5.11 or not required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting the Company or any of its Subsidiaries or any Property of any of them before any Governmental Agency that could reasonably be expected to have a Material Adverse Effect;

              (c)  no Default or Event of Default shall then exist;

              (d) the Administrative Agent shall have timely received a Request for Loan in compliance with Article II or, in the appropriate case, a completed Request for Letter of Credit; and

              (e) the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent reasonably may require.

                                      ARTICLE X
                 EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

         10.1 EVENTS OF DEFAULT. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

              (a) The Domestic Borrowers fail to pay any principal on any of the Domestic Notes, or any portion thereof, when due; or

              (b) LEP UK fails to pay any principal on the UK Note, or any portion thereof, when due; or

              (c) The Domestic Borrowers fail to pay any interest on any of the Domestic Notes or any fee or other amount payable by the Domestic Borrowers to any of the Creditors under any Loan Document within three Business Days after the date when due; or

              (d) LEP UK fails to pay any interest on the UK Note or any other amount payable by LEP UK to any of the Creditors within three Business Days after the date when due; or

              (e) The Company or any of its Restricted Subsidiaries fails to perform or observe any of the covenants contained in Article VII (other than that contained in Section 7.18) or Section 8.l(p), or

              (f) The Company, any of its Restricted Subsidiaries or any other Party fails to perform or observe any other covenant or agreement contained in any Loan Document on its part to be performed or observed within 15 days after the giving of notice by the Administrative Agent at the request of the Majority Lenders of such Default; or

              (g) Any representation or warranty made in any Loan Document proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Administrative Agent or the Lenders, or

              (h)  The Company or any of its Restricted Subsidiaries:

                   (i) fails to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money of $5,000,000 or more, or any guaranty of present or future indebtedness for borrowed money of $5,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or

                   (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future indebtedness for borrowed money of $5,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $5,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due; or

              (i) Any event occurs which gives the holder or holders of any Subordinated Obligation in a principal amount which is in excess of $5,000,000 (or an agent or trustee on its or their behalf) the right to declare such indebtedness due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or

              (j) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Majority Lenders, is materially adverse to the interests of the Lenders; or any Party thereto denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

              (k) A judgment against the Company or its Restricted Subsidiaries is entered for the payment of money in excess of $3,000,000 and, absent procurement of a stay of execution, such judgment remains unbonded or unsatisfied for thirty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or

              (l) The Company or any of its Restricted Subsidiaries institutes or consents to any proceeding under a Debtor Relief Law relating to it or to all or any part of its Property, or its board of directors or other governing body authorizes the making of any arrangement, proposal or commencement of any such proceeding, or files a petition or answer seeking reorganization or arrangement or similar relief under any Debtor Relief Law, or files a proposal or gives notice of its intent to make a proposal under any Debtor Relief Law, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, administrator, monitor, rehabilitator or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within 30 calendar days after its issue or levy, or

              (m) The occurrence of a Termination Event with respect to any Pension Plan if the aggregate tax, penalty or other liability of the Company and its ERISA Affiliates as a result thereof exceeds $5,000,000; or the complete or partial withdrawal by the Company or any of its ERISA Affiliates from any Multiemployer Plan if the aggregate liability of the Company and its ERISA affiliates as a result thereof exceeds $5,000,000; or

              (n) If any Person commences any proceeding or otherwise does or fails to do any act or thing whereby any Pension Plan may be wound up, terminated or discontinued in whole or in part, or which may give rise to any Lien relating to any Pension Plan; or

              (o) Any determination is made by a court of competent jurisdiction that payment of principal or interest or both shall be made to the holder of any Subordinated Obligation which would not be permitted by
    Section 7.3 or that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations.

         10.2 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or the Loan Documents, or by applicable Law, or in equity, or otherwise:

              (a) Upon the occurrence, and during the continuance, of any Event of Default, other than an Event of Default described in
    Section 10.1(l) with respect to the Company or any of the Borrowers:

                   (i) the commitment to make Loans and Advances or issue Letters of Credit and all other obligations of the Creditors and all rights of the Company, the Borrowers and any other Parties under the Loan Documents shall be suspended without notice to or demand upon the Company or the Borrowers, which are expressly waived by the Company and the Borrowers, EXCEPT that the Majority Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Majority Lenders, to reinstate the Commitments and make further Loans and Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;

                   (ii) the Issuing Lender may, with the approval of the Majority Lenders, and the Issuing Lender shall, upon the direction of the Majority Lenders, demand immediate payment (a) by the Domestic Borrowers of an amount equal to the aggregate effective face amount of all outstanding Domestic Letters of Credit, and (b) by LEP UK of an amount equal to the aggregate effective base amount of all outstanding UK Letters of Credit, in each case to be held by the Issuing Lender in an interest bearing cash collateral account as Collateral hereunder; and

                  (iii) the Majority Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitment and declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by the Company and the Borrowers.

              (b)  Upon the occurrence of any Event of Default described in
    Section 10.l(l) with respect to the Company or any of the Borrowers:

                   (i) the commitment to make Loans and Advances or issue Letters of Credit and all other obligations of the Creditors and all rights of the Company and the Borrowers and any other Parties under the Loan Documents shall terminate without notice to or demand upon the Company or the Borrowers, which are expressly waived by the Company and the Borrowers, EXCEPT that all the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitments and make further Loans and Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;

                   (ii) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Lender without notice to or demand upon the Borrowers, and such amount shall automatically be deemed to have been paid to the Issuing Lender under such Letters of Credit to be held by the Issuing Lender in an interest bearing cash collateral account as Collateral hereunder; and

                  (iii) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by the Company and each Borrower.

              (c) Upon the occurrence of any Event of Default, the Administrative Agent shall, upon the direction of the Majority Lenders, without notice to (EXCEPT as expressly provided for in any Loan Document) or demand upon the Company or the Borrowers, which are expressly waived by the Company and the Borrowers (EXCEPT as to notices expressly provided for in any Loan Document), proceed in accordance with applicable Laws (but only with the consent of the Majority Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents (including the Collateral Documents) against the Company, the Borrowers (but in the case of LEP UK, only as to the obligations under the UK Commitment), the Restricted Subsidiaries and any other Party and such other rights and remedies as are provided by Law or equity. ING UK shall follow the instructions of the Administrative Agent, given in accordance with this Section, with respect to the obligations under the UK Commitment.

              (d) The Administrative Agent shall not have the right, in its sole discretion, to determine which rights, Liens or remedies it shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Lenders' rights hereunder; and any moneys, deposits, receivables, balances or other property which may come into any Lender's or the Administrative Agent's possession at any time or in any manner, may be retained by such Lender or the Administrative Agent and applied to any of the Obligations as provided under any of the Loan Documents or as provided under applicable law.

              (e) The order and manner in which the Lenders' rights and remedies are to be exercised shall be determined by the Majority Lenders in their sole discretion, and all payments received by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including attorneys' fees and disbursements payable pursuant to Section 12.3) of the Administrative Agent, acting as Administrative Agent, of ING UK and of the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Notwithstanding the foregoing, the proceeds of any Collateral provided by LEP UK and its Subsidiaries shall be applied solely to the Obligations under the UK Commitment. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Administrative Agent, acting as the Administrative Agent, ING UK, and the Lenders, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent, ING UK or the Lenders under the Loan Documents. Notwithstanding the foregoing, the proceeds of any Collateral provided by LEP Canada shall be applied FIRST, to the costs and expenses of the Administrative Agent, SECOND, to the principal amount of Obligations then owing to the Administrative Agent, ING UK or the Lenders under the Loan Documents and THIRD, to the payment of accrued and unpaid interest due under any of the Loan Documents and to all other amounts then owing to the Administrative Agent, ING UK and the Lenders under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at law or in equity.

                                      ARTICLE XI
                               THE ADMINISTRATIVE AGENT


         11.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints ING Capital as successor Administrative Agent to the Prior Agent, and authorizes ING Capital, as the Administrative Agent, to take such action as agent on that Lender's behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental thereto, as determined by the Administrative Agent. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, EXCEPT as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall each take such action and exercise such powers only in an administrative and ministerial capacity. The Administrative Agent is a representative of the Lenders only and assumes no agency, trust, fiduciary or other special relationship with any other party hereto, express or implied.

         11.2 AGENT AND AFFILIATES. ING Capital (and each successor Administrative Agent has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent. The term "Lender" or "Lenders" includes ING Capital in its individual capacity. ING Capital (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company, any Subsidiary thereof, or any Affiliate of the Company or any Subsidiary thereof, as if it were not the Administrative Agent, and without any duty to account therefor to the Lenders. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

         11.3 PROPORTIONATE INTEREST OF THE LENDERS IN ANY COLLATERAL. The Administrative Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Lenders' rights to reimbursement for their costs and expenses hereunder (INCLUDING attorneys' fees and disbursements and other professional services) and subject to the application of payments in accordance with Section 10.2(d), each Lender shall have an interest in any collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders.

         11.4 LENDERS' CREDIT DECISIONS. Each Lender agrees that it has, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or any other Lender, and instead in reliance upon information supplied to it by or on behalf of the Company and its Subsidiaries and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or any other Lender, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

         11.5 ACTION BY ADMINISTRATIVE AGENT.

              (a) The Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent has received notice from the Company or a Borrower stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

              (b) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

              (c) Except for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to exercise its discretion to act or not act, EXCEPT that the Administrative Agent shall be required to act or not act upon the instructions of the Majority Lenders (or of all the Lenders, to the extent required by Section 12.2) and those instructions shall be binding upon the Administrative Agent and all the Lenders, PROVIDED that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent in substantial risk of liability to the Administrative Agent.

              (d) If the Administrative Agent has received a notice specified in Section 11.5(a), the recipient of such notice shall immediately give notice thereof to the Lenders and shall act or not act upon the instructions of the Majority Lenders (or of all the Lenders, to the extent required by Section 12.2), PROVIDED that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in a substantial risk of liability to the Administrative Agent.

              (e) The Administrative Agent shall not have any liability to any Lender for acting, or not acting, as instructed by the Majority Lenders (or all the Lenders, if required under Section 12.2), notwithstanding any other provision hereof.

         11.6 LIABILITY OF ADMINISTRATIVE AGENT. Neither the Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, EXCEPT for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

              (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender.

              (b) May consult with legal counsel (INCLUDING internal legal counsel), accountants (INCLUDING internal accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for the Company or its Subsidiaries or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

              (c) Shall not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

              (d) EXCEPT to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by the Company or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or the Property books or records of the Company or its Subsidiaries.

              (e) Will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral.

              (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

              (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by the Company or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Lender under any Loan Document, INCLUDING, without limitation, principal, interest, commitment fees, Advances and other amounts; PROVIDED that, promptly upon discovery of such an error in computation, the Administrative Agent, the Co-Agents, the Lenders and (to the extent applicable) the Company or its Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

         11.7 INDEMNIFICATION. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify and hold the Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature, whatsoever (INCLUDING, without limitation, attorneys' fees and disbursements) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of the Borrowers to pay the indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, EXCEPT such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's ratable share of any cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (INCLUDING a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that the Company or any other Party is required by
Section 12.3 to pay that cost or expense but fails to do so upon demand.
Nothing in this Section shall entitle the Administrative Agent or the Co-Agents to recover any amount from the Lenders if and to the extent that such amount has theretofore been recovered from the Company or any of its Subsidiaries.

         11.8 SUCCESSOR ADMINISTRATIVE AGENT. If the Administrative Agent determines that for it to continue as Administrative Agent would result in a conflict of interest, or would create an unacceptable risk of significant liability of the Administrative Agent or to a third party, or would otherwise be inadvisable under prevailing standards of banking prudence, it may resign as such at any time upon prior written notice to the Company and the Lenders, to be effective upon a successor's acceptance of appointment as Administrative Agent. The Administrative Agent may also resign as such absent such a determination by it with the consent of the Company, which shall not be unreasonably withheld, to be likewise effective.

         If  the Administrative Agent so resigns,

              (a) the Majority Lenders shall appoint a successor Administrative Agent, who must be from among the Lenders and be reasonably acceptable to the Company, PROVIDED that any resigning Administrative Agent shall be entitled to appoint a successor Administrative Agent from among the Lenders, subject to acceptance of appointment by that successor Administrative Agent, if the Majority Lenders have not appointed a successor within 30 days after the date the resigning Administrative Agent gave notice of resignation;

              (b) upon a successor's acceptance of appointment as Administrative Agent the successor will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent;

              (c) upon the effectiveness of any resignation, the resigning Administrative Agent thereupon will deliver to the successor Administrative Agent, all Records and all other books and records related to its former role as Administrative Agent; and

              (d)  upon the delivery of those items specified in
    Section 11.8(c), the resigning Administrative Agent thereupon will be discharged from its duties and obligations thereafter arising under the Loan Documents other than obligations arising as a result of any action or inaction of the resigning Administrative Agent prior to the effectiveness of such resignation.

         11.9 RESIGNATION OF PRIOR AGENT; CONTINUED PROTECTION. Banque Paribas hereby resigns as Administrative Agent under the Existing Loan Agreement, with such resignation to be effective concurrently with the effectiveness of this Agreement and the appointment of ING Capital as successor Administrative Agent. The Prior Agent shall be entitled to the continued protection of Section 11.7 of the Existing Loan Agreement with respect to all actions and omissions of the Prior Agent as Administrative Agent under the Existing Loan Agreement.

        11.10 ING UK. In order to facilitate the making of UK Loans, the Administrative Agent and each Lender hereby designate ING UK as their representative and agent for the making of UK Loans, and severally agree to participate in each UK Loan in accordance with the terms of the Participation Agreement. ING UK's appointment is intended to be administrative and ministerial in nature, and (in its capacity as lender under the UK Commitment), ING UK shall be treated as the agent and representative of the Administrative Agent and shall be entitled to the indemnifications and other protections afforded hereby to the Administrative Agent, MUTATIS MUTANDIS.

        11.11 NO OBLIGATIONS OF THE COMPANY OR BORROWERS. Nothing contained in this Article XI shall be deemed to impose upon the Company or the Borrowers any obligation with respect to the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement and the Company and the Borrowers shall have no liability to the Administrative Agent or any of the Lenders with respect to any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by the Company or any of the Borrowers to the Administrative Agent or ING UK for the account of the Lenders, the Company's and the Borrowers' respective obligations to the Lenders with respect to such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent or ING UK in the manner provided by this Agreement.

                                     ARTICLE XII
                                    MISCELLANEOUS


         12.1 CUMULATIVE REMEDIES: NO WAIVER. The rights, powers, privileges and remedies of the Administrative Agent, ING UK and the Lenders provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent, ING UK or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article XI (other than Section 11.8 and 11.9) hereof are inserted for the sole benefit of the Administrative Agent, ING UK and the Lenders; the same may be waived in whole or in part, with or without terms or conditions, with respect to any Loan without prejudicing the Administrative Agent's, ING UK's or the Lenders' rights to assert them in whole or in part with respect to any other Loan.

         12.2 AMENDMENT: CONSENTS. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Company, the Borrowers or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the approval in writing of the Majority Lenders (and, in the case of amendments, modifications or supplements of or to any Loan Document to which the Company or any of its Restricted Subsidiaries is a Party, the approval in writing of that Party), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

              (a) To amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or, except as provided herein, the amount of the Commitments or of any commitment fee payable to any Lender or any other fee payable to any Lender under the Loan Documents;

              (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any commitment fee, or to extend the Maturity Date, or to release any Collateral (except as specifically provided for in any Loan Document);

              (c) To amend or modify the provisions of (but not to grant a waiver under) the definition of "Majority Lenders"; ARTICLES X OR XI; or this Section; or

              (d) To amend or modify any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

         Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all the Lenders, ING UK and the Administrative Agent. No amendment, modification, supplement, termination, waiver or consent which has a negative effect upon, or increases the obligations or liabilities of, ING UK or the Administrative Agent, may be effective without the consent of ING UK or the Administrative Agent.

         12.3 COSTS, EXPENSES AND TAXES. The Company and each Borrower shall each pay on demand the reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents, and of the Administrative Agent, ING UK and the Lenders in connection with the amendment, waiver, refinancing, restructuring, reorganization (INCLUDING a bankruptcy proposal, plan of arrangement or reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto, INCLUDING, without limitation, filing fees, recording fees, title insurance fees, appraisal fees, search fees and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel, independent public accountants and other outside experts retained by the Administrative Agent and ING UK and INCLUDING, without limitation, any costs, expenses or fees incurred or suffered by the Administrative Agent, ING UK or any Lender in connection with or during the course of any bankruptcy or insolvency proceedings or proceedings under any Debtor Relief Law of the Company, or any Subsidiary of the Company; PROVIDED that the Administrative Agent, ING UK and the Lenders shall, in connection with any such amendment, waiver, refinancing, restructuring, reorganization, enforcement or attempted enforcement of the Loan Documents be entitled to the services of only one firm of independent public accountants and shall use their best efforts to avoid duplicative efforts by legal counsel on behalf of Administrative Agent, and one or more Lenders. Without limitation on the foregoing, the

Company and each Borrower shall pay on demand the reasonable costs and expenses of the Administrative Agent in connection with semi-annual audits of the business of the Company and its Restricted Subsidiaries and the Collateral, PROVIDED THAT the cost associated with each individual auditor engaged in any such audit shall not exceed $350 per day. The Company and each Borrower each shall pay any and all documentary and other taxes (other than income or gross receipts taxes generally applicable to banks) and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Creditors from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent, ING UK or any Lender under this Section shall bear interest at the Default Rate from the thirtieth day after a demand for payment. Notwithstanding any provision of this Section to the contrary, the obligations of LEP UK under this Section shall not extend to any costs or expenses, taxes, fees or charges payable with respect to or relating to the Domestic Commitment and which do not relate to the UK Commitment.

         12.4 NATURE OF LENDERS' OBLIGATIONS. The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent, ING UK or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with the Company or any Affiliate of the Company. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several. A default by any Lender will not increase the percentage of the Commitments attributable to any other Lender.

         12.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and each Lender, notwithstanding any investigation made by the Administrative Agent or any Lender or on their behalf.

         12.6 NOTICES.  EXCEPT as otherwise expressly provided in the Loan
Documents:

              (a) All notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be telecopied (followed within 48 hours by an original of such notice, request, demand, direction or other communication delivered in via one of the other methods specified in this Section, hand-delivered or sent by reputable overnight carrier for next-day delivery, addressed to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section.

              (b) Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by telecopier, when sent, or if given by personal delivery, when delivered, or if given by reputable overnight carrier for next-day delivery, on the next Business Day following the date of delivery to such carrier.

         12.7 EXECUTION OF LOAN DOCUMENTS. Unless the Administrative Agent otherwise specifies with respect to any Loan Document and except as specifically provided in any other Loan Document, this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be when taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document (except as specifically provided in such other Loan Document) by any party hereto or thereto will no become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

         12.8 BINDING EFFECT; ASSIGNMENT.

              (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Company, the Borrowers, the Administrative Agent, each of the Lenders, and their respective successors and assigns, EXCEPT that the Company, the Borrowers and their respective Affiliates may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Each Lender shall have the right to sell or transfer any participation interest in this Agreement, its Notes and its Pro Rata Share in accordance with the provisions of this Section. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of its Notes must be within the control of such Lender).

              (b) Any Lender may assign all or any portion of its Pro Rata Share to a bank or other financial institution reasonably acceptable to the Administrative Agent and the Borrowers; PROVIDED that

                    (i) such assignment shall be evidenced by a Commitment Assignment and Acceptance;

                   (ii) such assignment (except to an assignee which is then a Lender) shall be in a minimum amount of $10,000,000 and in integral multiples of $1,000,000 thereafter, and shall be in a proportionate share of both Commitments;


                  (iii) such assignee has a minimum net worth of $200,000,000;

                   (iv) the Administrative Agent consents to such assignment and has received the payment of an assignment fee from such assignee (for its sole account) of $3500; and

                    (v) unless an Event of Default has occurred and remains continuing, the Company consents to such assignment (such consent not to be unreasonably withheld).

              Upon the execution and delivery of the Commitment Assignment and Acceptance, each assignee financial institution named therein shall be a Lender for all purposes of this Agreement, with the respective Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its Obligations under this Agreement. Each Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to the Borrowers of its Notes) to each such assignee financial institution Note evidencing that assignee's Pro Rata Share of the Commitments and to the assigning Lender, Notes evidencing the remaining such Pro Rata Share retained by the assigning Lender. Upon request by any such assignee financial institution, the Company shall also provide to that assignee financial institution such original or conformed copies of documents described in Section 9.1(a) as may be requested by that assignee financial institution, and shall execute and deliver such instruments, documents and confirmations, including for the purposes of protecting and preserving in favor of such assignee, any of the Liens of the Administrative Agent and Lenders as may be requested.

              (c) In the event that the Administrative Agent elects to assign any portion of its Pro Rata Share which results in its Pro Rata Share being less than $15,000,000 after giving effect to such assignment, it will use its best reasonable efforts to assign its remaining Pro Rata Share within a reasonable period of time. Upon the assignment of all of its Pro Rata Share, the Administrative Agent will resign as Administrative Agent.

              (d) By executing and delivering a Commitment Assignment and Acceptance, the assignee financial institution thereunder acknowledges and agrees that:

                    (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of an adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document;

                   (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Restricted Subsidiaries or the performance by the Company or the Borrowers of the Obligations;

                  (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance;

                   (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                   (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by Article XI; and

                  (vi) it will perform in accordance with their terms all of the Obligations which by the terms of this Agreement are required to be performed by it as a Lender.

              (e) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Commitment Assignment and Acceptance delivered to it and a register for recordation of the names and addresses of the Lenders and their respective Pro Rata Shares. The entries in such register shall be conclusive, in the absence of manifest error, and the Company, the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the register as a Lender hereunder for all purposes of this Agreement. Promptly following any entry in the register, the Administrative Agent shall provide to the Company, the Borrowers and the Lenders a revised listing of each Lender's Pro Rata Share giving effect thereto.

              (f) Each Lender may from time to time without the consent of the Company, the Borrowers or the Administrative Agent grant participations to one or more banks or other financial institutions in a portion of its Pro Rata Share; PROVIDED, HOWEVER, that

                    (i) such Lender's obligations under this Agreement and each of the other Loan Documents shall remain unchanged,

                   (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

                  (iii) the Company, the Borrowers, and the Creditors shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and

                   (iv) the consent of the holder of such participation interest shall not be required for amendments of waivers of provisions of the Loan Documents other than those that

                        (A) increase the monetary amount of the Commitments such that the participation interest would also increase,

                        (B) extend any maturity date or any other date upon which any payment of money is due to the Lenders,

                        (C) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Lenders in which such participant has a participating interest or

                        (D)  release all or substantially all of the
              Collateral, except as otherwise permitted under the Loan
              Documents.

                   (v) such participation interest shall be in a minimum amount of $5,000,000.

              (g) Each Lender which hereafter becomes a party to this Agreement by means of the execution of a Commitment Assignment and Acceptance acknowledges receipt of a copy of the Participation Agreement, shall be deemed to have become a party to the Participation Agreement by means of its Commitment Assignment and Acceptance, and shall be deemed to have a risk participation in the UK Loans and the UK Letters of Credit in accordance with its Pro Rata Share in accordance therewith.

         12.9 LIEN ON DEPOSITS AND PROPERTY IN POSSESSION OF ANY LENDER. As security for the prompt payment and performance of all Obligations, each Borrower hereby grants to the Administrative Agent, ING UK and the Lenders and each of them a Lien on and a security interest in all its right, title, and interest in and to any and all deposit accounts now or hereafter maintained with the Administrative Agent, ING UK or any Lender and in and to any and all of its Property and the proceeds thereof now or hereafter in the possession of the Administrative Agent, ING UK or any Lender. The preceding sentence shall not be construed as a grant of a Lien by LEP UK to secure any portion of the Domestic Commitment. If an Event of Default has occurred and is continuing and has resulted in the taking of the actions contemplated in Section 10.2(a)(iii) or 10.2(b), the Administrative Agent, ING UK or any Lender (but only with the consent of the Majority Lenders) may, to the extent permitted by applicable Laws, exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and apply any funds in any deposit account maintained with it by Borrower and any Property of the Borrower in its possession against the Obligations.

         12.10 SHARING OF SETOFFS. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against the Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then:

              (a) The Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed, prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained with respect to the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; PROVIDED that, if all or any portion of a disproportionate payment obtained, as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by the Borrowers or any Person claiming through or succeeding to the rights of the Borrowers the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

         12.11 INDEMNITY. The Company and each Borrower agrees to indemnify, save and hold harmless each Creditor and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively, the "INDEMNITEES") from and against:

              (a) Any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than another Creditor) if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such Person asserts or may assert against the Company, the Borrowers, any Affiliate thereof or any officer, director or shareholder of the Company, the Borrowers or their Affiliates;

              (b) Any and all claims, demands, actions or causes of action if the claim, demand, action or cause of action arises out of or relates to the Commitments, the use or contemplated use of proceeds of any Loan or Letter of Credit, or the relationship of the Company, the Borrowers and the Lenders under this Agreement;

              (c) Any and all claims, demands, actions or causes of action if the claim, demand, action or cause of action arises out of or relates to any failure of the Company or any of its Subsidiaries to comply with any tax Law, including without limitation, any failure to pay or remit any withholding taxes;

              (d) Any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clauses (a), (b) or (c) above; and

              (e) Any and all liabilities, losses, costs or expenses (INCLUDING reasonable attorneys' fees and disbursements and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action;

PROVIDED that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify the Borrowers, but the failure to so promptly notify the Borrowers shall not affect the Borrowers' obligations under this Section unless such failure materially prejudices the Borrowers' right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Each Indemnitee may, and if requested by the Borrowers in writing shall, in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action with counsel selected by such Indemnitee and reasonably acceptable to the Borrowers, and shall permit the Borrowers to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which the Borrowers may be liable for payment of indemnity hereunder shall give the Borrowers written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrowers' prior consent, which consent shall not unreasonably be withheld. In connection with any claim, demand, action or cause of action covered by this Section against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel selected by the Indemnitees and reasonably acceptable to the Borrowers; PROVIDED, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to the Borrowers.

Any obligation or liability of the Company and the Borrowers to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders; PROVIDED, however, that such obligations or liabilities shall not, from and after the date on which the Notes are fully paid and the Commitments terminated, be deemed Obligations for any purpose under the Loan Documents.

         12.12 NONLIABILITY OF THE LENDERS. The Company and each Borrower acknowledges and agrees that:

              (a) Any inspections of any Property of the Company and its Subsidiaries made by or through the Administrative Agent or the Lenders are for purposes of administration of the Loan Documents only and the Company and its Subsidiaries are not entitled to rely upon the same;

              (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Lenders pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Lenders;

              (c) The relationship between the Company, Borrowers and the Creditors is, and shall at all times remain, solely that of borrowers and lenders; and no Creditor shall under any circumstances be construed to be partners or joint venturers of the Company or its Affiliates; no Creditor shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Company or its Affiliates, or to owe any fiduciary duty to the Company or its Affiliates; no Creditor undertakes or assumes any responsibility or duty to the Company or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform the Company or its Affiliates of any matter in connection with their Property or the operations of the Company or its Affiliates; the Company and its Affiliates shall rely entirely upon their own judgment with respect to such matters and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent, ING UK or the Lenders in connection with such matters is solely for the protection of the Administrative Agent and the Lenders and neither the Company nor any other Person is entitled to rely thereon; and

              (d) No Creditor shall be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property or other loss, damage, liability or claim caused by the actions, inaction or negligence of the Company and its Affiliates and each Borrower hereby indemnities and holds each Creditor harmless from any such loss, damage, liability or claim.

         12.13 NO THIRD PARTIES BENEFITED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of the Company, the Borrowers and the Creditors in connection with the Obligations, and is made for the sole benefit of the Company, the Borrowers and the Creditors and the Creditors' respective successors and assigns. EXCEPT as provided in Sections 12.8 and 12.11, no other person shall have any rights of any nature hereunder or by reason hereof.

         12.14 CONFIDENTIALITY. Each Creditor agrees to hold any confidential information that it may receive from the Company and its Restricted Subsidiaries pursuant to this Agreement in confidence, EXCEPT for disclosure;

              (a)  to other Creditors;

              (b) to legal counsel, accountants and other professional advisors to the Company and its Subsidiaries or any Creditor;

              (c) to regulatory officials having jurisdiction over the Creditors;

              (d) as required by Law or legal process (PROVIDED that in the event any Creditor is so required to disclose any such confidential information, that Creditor shall endeavor promptly to notify the Borrowers, so that the Borrowers may seek a protective order or other appropriate remedy) or in connection with any legal proceeding to which any Creditor or the Borrowers are adverse parties;

              (e) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that

    Creditor's interests hereunder or a participation interest in its Notes, provided that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Section and

              (f) to prospective purchasers of any Collateral (OTHER than competitors of the Company or its Subsidiaries unless all the Indebtedness evidenced by the Notes is then due and payable) in connection with any disposition thereof, PROVIDED that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Section.

         For purposes of the foregoing, "confidential information" shall mean all information respecting the Company or its Subsidiaries, OTHER THAN

              (g) information previously filed with any Governmental Agency and available to the public,

              (h) information previously published in any public medium from a source other than, directly or indirectly, that Creditor and

              (i) information previously disclosed by the Company or any of its Subsidiaries to any Person not associated with the Company without a written confidentiality agreement.

         Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of any Creditor to the Company or its Subsidiaries.

         12.15 HAZARDOUS MATERIALS INDEMNITY. The Company and each Borrower hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) each of the Creditors and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and expenses to the extent that the defense of any such action has not been assumed by the Company and the Borrowers), arising directly or indirectly, in whole or in part, out of the presence on or under any owned or leased real property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any real property owned or leased by the Company or any of its Restricted Subsidiaries and any activity carried on OR undertaken on or off such owned or leased real property by the Company or any of its Subsidiaries or any of their respective predecessors in title, whether prior to or during the term of this Agreement, and whether-by the Company, its Restricted Subsidiaries or any predecessor in title or any employees, agents, contractors or subcontractors of the Company, its Restricted Subsidiaries or any predecessor in title, or any third persons at any time occupying or present on any owned or leased real property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials.
The foregoing indemnity shall further apply to any residual contamination on or under such owned or leased real property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on such real property, the presence of which is caused by any Creditor (or their respective agents, employees, or consultants) or activities (other than environmental assessment or response actions) carried on or undertaken by any Creditor, in each case subsequent to their entry into such owned or leased real property pursuant to an exercise of remedies hereunder. The Company and each Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of the Company and the Borrowers under this Section shall be unlimited personal corporate obligations of the Company and the Borrowers and shall not be secured by any deed of trust or mortgage on such real property. The Company and each Borrower acknowledges that the Lenders' appraisal of such real property is such that the Lenders are not willing to accept the consequences of inclusion of the Obligations under this Section among the Obligations secured by any deed of trust or mortgage and that the Lenders would not enter into this Agreement and the transactions contemplated hereby but for the personal corporate liability undertaken by the Company and the Borrowers for such Obligations. The Company and each Borrower acknowledges and agrees, for purposes of this Section 12.15, that the phrase "owned or leased real property" includes, without limitation, any real property which is considered to, be in its or any Subsidiary's charge, management or control or otherwise for which the Company or any of its Subsidiaries may be liable or responsible under any Hazardous Materials Law.

         12.16 FURTHER ASSURANCES. The Company and its Subsidiaries shall, at their expense and without expense to the Creditors, do, execute and deliver such further acts and documents as any Creditor from time to time reasonably requires for the assuring and confirming unto the Creditors of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

         12.17 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; PROVIDED that the inclusion of supplemental rights or remedies in favor of the Creditors in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint, participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.


         12.18 GOVERNING LAW. EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED THEREIN, EACH LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         12.19 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         12.20 INDEPENDENT REPRESENTATIONS, WARRANTIES, AND COVENANTS. Each representation, warranty, and covenant in ARTICLES V, VI, VII and VIII is independent of the other representations, warranties, land covenants in those Articles; the breach of any such representation, warranty, or covenant shall not be excused by the fact that the circumstances underlying such breach would be permitted by another such representation, warranty or covenant.

         12.21 HEADINGS. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

         12.22  TIME OF THE ESSENCE.  Time is of the essence in the Loan
Documents.

         12.23 SUBMISSION TO JURISDICTION. Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and with respect to its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Company and each Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to that Person at its address set forth opposite its signature below. The Company and each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Creditors or any other Person to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or any Borrowers in any other jurisdiction.

         12.24 PURPORTED ORAL AMENDMENTS. THE COMPANY, EACH BORROWER AND THE CREDITORS EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION
12.2. EACH BORROWER AND EACH CREDITOR AGREES THAT THEY WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE COMPANY, THE BORROWERS OR ANY CREDITOR THAT DOES NOT COMPLY WITH SECTION 12.2 TO EFFECT AN AMENDMENT,

MODIFICATION, WAIVER OR SUPPLEMENT TO THE AGREEMENT OF THE OTHER LOAN DOCUMENTS.

         12.25 REPLACEMENT OF A LENDER. Each Lender agrees that if requested by the Borrowers, it will assign its Pro Rata Share to a willing lender designated by the Borrowers, and reasonably acceptable to the Administrative Agent, if, within 90 days of such request, that Lender has claimed material compensation pursuant to Section 3.5 (but only if the impositions referred to therein are not imposed generally on commercial banks) or if, within 90 days of such request, the Borrowers have become obligated for any material amount with respect to that Lender pursuant to Section 3.8(d) or such Lender is unable to make or maintain Eurodollar Loans.

         12.26 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY TRIAL COURT WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         12.27 JUDGEMENT CURRENCY. If, for the purposes of obtaining judgement in any court or obtaining an order enforcing a judgement, it becomes necessary to convert any amount due under this Agreement in Dollars or in any other currency (hereinafter referred to in this Section as the "First Currency") into any other currency (hereinafter referred to in this Section as the "Second Currency"), then the conversion shall be made at the Administrative Agent's spot rate of exchange for buying the First Currency with the Second Currency prevailing at the Administrative Agent's close of business on the Business Day next preceding the day on which the judgement is given or (as the case may be) the order is made. In the event that there is a difference between the rate of exchange on the basis of which the amount of such judgement order is determined and the rate of exchange prevailing on the date of payment, then the rate of exchange prevailing on the date of payment shall govern the amount owing hereunder, and each Borrower hereby agrees to pays such additional amount as may be necessary to ensure that the amount paid on such date in the Second Currency is the amount in said such Second Currency which, when converted at the Administrative Agent's spot rate of exchange for buying the First Currency with the Second Currency prevailing at the Administrative Agent's opening of business on the date of payment, as the amount which was due under this Agreement in the First Currency before such judgement was obtained or made. Any amount due from the Borrowers to the Lenders under the second sentence of this Section will be due as separate debt of the Company to the Lenders and shall not be affected by judgement or order being obtained for any other sum due under or in respect of this Agreement. The covenant contained in this Section shall survive the payment in full of all of the other Obligations.

         12.28  JOINT AND SEVERAL NATURE OF THE DOMESTIC OBLIGATIONS - SEVERAL
NATURE OF THE UK OBLIGATIONS.   (a)  Notwithstanding the making of any Loan or
the provision of any Letter of Credit for the account of any Domestic Borrower, each Domestic Borrower acknowledges and agrees that the Obligations of the Domestic Borrowers for each Loan and Letter of Credit under the Domestic Commitment are joint and several. Each Domestic Borrower shall be fully liable for any and all Loans made and Letters of Credit issued to the other Domestic Borrowers as a primary obligor, and not merely as a surety.

         (b) Notwithstanding any other provision of the Loan Documents to the contrary, the Obligations of LEP UK are limited to the repayment, in full and in cash, of the Obligations under the UK Commitment, and LEP UK shall have no obligation with respect to or liability for, any Obligation, whether for principal, interest, commitment fees, other fees, expenses or otherwise, to the extent that the same arises under the Domestic Commitment. The provision of the Domestic Commitment and the UK

Commitment in a single Loan Agreement is for the convenience of the parties only, and shall not infer that the obligations of LEP UK (as borrower under the UK Commitment) on the one hand, and the Domestic Borrowers (as joint and several borrowers under the Domestic Commitment) on the other hand, are joint and several as to the two Commitments.

         (c) In furtherance of the provisions of this Section, each of the Company and each of the Domestic Borrowers agrees to the Joint Borrower Provisions attached hereto as Exhibit H and incorporated herein by this reference.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


BORROWER:

INTERNATIONAL LOGISTICS LIMITED

By: /s/ TERRY CLARKE
   --------------------------------
Terry Clarke, Treasurer

Address:
330 S. Mannheim Road
Hillside, IL 60162
Telecopy: _________________________
Telephone: ________________________

THE BEKINS COMPANY

By: /s/ TERRY CLARKE
   --------------------------------
Terry Clarke, Assistant Treasurer

Address:
330 S. Mannheim Road
Hillside, IL 60162
Telecopy: _________________________
Telephone: ________________________

MATRIX INTERNATIONAL LOGISTICS, INC.

By: /s/ TERRY CLARKE
   --------------------------------
Terry Clarke, Assistant Treasurer

Address:
200 Connecticut Avenue
Norwalk, Connecticut  06859
Telecopy: _________________________
Telephone: ________________________

ILLCAN, INC.


By: /s/ TERRY CLARKE
   --------------------------------
Terry Clarke, Assistant Treasurer

Address:
330 S. Mannheim Road
Hillside, IL 60162
Telecopy: _________________________
Telephone: ________________________

ILLSCOT, INC.


By: /s/ TERRY CLARKE
   --------------------------------
Terry Clarke, Assistant Treasurer

Address:
330 S. Mannheim Road
Hillside, IL 60162
Telecopy: _________________________
Telephone: ________________________

LEP PROFIT INTERNATIONAL, INC.

By: /s/ TERRY CLARKE
   --------------------------------
Terry Clarke, Assistant Treasurer

Address:
1950 Spectrum Circle
Marietta, Georgia 30067
Telecopy: _________________________
Telephone: ________________________

LEP  INTERNATIONAL LIMITED

By: /s/ TERRY CLARKE
   --------------------------------
Terry Clarke, Assistant Treasurer

Address:
______________________________
______________________________
Telecopy: _________________________
Telephone: ________________________


LENDERS:

ING (U.S.) CAPITAL CORPORATION,
individually and as Administrative Agent

By: /s/ MICHAEL W. ADLER
   --------------------------------
Michael W. Adler, Senior Vice President

Address: 333 South Grand Avenue, Suite 4200
    Los Angeles, California 90071
    Attn.: Michael W. Adler
    Senior Vice President
Telecopy:     (213) 346-3991
Telephone:    (213) 346-3900

ING BANK, N.V. (London Branch),
as primary lender under the UK Commitment but not as a "Lender"

By:______________________________
Richard Kirby, Director - Banking

By: ______________________________
N.J. Marchant
Manager, Lending Risk Management

Address for notices:
James  W. Rowe
Manager UK Corporate and Relationship Banking
ING - Barings
60 London Wall
London, ENGLAND EC2M 5TQ
Telephone:    011-44171-767-5932
Telecopier:   011-44171-767-7323